                                                                     Exhibit 4.2
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                           LOAN AND SECURITY AGREEMENT

                                  by and among

                             NUMATICS, INCORPORATED

                                       and

              EACH OF ITS SUBSIDIARIES THAT ARE SIGNATORIES HERETO

                                  as Borrowers,

                    THE LENDERS THAT ARE SIGNATORIES HERETO,

                                   as Lenders,

                                       and

                          FOOTHILL CAPITAL CORPORATION,

                      as Arranger and Administrative Agent

                           Dated as of January 6, 2003

================================================================================

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                                TABLE OF CONTENTS

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1.       DEFINITIONS AND CONSTRUCTION ...................................................   1

   1.1   Definitions ....................................................................   1
   1.2   Accounting Terms ...............................................................  37
   1.3   Code ...........................................................................  37
   1.4   Construction ...................................................................  37
   1.5   Schedules and Exhibits .........................................................  38
   1.6   Currency .......................................................................  38

2.       LOAN AND TERMS OF PAYMENT ......................................................  38

   2.1   Revolver Advances ..............................................................  38
   2.2   Term Loans .....................................................................  41
   2.3   Borrowing Procedures and Settlements ...........................................  42
   2.4   Payments .......................................................................  49
   2.5   Overadvances ...................................................................  55
   2.6   Interest Rates and Letter of Credit Fee: Rates, Payments, and Calculations .....  55
   2.7   Cash Management ................................................................  58
   2.8   Crediting Payments; Float Charge ...............................................  59
   2.9   Designated Account .............................................................  60
   2.10  Maintenance of Loan Account; Statements of Obligations .........................  60
   2.11  Fees ...........................................................................  60
   2.12  Letters of Credit ..............................................................  61
   2.13  LIBOR Option ...................................................................  65
   2.14  Capital Requirements ...........................................................  67
   2.15  Joint and Several Liability of U.S. Borrowers ..................................  67
   2.16  Registered Notes ...............................................................  70
   2.17  Interest Act (Canada); Criminal Rate of Interest; Nominal Rate of Interest .....  71
   2.18  Currency; Judgment .............................................................  71

3.       CONDITIONS; TERM OF AGREEMENT ..................................................  72

   3.1   Conditions Precedent to the Initial Extension of Credit ........................  72
   3.2   Conditions Subsequent to the Initial Extension of Credit .......................  76
   3.3   Conditions Precedent to all Extensions of Credit ...............................  77
   3.4   Term ...........................................................................  78
   3.5   Effect of Termination ..........................................................  78
   3.6   Early Termination by Borrowers .................................................  79

4.       CREATION OF SECURITY INTEREST ..................................................  79

   4.1   Grant of Security Interest .....................................................  79
   4.2   Negotiable Collateral ..........................................................  79
   4.3   Collection of Accounts, General Intangibles, and Negotiable Collateral .........  80
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   4.4   Filing of Financing Statements; Commercial Tort Claims; Delivery of
             Additional Documentation Required ..........................................  80
   4.5   Power of Attorney ..............................................................  81
   4.6   Right to Inspect ...............................................................  81
   4.7   Control Agreements .............................................................  81

5.       REPRESENTATIONS AND WARRANTIES .................................................  82

   5.1   No Encumbrances ................................................................  82
   5.2   Eligible Accounts ..............................................................  82
   5.3   Eligible Inventory .............................................................  82
   5.4   Eligible Equipment .............................................................  82
   5.5   Location of Inventory and Equipment ............................................  82
   5.6   Inventory Records ..............................................................  82
   5.7   State of Incorporation; Location of Chief Executive Office; FEIN;
             Organizational ID Number; Commercial Tort Claims ...........................  83
   5.8   Due Organization and Qualification; Subsidiaries ...............................  83
   5.9   Due Authorization; No Conflict .................................................  84
   5.10  Litigation .....................................................................  85
   5.11  No Material Adverse Change .....................................................  85
   5.12  Fraudulent Transfer ............................................................  85
   5.13  Employee Benefits ..............................................................  85
   5.14  Environmental Condition ........................................................  86
   5.15  Brokerage Fees .................................................................  86
   5.16  Intellectual Property ..........................................................  86
   5.17  Leases .........................................................................  86
   5.18  DDAs ...........................................................................  86
   5.19  Complete Disclosure ............................................................  86
   5.20  Indebtedness ...................................................................  87
   5.21  Regulation U ...................................................................  87
   5.22  Permits, Etc ...................................................................  87
   5.23  Material Contracts .............................................................  87
   5.24  Employee and Labor Matters .....................................................  87
   5.25  Customers and Suppliers ........................................................  88
   5.26  Properties .....................................................................  88
   5.27  Indenture Documents ............................................................  88
   5.28  Obligations as Senior Indebtedness .............................................  88
   5.29  Filing of Statutory Payment Obligations ........................................  88
   5.30  Nature of Business .............................................................  88

6.       AFFIRMATIVE COVENANTS. .........................................................  89

   6.1   Accounting System ..............................................................  89
   6.2   Collateral Reporting ...........................................................  89
   6.3   Financial Statements, Reports, Certificates ....................................  90
   6.4   Guarantor Reports ..............................................................  94
   6.5   Return .........................................................................  94
   6.6   Maintenance of Properties ......................................................  94
   6.7   Taxes ..........................................................................  94
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   6.8   Insurance.............................................................    94
   6.9   Location of Inventory and Equipment...................................    95
   6.10  Compliance with Laws..................................................    96
   6.11  Leases................................................................    96
   6.12  Customs Brokers.......................................................    96
   6.13  Brokerage Commissions.................................................    96
   6.14  Existence.............................................................    96
   6.15  Environmental.........................................................    96
   6.16  Commercial Tort Claims; Organizational ID Number......................    97
   6.17  Other Disclosure Updates..............................................    97
   6.18  Formation of Subsidiaries.............................................    97

7.       NEGATIVE COVENANTS....................................................    97

   7.1   Indebtedness..........................................................    97
   7.2   Liens.................................................................    98
   7.3   Restrictions on Fundamental Changes...................................    98
   7.4   Disposal of Assets....................................................    99
   7.5   Change Name...........................................................    99
   7.6   Guarantee.............................................................    99
   7.7   Nature of Business....................................................    99
   7.8   Payments, Prepayments and Amendments..................................    99
   7.9   Change of Control.....................................................   100
   7.10  Consignments..........................................................   100
   7.11  Distributions.........................................................   100
   7.12  Accounting Methods....................................................   101
   7.13  Investments...........................................................   101
   7.14  Transactions with Affiliates..........................................   101
   7.15  Suspension............................................................   101
   7.16  Compensation..........................................................   101
   7.17  Use of Proceeds.......................................................   102
   7.18  Change in Location of Chief Executive Office; Inventory and Equipment
            with Bailees.......................................................   102
   7.19  Securities Accounts...................................................   102
   7.20  Financial Covenants...................................................   102

8.       EVENTS OF DEFAULT.....................................................   105


9.       THE LENDER GROUP'S RIGHTS AND REMEDIES................................   107

   9.1   Rights and Remedies...................................................   107
   9.2   Remedies Cumulative...................................................   110

10.      TAXES AND EXPENSES....................................................   110


11.      WAIVERS; INDEMNIFICATION..............................................   110

   11.1  Demand; Protest; etc..................................................   110
   11.2  The Lender Group's Liability for Collateral...........................   110
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                                     -iii-

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   11.3   Indemnification....................................................... 111

12.       NOTICES............................................................... 112

13.       CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER............................ 113

14.       ASSIGNMENTS AND PARTICIPATIONS; SUCCESSORS............................ 114

   14.1   Assignments and Participations........................................ 114
   14.2   Successors............................................................ 117

15.       AMENDMENTS; WAIVERS................................................... 117

   15.1   Amendments and Waivers................................................ 117
   15.2   Replacement of Holdout Lender......................................... 118
   15.3   No Waivers; Cumulative Remedies....................................... 119

16.       AGENT; THE LENDER GROUP............................................... 119

   16.1   Appointment and Authorization of Agent................................ 119

   16.2   Delegation of Duties.................................................. 120
   16.3   Liability of Agent.................................................... 120
   16.4   Reliance by Agent..................................................... 121
   16.5   Notice of Default or Event of Default................................. 121
   16.6   Credit Decision....................................................... 122
   16.7   Costs and Expenses; Indemnification................................... 122
   16.8   Agent in Individual Capacity.......................................... 123
   16.9   Successor Agent....................................................... 123
   16.10  Lender in Individual Capacity......................................... 123
   16.11  Withholding Taxes..................................................... 124
   16.12  Collateral Matters.................................................... 126
   16.13  Restrictions on Actions by Lenders; Sharing of Payments............... 126
   16.14  Agency for Perfection................................................. 127
   16.15  Payments by Agent to the Lenders ..................................... 127
   16.16  Concerning the Collateral and Related Loan Documents.................. 127
   16.17  Field Audits and Examination Reports; Confidentiality; Disclaimers
              by Lenders; Other Reports and Information......................... 128
   16.18  Several Obligations; No Liability..................................... 129

17.       GENERAL PROVISIONS.................................................... 129

   17.1   Effectiveness......................................................... 129
   17.2   Section Headings...................................................... 129
   17.3   Interpretation........................................................ 129
   17.4   Severability of Provisions............................................ 130
   17.5   Amendments in Writing................................................. 130
   17.6   Counterparts; Telefacsimile Execution................................. 130
   17.7   Revival and Reinstatement of Obligations.............................. 130
   17.8   Integration........................................................... 130
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  17.9   Parent as Agent for Borrowers .....................................    130
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                                       -v-

                             EXHIBITS AND SCHEDULES

Exhibit A-1        Form of Assignment and Acceptance
Exhibit C-1        Form of Compliance Certificate
Exhibit L-1        Form of LIBOR Notice

Schedule A-1       Agent's Account
Schedule C-1       Commitments
Schedule D-1       Designated Account
Schedule E-1       Eligible Equipment Locations
Schedule E-2       Eligible Inventory Locations
Schedule P-1       Permitted Liens
Schedule R-1       Real Property Collateral
Schedule 2.7(a)    Cash Management Banks
Schedule 3.1(s)    Appraised Real Property
Schedule 5.5       Locations of Inventory and Equipment
Schedule 5.7(a)    Jurisdiction of Incorporation
Schedule 5.7(b)    Chief Executive Office
Schedule 5.7(c)    FEIN; Organizational ID Number
Schedule 5.7(d)    Commercial Tort Claims
Schedule 5.8(b)    Capitalization of Loan Parties
Schedule 5.8(c)    Capitalization of Loan Parties' Subsidiaries
Schedule 5.10      Litigation
Schedule 5.13      Benefit Plans
Schedule 5.14      Environmental Matters
Schedule 5.16      Intellectual Property
Schedule 5.18      Demand Deposit Accounts
Schedule 5.20      Permitted Indebtedness
Schedule 5.23      Material Contracts
Schedule 5.24      Employee Matters
Schedule 5.26      Real Property

                           LOAN AND SECURITY AGREEMENT

              THIS LOAN AND SECURITY AGREEMENT (this "Agreement"), is entered into as of January 6, 2003, by and among, on the one hand, the lenders identified on the signature pages hereof (such lenders, together with their respective successors and assigns, are referred to hereinafter each individually as a "Lender" and collectively as the "Lenders"), FOOTHILL CAPITAL CORPORATION, a California corporation, as the arranger and administrative agent for the Lenders ("Agent"), and, on the other hand, NUMATICS, INCORPORATED, a Michigan corporation ("Parent"), each of Parent's domestic Subsidiaries identified on the signature pages hereof (such Subsidiaries, together with Parent, are referred to hereinafter each individually as a "U.S. Borrower", and individually and collectively, jointly and severally, as "U.S. Borrowers"), NUMATICS LTD., a corporation organized under the laws of Canada ("Canadian Borrower"), and NUMATICS GMBH, a corporation organized under the laws of Germany ("German Borrower" and together with the U.S. Borrowers and the Canadian Borrower, each a "Borrower" and collectively, "Borrowers").

              The parties agree as follows:

      1. DEFINITIONS AND CONSTRUCTION.

              1.1 Definitions. As used in this Agreement, the following terms shall have the following definitions:

              "Account Debtor" means any Person who is or who may become obligated under, with respect to, or on account of, an Account, chattel paper, or a General Intangible.

              "Accounts" means, as to any Person, all of such Person's now owned or hereafter acquired right, title, and interest with respect to "accounts" (as that term is defined in the Code), and any and all supporting obligations in respect thereof.

              "ACH Transactions" means any cash management or related services (including the Automated Clearing House processing of electronic funds transfers through the direct Federal Reserve Fedline system) provided by Wells Fargo or its Affiliates for the account of Administrative Borrower or its Subsidiaries.

              "Additional Documents" has the meaning set forth in Section
4.4(c).

              "Administrative Borrower" has the meaning set forth in Section
17.9.

              "Advances" means, collectively, Revolver A Advances and Revolver B Advances.

              "Affiliate" means, as applied to any Person, any other Person who, directly or indirectly, controls, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" means the possession, directly or indirectly, of the power to direct the management and policies of a Person, whether through the ownership of Stock, by contract, or otherwise; provided, however, that, for purposes of the definition of Eligible

Accounts and Section 7.14 hereof: (a) any Person which owns directly or indirectly 10% or more of the securities having ordinary voting power for the election of directors or other members of the governing body of a Person or 10% or more of the partnership or other ownership interests of a Person (other than as a limited partner of such Person) shall be deemed to control such Person; (b) each director (or comparable manager) of a Person shall be deemed to be an Affiliate of such Person; and (c) each partnership or joint venture in which a Person is a partner or joint venturer shall be deemed to be an Affiliate of such Person.

              "Agent" means Foothill, solely in its capacity as agent for the Lenders hereunder, and any successor thereto.

              "Agent Advances" has the meaning set forth in Section 2.3(e)(i).

              "Agent's Account" means the account identified on Schedule A-1.

              "Agent's Liens" means the Liens granted by the Loan Parties to Agent for the benefit of the Lender Group under this Agreement or the other Loan Documents.

              "Agent-Related Persons" means Agent together with its Affiliates, officers, directors, employees, and agents.

              "Agreement" has the meaning set forth in the preamble hereto.

              "Annualized" means, for any amount to be calculated as at the end of any fiscal quarter during the period from January 1, 2003 through December 31, 2003, the product of (a) the aggregate amount for the period from January 1, 2003 through the end of such fiscal quarter divided by the number of fiscal quarters elapsed during the period from January 1, 2003 through the end of such fiscal quarter times (b) 4.

              "Applicable Prepayment Premium" means, as of any date of determination, an amount equal to (a) during the period of time from and after the Closing Date up to the date that is the first anniversary of the Closing Date, 3% times the Total Commitment, (b) during the period of time from and including the date that is the first anniversary of the Closing Date up to the date that is the second anniversary of the Closing Date, 2% times the Total Commitment, and (c) during the period of time from and including the date that is the second anniversary of the Closing Date up to the date that is 90 days prior to the Maturity Date, 1% times the Total Commitment.

              "Appraised Real Property" has the meaning set forth in Section 3.1(s).

              "Appraised Value" means the net orderly liquidation value (net of liquidation expenses) of any Equipment or the net market value (net of liquidation expenses) of any Real Property Collateral, in each case, determined by the most recent appraisal performed by a qualified independent appraiser, in form and substance satisfactory to Agent and Lenders.

              "Assignee" has the meaning set forth in Section 14.1.

              "Assignment and Acceptance" means an Assignment and Acceptance in the form of Exhibit A-1.

              "Authorized Person" means any officer or other employee of Administrative Borrower.

              "Availability" means, collectively, Revolver A Availability and Revolver B Availability.

              "Bank Product" means any service or facility extended to Parent or its Subsidiaries by Wells Fargo or any Affiliate of Wells Fargo including: (a) credit cards, (b) credit card processing services, (c) debit cards, (d) purchase cards, (e) ACH Transactions, (f) cash management, including controlled disbursement, accounts or services, or (g) Hedge Agreements.

              "Bank Product Agreements" means those certain agreements entered into from time to time by Parent or its Subsidiaries in connection with any of the Bank Products.

              "Bank Product Obligations" means all obligations, liabilities, contingent reimbursement obligations, fees, and expenses owing by Parent or its Subsidiaries to Wells Fargo or its Affiliates pursuant to or evidenced by the Bank Product Agreements and irrespective of whether for the payment of money, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, and including all such amounts that a Borrower is obligated to reimburse to Agent or any member of the Lender Group as a result of Agent or such member of the Lender Group purchasing participations or executing indemnities or reimbursement obligations with respect to the Bank Products provided to Administrative Borrower or its Subsidiaries pursuant to the Bank Product Agreements.

              "Bank Product Reserves" means, as of any date of determination, the amount of reserves that Agent has established (based upon Wells Fargo's or its Affiliate's determination of the credit exposure in respect of then extant Bank Products) for Bank Products then provided or outstanding, provided that in order to qualify as Bank Product Reserves, such reserves must be established at the time Wells Fargo or its Affiliate provides that applicable Bank Product.

              "Bankruptcy Code" means (i) the United States Bankruptcy Code,
(ii) the Bankruptcy and Insolvency Act (Canada), (iii) the Companies' Creditors Arrangement Act (Canada), or (iv) the Insolvency Code (Germany), as applicable, or any similar legislation in a relevant jurisdiction, in each case as in effect from time to time.

              "Base LIBOR Rate" means the rate per annum, determined by Agent in accordance with its customary procedures, and utilizing such electronic or other quotation sources as it considers appropriate (rounded upwards, if necessary, to the next 1/16%), on the basis of the rates at which Dollar deposits are offered to major banks in the London interbank market on or about 11:00 a.m. (California time) 2 Business Days prior to the commencement of the applicable Interest Period, for a term and in amounts comparable to the Interest Period and amount of the LIBOR Rate Loan requested by Administrative Borrower in accordance with this Agreement, which determination shall be conclusive in the absence of manifest error.

              "Base Rate" means, the rate of interest announced from time to time within Wells Fargo at its principal office in San Francisco as its "prime rate", with the understanding that the "prime rate" is one of Wells Fargo's base rates (not necessarily the lowest of such rates) and serves as the basis upon which effective rates of interest are calculated for those loans making reference thereto and is evidenced by the recording thereof after its announcement in such internal publication or publications as Wells Fargo may designate.

              "Base Rate Loan" means each portion of an Advance or the Term Loans that bears interest at a rate determined by reference to the Base Rate.

              "Base Rate Revolver A Margin" means 1.00 percentage point.

              "Base Rate Revolver B Margin" means 1.25 percentage points.

              "Base Rate Term Loan A Margin" means 4.00 percentage points.

              "Base Rate Term Loan B Margin" means 6.00 percentage points.

              "Base Rate Term Loan C Margin" means 7.00 percentage points.

              "Benefit Plan" means a "defined benefit plan" (as defined in Section 3(35) of ERISA) or a benefit plan under Canadian Employee Benefit Laws or German Employee Benefit Laws for which any Loan Party or any Subsidiary or ERISA Affiliate of any Loan Party has been an "employer" (as defined in Section 3(5) of ERISA) or has held equivalent status under Canadian Employee Benefit Laws or German Employee Benefit Laws within the past six years.

              "Board of Directors" means the board of directors (or comparable managers) of Parent or any committee thereof duly authorized to act on behalf thereof.

              "Books" means, as to any Person, all of such Person's now owned or hereafter acquired books and records (including all of its Records indicating, summarizing, or evidencing its assets (including the Collateral) or liabilities, all of such Person's Records relating to its or their business operations or financial condition, and all of its or their goods or General Intangibles related to such information).

              "Borrower" and "Borrowers" have the respective meanings set forth in the preamble to this Agreement.

              "Borrowing" means a borrowing hereunder consisting of Advances (or term loans, in the case of the Term Loans) made on the same day by the Lenders (or Agent on behalf thereof), or by Swing Lender in the case of a Swing Loan, or by Agent in the case of an Agent Advance.

              "Borrowing Base" means, collectively, the Revolver A Borrowing Base and the Revolver B Borrowing Base.

              "Business Day" means any day that is not a Saturday, Sunday, or other day on which national banks are authorized or required to close in the State of New York, except that, if a determination of a Business Day shall relate to a LIBOR Rate Loan, the term "Business Day" also shall exclude any day on which banks are closed for dealings in Dollar deposits in the London interbank market.

              "Canadian Advances" means the Revolver A Advances made by the Lenders with a Revolver A Commitment to the Canadian Borrower from time to time pursuant to Section 2.1(a)(i)(B).

              "Canadian Borrower" has the meaning set forth in the preamble to this Agreement.

              "Canadian Commitment" means $3,500,000.

              "Canadian Employee Benefits Laws" means the Canadian Pension Plan Act (Canada), the Pension Benefit Act (Ontario), the Health Insurance Act (Ontario), the Employment Standard Act (Ontario), and any federal, provincial or local counterparts or equivalents, in each case, as amended from time to time.

              "Canadian Income Tax Act" means the Income Tax Act (Canada), R.S.C. 1985 C.1 (5th Supp), as amended.

              "Canadian Obligations" means all Revolver A Advances, debts, principal, interest (including any interest that, but for the provisions of the Bankruptcy Code, would have accrued), premiums, liabilities (including all amounts charged to the Canadian Borrower's sub account established under the Loan Account pursuant hereto), obligations, fees (excluding the fees provided for in the Fee Letter), charges, costs, Lender Group Expenses (including any fees or expenses that, but for the provisions of the Bankruptcy Code, would have accrued), lease payments, guaranties, covenants, and duties of any kind and description, in each case, owing by Canadian Borrower to the Lender Group pursuant to or evidenced by the Loan Documents and irrespective of whether for the payment of money, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, and including all interest not paid when due and all Lender Group Expenses that Canadian Borrower is required to pay or reimburse by the Loan Documents, by law, or otherwise. Any reference in this Agreement or in the Loan Documents to the Canadian Obligations shall include all amendments, changes, extensions, modifications, renewals replacements, substitutions, and supplements, thereto and thereof, as applicable, both prior and subsequent to any Insolvency Proceeding.

              "Canadian Security Documents" means, collectively, (i) the General Security Agreement made by Canadian Borrower in favor of Agent, for the benefit of the Lender Group, (ii) the Deed of Hypothec and Issue of Bonds made by Canadian Borrower in favor of Agent, for the benefit of the Lender Group, (iii) the Delivery Order made by Canadian Borrower in favor of Agent, for the benefit of the Lender Group, (iv) the 25% Demand Bond made by Canadian Borrower in favor of Agent, for the benefit of the Lender Group, and (v) the Pledge Agreement made by Canadian Borrower in favor of Agent, for the benefit of the Lender Group, in each case, in form and substance satisfactory to Agent.

              "Canadian Withholding Taxes" means withholding taxes payable by the Canadian Borrower to the CCRA pursuant to Section 212(1) of the Canadian Income Tax Act.

            "Capital Expenditures" means, with respect to Parent and its Subsidiaries for any period, the aggregate of all expenditures by Parent and its Subsidiaries during such period that in accordance with GAAP are or should be included in "property, plant and equipment" or in a similar fixed asset account on its balance sheet, whether such expenditures are paid in cash or financed and including all Capitalized Lease Obligations paid or payable during such period.

            "Capital Lease" means a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP.

            "Capitalized Lease Obligation" means any Indebtedness represented by obligations under a Capital Lease.

            "Cash Collateral Account" means an account maintained by one or more Borrowers with a bank reasonably acceptable to Agent pursuant to the terms of a Control Agreement, the form and substance of which is reasonably satisfactory to Agent.

            "Cash Equivalents" means (a) marketable direct obligations issued or unconditionally guaranteed by the government of Canada, Germany or the United States, or issued by any agency thereof and backed by the full faith and credit of Canada, Germany or the United States, as the case may be, in each case, maturing within 1 year from the date of acquisition thereof, (b) marketable direct obligations issued by any province of Canada or any state of the United States or any political subdivision of any such state or any public instrumentality thereof maturing within 1 year from the date of acquisition thereof and, at the time of acquisition, having the highest rating obtainable from either S&P or Moody's, (c) commercial paper maturing no more than 270 days from the date of acquisition thereof and, at the time of acquisition, having a rating of A-1 or P-1, or better, from S&P or Moody's, and (d) certificates of deposit or bankers' acceptances maturing within 1 year from the date of acquisition thereof either (i) issued by any bank organized under the laws of Canada or any province thereof, Germany, or the United States or any state thereof, which bank has a rating of A or A2, or better, from S&P or Moody's, or
(ii) certificates of deposit less than or equal to $100,000 in the aggregate issued by any other bank insured by the Federal Deposit Insurance Corporation.

            "Cash Management Account" has the meaning set forth in Section
2.7(a).

            "Cash Management Agreements" means those certain cash management service agreements, in form and substance satisfactory to Agent, each of which is among a Loan Party, Agent, and one of the Cash Management Banks.

            "Cash Management Bank" has the meaning set forth in Section 2.7(a).

            "CCRA" means the Canada Customs and Revenue Agency.

            "Change of Control" means (a) any "person" or "group" (within the meaning of Sections 13(d) and 14(d) of the Exchange Act), other than John H. Welker (or any of his Family Members or Family Trusts), becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 30%, or more, of the Stock of Parent having the right to vote for the election of members of the Board of Directors, or (b) John H. Welker (or any of his

Family Members or Family Trusts) ceases to be the beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of at least 51% of the Stock of Parent having the right to vote for the election of members of the Board of Directors, or (c) a majority of the members of the Board of Directors do not constitute Continuing Directors, or (d) Parent ceases to own and control, directly or indirectly, at least 80% of the outstanding capital Stock of each of its Subsidiaries or (e) any "person" or "group" (within the meaning of Sections 13(d) and 14(d) of the Exchange Act), other than a Permitted Holder, becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of any of the outstanding capital Stock of a Subsidiary of the Parent, or (f) a "Change of Control" under any Indenture Document or (g) John H. Welker shall cease to be involved in the day to day operations and management of the business of Parent, and a successor reasonably acceptable to Agent and Lenders is not appointed on terms reasonably acceptable to Agent and Lenders within 90 days of such cessation of involvement.

            "Closing Date" means the date of the making of the initial Advance (or other extension of credit) hereunder.

            "Closing Date Business Plan" means the set of Projections of Parent and its Subsidiaries for the 3 year period following the Closing Date (on an annual basis, and for the 1 year period following the Closing Date, on a month by month basis), in form and substance (including as to scope and underlying assumptions) satisfactory to Agent.

            "Code" means the New York Uniform Commercial Code, as in effect from time to time.

            "Collateral" means all assets and property of each Loan Party, including all of each Loan Party's now owned or hereafter acquired right, title, and interest in and to each of the following:

            (a) Accounts,

            (b) Books,

            (c) Equipment,

            (d) General Intangibles and DDAs,

            (e) Inventory,

            (f) Investment Property, provided that only 65% of the shares of capital Stock of each Loan Party's Subsidiaries organized outside of the United States shall be included in the Collateral,

            (g) Negotiable Collateral,

            (h) Real Property Collateral,

            (i) money or other assets of each such Loan Party that now or hereafter come into the possession, custody, or control of any member of the Lender Group, and

            (j) the proceeds and products, whether tangible or intangible, of any of the foregoing, including proceeds of insurance covering any or all of the foregoing, and any and all Accounts, Books, Equipment, General Intangibles, Inventory, Investment Property, Negotiable Collateral, Real Property, money, deposit accounts, or other tangible or intangible property resulting from the sale, exchange, collection, or other disposition of any of the foregoing, or any portion thereof or interest therein, and the proceeds thereof.

            "Collateral Access Agreement" means a landlord waiver, bailee letter, or acknowledgement agreement of any lessor, warehouseman, processor, consignee, or other Person in possession of, having a Lien upon, or having rights or interests in the Equipment or Inventory, in each case, in form and substance satisfactory to Agent.

            "Collections" means all cash, checks, notes, instruments, and other items of payment (including insurance proceeds, proceeds of cash sales, rental proceeds, and tax refunds) of any Loan Party.

            "Commercial Tort Claim Assignment" has the meaning set forth in
Section 4.4(b).

            "Commitment" means, with respect to each Lender, its Revolver A Commitment, its Revolver B Commitment, its Term Loan A Commitment, its Term Loan B Commitment, its Term Loan C Commitment, or its Total Commitment, as the context requires, and, with respect to all Lenders, their Revolver A Commitments, their Revolver B Commitments, their Term Loan A Commitments, their Term Loan B Commitments, their Term Loan C Commitments, or their Total Commitments, as the context requires, in each case as such Dollar amounts are set forth beside such Lender's name under the applicable heading on Schedule C-1 or on the signature page of the Assignment and Acceptance pursuant to which such Lender became a Lender hereunder in accordance with the provisions of Section 14.1.

            "Compliance Certificate" means a certificate substantially in the form of Exhibit C-1 delivered by the chief financial officer of Parent to Agent.

            "Consolidated Net Income" means, for any period, without duplication, net income (or loss) for the applicable period of measurement of Parent and its Subsidiaries on a consolidated basis determined in accordance with GAAP, but excluding: (a) non-cash gains and losses from the sale, exchange, transfer or other disposition of property or assets not in the ordinary course of business of Parent and its Subsidiaries, and related tax effects in accordance with GAAP; and (b) any other extraordinary or non-recurring non-cash gains and losses of Parent or its Subsidiaries, and related tax effects in accordance with GAAP.

            "Continuing Director" means (a) any member of the Board of Directors who was a director (or comparable manager) of Parent on the Closing Date, and
(b) any individual who becomes a member of the Board of Directors after the Closing Date if such individual was appointed or nominated for election to the Board of Directors by a majority of the Continuing Directors, but excluding any such individual originally proposed for election in opposition to the Board of Directors in office at the Closing Date in an actual or threatened election contest relating to the election of the directors (or comparable managers) of Parent (as such terms are used in Rule 14a-11 under the Exchange Act) and whose initial assumption of office resulted from such contest or the settlement thereof.

            "Contribution Agreement" means a contribution agreement executed and delivered by each U.S. Borrower, the form and substance of which is satisfactory to Agent.

            "Control Agreement" means a control agreement, in form and substance satisfactory to Agent, executed and delivered by a Loan Party, Agent, and the applicable securities intermediary with respect to a Securities Account or a bank with respect to a DDA or a Cash Collateral Account.

            "Copyright Security Agreement" means a copyright security agreement executed and delivered by each U.S. Borrower and Agent, the form and substance of which is satisfactory to Agent.

            "Daily Balance" means, for any Obligation, with respect to each day during the term of this Agreement, the amount of such Obligation owed at the end of such day.

            "DDA" means any deposit account maintained by any Loan Party.

            "Default" means an event, condition, or default that, with the giving of notice, the passage of time, or both, would be an Event of Default.

            "Defaulting Lender" means any Lender that fails to make any Advance (or other extension of credit) that it is required to make hereunder on the date that it is required to do so hereunder.

            "Defaulting Lender Rate" means (a) the Base Rate for the first 3 days from and after the date the relevant payment is due, and (b) thereafter, at the interest rate then applicable to Revolver A Advances that are Base Rate Loans (inclusive of the Base Rate Revolver A Margin applicable thereto).

            "Designated Account" means that certain DDA of Administrative Borrower identified on Schedule D-1.

            "Designated Account Bank" has the meaning set forth on Schedule D-1.

            "Dilution" means, as of any date of determination, a percentage, based upon the experience of the immediately prior 12 months, that is the result of dividing the Dollar amount of (a) bad debt write-downs, discounts, advertising allowances, credits for returned goods, or other dilutive items with respect to the U.S. Borrowers' and Canadian Borrower's Accounts during such period, by (b) the U.S. Borrowers' and Canadian Borrower's collections with respect to Accounts during such period (excluding extraordinary items) plus the Dollar amount of clause (a).

            "Dilution Reserve" means, as of any date of determination, an amount sufficient to reduce the advance rate against Eligible Accounts by one percentage point for each percentage point by which Dilution is in excess of 5%.

            "Disbursement Letter" means an instructional letter executed and delivered by Administrative Borrower to Agent regarding the extensions of credit to be made on the Closing Date, the form and substance of which is satisfactory to Agent.

            "Dollars" or "$" means United States dollars.

            "Due Diligence Letter" means the due diligence letter sent by Agent's counsel to Administrative Borrower, together with Administrative Borrower's completed responses to the inquiries set forth therein, the form and substance of such responses to be satisfactory to Agent.

            "EBITDA" means, with respect to any fiscal period, without duplication, Parent's and its Subsidiaries' consolidated net earnings (or loss), minus other income, plus other non-cash minority interest expenses, plus, with respect to the Fiscal Year ending December 31, 2003, the early termination fees payable to the Existing Lenders pursuant to the existing credit facilities with the Borrowers, to the extent that such amount was deducted in arriving at consolidated net income (or loss) for such Fiscal Year, and, in any case, in an aggregate amount not to exceed $640,000, minus extraordinary gains, plus extraordinary non-cash losses, plus unrealized foreign exchange losses, minus unrealized foreign exchange gains, plus interest expense, income and single business taxes and depreciation and amortization for such period, as determined in accordance with GAAP.

            "Eligible Accounts" means those Accounts created by any U.S. Borrower or Canadian Borrower in the ordinary course of its business, that arise out of its sale of goods or rendition of services, that comply with each of the representations and warranties respecting Eligible Accounts made under the Loan Documents, and that are not excluded as ineligible by virtue of one or more of the criteria set forth below; provided, however, that such criteria may be fixed and revised from time to time by Agent in Agent's Permitted Discretion to address the results of any audit performed by Agent from time to time after the Closing Date. In determining the amount to be included, Eligible Accounts shall be calculated net of customer deposits and unapplied cash remitted to U.S. Borrowers and Canadian Borrower. Eligible Accounts shall not include the following:

            (a) Accounts (i) that the Account Debtor has failed to pay within 90 days of original invoice date or (ii) with selling terms of more than 90 days,

            (b) Accounts owed by an Account Debtor (or its Affiliates) where 50% or more of all Accounts owed by that Account Debtor (or its Affiliates) are deemed ineligible under clause (a) above,

            (c) Accounts with respect to which the Account Debtor is an employee, Affiliate, or agent of Parent or any of its Subsidiaries,

            (d) Accounts arising in a transaction wherein goods are placed on consignment or are sold pursuant to a guaranteed sale, a sale or return, a sale on approval, a bill and hold, or any other terms by reason of which the payment by the Account Debtor may be conditional,

             (e) Accounts that are not payable in Dollars or Canadian Dollars,

             (f) Accounts with respect to which the Account Debtor either (i) does not maintain its chief executive office in the United States or Canada, or
(ii) is not organized under the laws of the United States or any state thereof, Canada or any province thereof, or (iii) is the government of any foreign country or foreign sovereign state, or of any state, province, municipality, or other political subdivision thereof, or of any department, agency, public corporation, or other instrumentality thereof, unless (y) the Account is supported by an irrevocable letter of credit satisfactory to Agent (as to form, substance, and issuer or domestic confirming bank) that has been delivered to Agent and is directly drawable by Agent, or (z) the Account is covered by credit insurance in form, substance, and amount, and by an insurer, satisfactory to Agent,

             (g) Accounts with respect to which the Account Debtor is either (i) the United States, Canada or any department, agency, or instrumentality of the United States or Canada (exclusive, however, of Accounts with respect to which the applicable Loan Party has complied, to the reasonable satisfaction of Agent, with the Assignment of Claims Act, 31 USC ss. 3727 or the Financial Administration Act (Canada)), or (ii) any state of the United States or any province of Canada (exclusive, however, of (A) Accounts owed by any state that does not have a statutory counterpart to the Assignment of Claims Act or the Financial Administration Act (Canada) or (B) Accounts owed by any state that does have a statutory counterpart to the Assignment of Claims Act or the Financial Administration Act (Canada) as to which the applicable Loan Party has complied to Agent's satisfaction),

             (h) Accounts with respect to which the Account Debtor is a creditor of Parent or any of its Subsidiaries, has or has asserted a right of setoff, has disputed its liability, or has made any claim with respect to its obligation to pay the Account, to the extent of such claim, right of setoff, or dispute,

             (i) Accounts with respect to an Account Debtor whose total obligations owing to U.S. Borrowers and Canadian Borrower exceed 10% (such percentage as applied to a particular Account Debtor being subject to reduction by Agent in its Permitted Discretion if the creditworthiness of such Account Debtor deteriorates) of all Eligible Accounts, to the extent of the obligations owing by such Account Debtor in excess of such percentage,

             (j) Accounts with respect to which the Account Debtor is subject to an Insolvency Proceeding, is not Solvent, has gone out of business, or as to which a Loan Party has received notice of an imminent Insolvency Proceeding or a material impairment of the financial condition of such Account Debtor,

             (k) Accounts with respect to which the Account Debtor is located in the states of New Jersey, Minnesota, or West Virginia (or any other state that requires a creditor to file a business activity report or similar document in order to bring suit or otherwise enforce its remedies against such Account Debtor in the courts or through any judicial process of such state), unless the applicable Loan Party has qualified to do business in New Jersey, Minnesota, West Virginia, or such other states, or has filed a business activities report with the applicable division of taxation, the department of revenue, or with such other state offices, as appropriate, for the then-current year, or is exempt from such filing requirement,

             (l) Accounts, the collection of which, Agent, in its Permitted Discretion, believes to be doubtful by reason of the Account Debtor's financial condition,

             (m) Accounts that are not subject to a valid and perfected first priority Agent's Lien,

             (n) Accounts with respect to which (i) the goods giving rise to such Account have not been shipped and billed to the Account Debtor, or (ii) the services giving rise to such Account have not been performed and billed to the Account Debtor, or

             (o) Accounts that represent the right to receive progress payments or other advance billings that are due prior to the completion of performance by the applicable Borrower of the subject contract for goods or services.

             "Eligible Equipment" means Equipment of each U.S. Borrower located at one of the business locations of such Persons set forth on Schedule E-1, that complies with each of the representations and warranties respecting Eligible Equipment made by such Persons in the Loan Documents, and that is not excluded as ineligible by virtue of the one or more of the criteria set forth below; provided, however, that such criteria may be fixed and revised from time to time by Agent in Agent's Permitted Discretion to address the results of any audit or appraisal performed by Agent from time to time after the Closing Date. In determining the amount to be included, Equipment shall be valued based upon the Net Liquidation Percentage times the most recent Appraised Value of such Equipment. An item of Equipment shall not be included in Eligible Equipment if:

             (a) a U.S. Borrower does not have good, valid, and marketable title thereto,

             (b) it is not located at one of the locations in the United States set forth on Schedule E-1,

             (c) it is located on real property leased by a U.S. Borrower, unless (i) (A) it is subject to a Collateral Access Agreement executed by the lessor, or other third party, as the case may be, or (B) during the 30 day period following the Closing Date, Agent has instituted a reserve equal to the rental costs under the applicable lease with respect to such location for a 3 month period, and (ii) it is segregated or otherwise separately identifiable from goods of others, if any, stored on the premises,

             (d) it is not subject to a valid and perfected first priority Agent's Lien,

             (e) it is substantially worn, damaged, defective or obsolete, or it constitutes furnishings, parts, fixtures or is affixed to real property, unless such Equipment is affixed to Real Property that comprises Real Property Collateral,

             (f) the Agent has not received evidence of the property insurance required by this Agreement with respect to such Equipment, or

             (g) it is subject to a lease with any Person.

             "Eligible Inventory" means Inventory of the U.S. Borrowers and Canadian Borrower consisting of first quality Inventory located at one of the business locations of such Person set forth on Schedule E-2 (or in-transit between any such locations), that complies with each of the representations and warranties respecting Eligible Inventory made under the Loan Documents, and that is not excluded as ineligible by virtue of the one or more of the criteria set forth below; provided, however, that such criteria may be fixed and revised from time to time by Agent in Agent's Permitted Discretion to address the results of any audit or appraisal performed by Agent from time to time after the Closing Date. In determining the amount to be so included, Inventory shall be valued at the lower of cost or market on a basis consistent with U.S. Borrowers' and Canadian Borrower's historical accounting practices. An item of Inventory shall not be included in Eligible Inventory if:

             (a) a U.S. Borrower or Canadian Borrower does not have good, valid, and marketable title thereto,

             (b) it is not located at one of the locations set forth on Schedule E-2, or in-transit from one such location to another such location,

             (c) it is located on real property leased by a U.S. Borrower or Canadian Borrower or in a contract warehouse, in each case, unless (i) (A) it is subject to a Collateral Access Agreement executed by the lessor, warehouseman, or other third party, as the case may be, or (B) during the 30 day period following the Closing Date, Agent has instituted a reserve equal to the rental costs under the applicable lease with respect to such location for a 3 month period, and (ii) it is segregated or otherwise separately identifiable from goods of others, if any, stored on the premises,

             (d) it is not subject to a valid and perfected first priority Agent's Lien,

             (e) it consists of goods returned or rejected by a U.S. Borrower's or Canadian Borrower's customers, or

             (f) it consists of goods that are obsolete or slow moving, restrictive or custom items, or goods that constitute spare parts, packaging and shipping materials, supplies used or consumed in a U.S. Borrower's or Canadian Borrower's business, bill and hold goods, defective goods, "seconds," or Inventory acquired on consignment.

             "Eligible Real Property Collateral" means the Appraised Real Property.

             "Eligible Transferee" means (a) a commercial bank organized under the laws of the United States, or any state thereof, and having total assets in excess of $250,000,000, (b) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development or a political subdivision of any such country and which has total assets in excess of $250,000,000, provided that such bank is acting through a branch or agency located in the United States, (c) a finance company, insurance company, or other financial institution or fund that is engaged in making, purchasing, or otherwise investing in commercial loans in the ordinary course of its business and having (together with its Affiliates) total assets in excess of $250,000,000, (d) any Affiliate (other than individuals) of a Lender that was party hereto as of the Closing Date, including a fund or account managed by such Lender or an Affiliate of such Lender or its investment manager (a "Related Fund"), (e) so long as no Event of Default has occurred and is continuing, any other Person approved by Agent and Administrative Borrower (which approval by Administrative Borrower shall not be unreasonably withheld, delayed or conditioned), and (f) during the continuation of an Event of Default, any other Person approved by Agent.

             "Enterprise Value" means the "enterprise value" of Parent and its Subsidiaries, as determined by Lender Group pursuant to an enterprise valuation satisfactory to the Lender Group, using a methodology similar to the methodology used in the enterprise valuation delivered by Borrowers to Agent pursuant to
Section 3.1(n)(v), and performed by a third party auditor satisfactory to Lender Group.

             "Environmental Actions" means any complaint, summons, citation, notice, directive, order, claim, litigation, investigation, judicial or administrative proceeding, judgment, letter, or other communication from any Governmental Authority, or any third party involving violations of Environmental Laws or releases of Hazardous Materials (a) from any assets, properties, or businesses of any Loan Party or any predecessor in interest, (b) from adjoining properties or businesses, or (c) from or onto any facilities which received Hazardous Materials generated by any Loan Party or any predecessor in interest.

             "Environmental Law" means any applicable federal, state, provincial, foreign or local statute, law, rule, regulation, ordinance, code, binding and enforceable guideline, binding and enforceable written policy, or rule of common law now or hereafter in effect and in each case as amended, or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, to the extent binding on any Loan Party, relating to the environment, employee health and safety, or Hazardous Materials, including CERCLA; RCRA; the Federal Water Pollution Control Act, 33 USC (S) 1251 et seq; the Toxic Substances Control Act, 15 USC, (S) 2601 et seq; the Clean Air Act, 42 USC (S) 7401 et seq.; the Safe Drinking Water Act, 42 USC. (S) 3803 et seq.; the Oil Pollution Act of 1990, 33 USC. (S) 2701 et seq.; the Emergency Planning and the Community Right-to-Know Act of 1986, 42 USC. (S) 11001 et seq.; the Hazardous Material Transportation Act, 49 USC (S) 1801 et seq.; and the Occupational Safety and Health Act, 29 USC. (S)651 et seq. (to the extent it regulates occupational exposure to Hazardous Materials); the Canadian Environmental Protection Act (Canada); the Fisheries Act (Canada); the Environmental Protection Act (Ontario); the Water Resource Act (Ontario); the Waste Management Act (British Columbia); the Environmental Quality Act (Quebec); any federal, state, provincial, local or foreign counterparts or equivalents, in each case as amended from time to time.

             "Environmental Liabilities and Costs" means all liabilities, monetary obligations, Remedial Actions, losses, damages, punitive damages, consequential damages, treble damages, costs and expenses (including all reasonable fees, disbursements and expenses of counsel, experts, or consultants, and costs of investigation and feasibility studies), fines, penalties, sanctions, and interest incurred as a result of any claim or demand by any Governmental Authority or any third party, and which relate to any Environmental Action.

             "Environmental Lien" means any Lien in favor of any Governmental Authority for Environmental Liabilities and Costs.

             "Equipment" means, with respect to any Person, all of such Person's now owned or hereafter acquired right, title, and interest with respect to equipment, machinery, machine tools, motors, furniture, furnishings, fixtures, vehicles (including motor vehicles), tools, parts, goods (other than consumer goods, farm products, or Inventory), wherever located, including all attachments, accessories, accessions, replacements, substitutions, additions, and improvements to any of the foregoing.

             "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute thereto.

             "ERISA Affiliate" means (a) any Person subject to ERISA whose employees are treated as employed by the same employer as the employees of a Loan Party under IRC Section 414(b), (b) any trade or business subject to ERISA whose employees are treated as employed by the same employer as the employees of a Loan Party under IRC Section 414(c), (c) solely for purposes of Section 302 of ERISA and Section 412 of the IRC, any organization subject to ERISA that is a member of an affiliated service group of which a Loan Party is a member under IRC Section 414(m), or (d) solely for purposes of Section 302 of ERISA and
Section 412 of the IRC, any Person subject to ERISA that is a party to an arrangement with a Loan Party and whose employees are aggregated with the employees of a Loan Party under IRC Section 414(o).

             "ERISA Event" means (a) a Reportable Event with respect to any Benefit Plan or Multiemployer Plan, (b) the withdrawal of a Loan Party, any of its Subsidiaries or ERISA Affiliates from a Benefit Plan during a plan year in which it was a "substantial employer" (as defined in Section 4001(a)(2) of ERISA), (c) the providing of notice of intent to terminate a Benefit Plan in a distress termination (as described in Section 4041(c) of ERISA), (d) the institution by the PBGC of proceedings to terminate a Benefit Plan or Multiemployer Plan, (e) any event or condition (i) that provides a basis under
Section 4042(a)(1), (2), or (3) of ERISA for the termination of, or the appointment of a trustee to administer, any Benefit Plan or Multiemployer Plan, or (ii) that may result in termination of a Multiemployer Plan pursuant to
Section 4041A of ERISA, (f) the partial or complete withdrawal within the meaning of Sections 4203 and 4205 of ERISA, of a Loan Party, any of its Subsidiaries or ERISA Affiliates from a Multiemployer Plan, (g) providing any security to any Plan under Section 401(a)(29) of the IRC by a Loan Party or its Subsidiaries or any of their ERISA Affiliates or (h) any equivalent event, action, condition, proceeding or otherwise under Canadian Employee Benefit Laws or German Employee Benefit Laws.

             "Event of Default" has the meaning set forth in Section 8.

             "Excess Availability" means the amount, as of the date any determination thereof is to be made, equal to Revolver A Availability minus the aggregate amount, if any, of all trade payables of Parent and its Subsidiaries aged in excess of their historical levels with respect thereto and all book overdrafts in excess of their historical practices with respect thereto, in each case as determined by Agent in its Permitted Discretion.

             "Excess Cash Flow" means, for any fiscal period of Parent, without duplication (i) Consolidated Net Income for such period, plus (ii) depreciation, amortization, unrealized foreign exchange losses and deferred tax charges of Parent and its Subsidiaries deducted in arriving at such Consolidated Net Income for such period, less (iii) all unrealized foreign exchange gains and deferred tax credits of Parent and its Subsidiaries included in arriving at such Consolidated Net Income for such period, less (iv) all scheduled and mandatory cash principal payments on the Advances and Term Loans made during such period (but, in the case of the Advances, only to the extent that the applicable Revolver Commitment is permanently reduced by the amount of such payments), and all scheduled cash principal payments on other Indebtedness of Parent or any of its Subsidiaries during such period to the extent such other Indebtedness is permitted to be incurred, and such payments are permitted to be made, under this Agreement, less (v) the cash portion of net Capital Expenditures made by Parent and its Subsidiaries during such period to the extent permitted to be made under this Agreement, less (vi) cash taxes paid in connection with Parent's repurchase of its Subordinated Notes.

             "Exchange Act" means the Securities Exchange Act of 1934, as in effect from time to time.

             "Existing Canadian Lender" means ABN AMRO Bank Canada.

             "Existing Lenders" means the Existing Canadian Lender, the Existing Note Purchase Lender and the Existing U.S. Lender.

             "Existing Note Purchase Lender" means American Capital Strategies, Ltd., as agent for certain purchasers.

             "Existing U.S. Lender" means LaSalle Business Credit, Inc., as agent for certain lenders.

             "Extraordinary Receipts" means any cash received by the Parent or any of its Subsidiaries not in the ordinary course of business (and not consisting of proceeds described in Section 2.4(c)(viii) hereof), including, (i) foreign, United States, state or local tax refunds, (ii) pension plan reversions, (iii) proceeds of insurance (including key man life insurance), (iv) judgments, proceeds of settlements or other consideration of any kind in connection with any cause of action, (v) condemnation awards (and payments in lieu thereof), (vi) indemnity payments and (vii) any purchase price adjustment received in connection with any purchase agreement.

             "Family Member" means, with respect to any individual, any other individual having a relationship by blood (to the second degree of consanguinity), marriage, or adoption to such individual.

             "Family Trusts" means, with respect to any individual, trusts or other estate planning vehicles established for the benefit of Family Members of such individual and in respect of which such individual serves as trustee or in a similar capacity.

             "Fee Letter" means that certain fee letter, dated as of even date herewith, among U.S. Borrowers and Agent, in form and substance satisfactory to Agent.

             "FEIN" means Federal Employer Identification Number.

             "Fiscal Year" means the fiscal year of Parent and its Subsidiaries ending on December 31 of each calendar year.

             "Fixed Charge Coverage Ratio" means, as at the end of any fiscal quarter for the period of 4 consecutive fiscal quarters then ended, the ratio of
(a) EBITDA for the period of 4 consecutive fiscal quarters then ended less the sum of (i) Capital Expenditures of Parent and its Subsidiaries during such period and (ii) income and single business taxes of Parent and its Subsidiaries that have been paid in cash during such period to (b) the sum of (i) Interest Expense of Parent and its Subsidiaries for such period and (ii) regularly scheduled principal payments and prepayments of Funded Debt of Parent and its Subsidiaries required to be made during such period; provided, that for any fiscal quarter ending during the period from January 1, 2003 through December 31, 2003, EBITDA, Capital Expenditures, income and single business taxes, Interest Expense and principal payments and prepayments shall be calculated on an Annualized basis.

             "Foothill" means Foothill Capital Corporation, a California corporation.

             "Foreign Currency Equivalent" means, on any date, the amount in a specified currency which would result from the conversion of a specified amount in another currency at the Spot Rate.

             "Funded Debt" of any Person means Indebtedness of such Person that by its terms matures more than one year after the date of creation or matures within one year from such date but is renewable or extendible, at the option of such Person, to a date more than one year after such date or arises under a revolving credit or similar agreement that obligates the lender or lenders to extend credit during a period of more than one year after such date, including all amounts of Funded Debt of such Person required to be paid or prepaid within one year after the date of determination.

             "Funding Date" means the date on which a Borrowing occurs.

             "Funding Losses" has the meaning set forth in Section 2.13(b)(ii).

             "GAAP" means generally accepted accounting principles in effect from time to time in the United States, consistently applied, provided that for the purpose of Section 7.20 and the definitions used therein, "GAAP" shall mean generally accepted accounting principles in effect on the date hereof and consistent with those used in the preparation of the financial statements delivered by Borrowers pursuant to Section 6.3, provided, further, that if there occurs after the date of this Agreement any change in GAAP that affects in any respect the calculation of any covenant contained in Section 7.20, Agent and Parent shall negotiate in good faith amendments to the provisions of this Agreement that relate to the calculation of such covenant with the intent of having the respective positions of Lenders and Borrowers after such change in GAAP conform as nearly as possible to their respective positions as of the date of this Agreement and, until any such amendments have been agreed upon, the covenants in Section 7.20 shall be calculated as if no such change in GAAP has occurred.

             "General Intangibles" means, with respect to any Person, all of such Person's now owned or hereafter acquired right, title, and interest with respect to general intangibles (including Intellectual Property, payment intangibles, contract rights, rights to payment, judgments, rights arising under common law, statutes, or regulations, choses or things in action, goodwill, designs, inventions, trade secrets, d/b/a's, Internet domain names, logos, blueprints, drawings, purchase orders, customer lists, monies due or recoverable from pension funds, route lists, rights to payment and other rights under any royalty or licensing agreements, computer programs, information contained on computer disks or tapes, software, literature, reports, catalogs, money, deposit accounts, insurance premium rebates, tax refunds, and tax refund claims), and any and all supporting obligations in respect thereof, and any other personal property other than goods, Accounts, Investment Property, and Negotiable Collateral.

             "German Advances" means the Revolver A Advances made by the Lenders with a Revolver A Commitment to the German Borrower from time to time pursuant to Section 2.1(a)(i)(C).

             "German Borrower" has the meaning set forth in the preamble to this Agreement.

             "German Commitment" means $5,000,000.

             "German Employee Benefit Laws" means the Social Security Code (Germany).

             "German Obligations" means all Revolver A Advances, debts, principal, interest (including any interest that, but for the provisions of the Bankruptcy Code, would have accrued), premiums, liabilities (including all amounts charged to the German Borrower's sub account established under the Loan Account pursuant hereto), obligations, fees (excluding the fees provided for in the Fee Letter), charges, costs, Lender Group Expenses (including any fees or expenses that, but for the provisions of the Bankruptcy Code, would have accrued), lease payments, guaranties, covenants, and duties of any kind and description, in each case, owing by German Borrower to the Lender Group pursuant to or evidenced by the Loan Documents and irrespective of whether for the payment of money, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, and including all interest not paid when due and all Lender Group Expenses that German Borrower is required to pay or reimburse by the Loan Documents, by law, or otherwise. Any reference in this Agreement or in the Loan Documents to the German Obligations shall include all amendments, changes, extensions, modifications, renewals replacements, substitutions, and supplements, thereto and thereof, as applicable, both prior and subsequent to any Insolvency Proceeding.

             "German Parent" means NAC Beteiligungsgesellschaft mbH, a corporation organized under the laws of Germany.

             "German Security Documents" means, collectively, (i) the Security Agreement made by German Borrower in favor of Agent, for the benefit of the Lender Group, (ii) the Security Transfer Agreement made by German Borrower in favor of Agent, for the benefit of the Lender Group, and (iii) the Pledge and Security Agreement made by the Parent in favor of Agent, for the benefit of the Lender Group, with respect to the pledge by the Parent of 65% of the outstanding shares of the common Stock of the German Parent, in each case, in form and substance satisfactory to Agent.

             "Governing Documents" means, with respect to any Person, the certificate or articles of incorporation, by-laws, or other organizational documents of such Person.

             "Governmental Authority" means any federal (including the federal governments of Canada and Germany), state, local, provincial or other governmental or administrative body, instrumentality, department, or agency or any court, tribunal, administrative hearing body, arbitration panel, commission, or other similar dispute-resolving panel or body.

             "Guarantor" means each Person that guarantees, pursuant to Section
6.18 or otherwise, all or any part of the Obligations.

             "Guaranty" means a general continuing guaranty executed and delivered by a Guarantor in favor of Agent, for the benefit of the Lender Group, in form and substance satisfactory to Agent.

             "Harvard Put" means the right of Harvard Private Capital Holdings, Inc. to put to the Parent its shares of Stock of Parent pursuant to that certain Securities Purchase Agreement, dated as of January 3, 1996, as amended by that certain Agreement, dated as of March 23, 1998, between Parent and Harvard Private Capital Holdings, Inc.

             "Hazardous Materials" means (a) substances that are defined or listed in, or otherwise classified pursuant to, any applicable laws or regulations as "hazardous substances," "hazardous materials," "hazardous wastes," "toxic substances," or any other formulation intended to define, list, or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, reproductive toxicity, or "EP toxicity", (b) oil, petroleum, or petroleum derived substances, natural gas, natural gas liquids, synthetic gas, drilling fluids, produced waters, and other wastes associated with the exploration, development, or production of crude oil, natural gas, or geothermal resources, (c) any flammable substances or explosives or any radioactive materials, and (d) asbestos in any form or electrical equipment that contains any oil or dielectric fluid containing levels of polychlorinated biphenyls in excess of 50 parts per million.

             "Hedge Agreement" means any and all transactions, agreements, or documents now existing or hereafter entered into between Parent or its Subsidiaries and Wells Fargo or its Affiliates, which provide for an interest rate, credit, commodity or equity swap, cap, floor, collar, forward foreign exchange transaction, currency swap, cross currency rate swap, currency option, or any combination of, or option with respect to, these or similar transactions, for the purpose of hedging Administrative Borrower's or its Subsidiaries' exposure to fluctuations in interest or exchange rates, loan, credit exchange, security or currency valuations or commodity prices.

             "Indebtedness" means, without duplication, (a) all indebtedness for borrowed money, (b) all obligations evidenced by bonds, debentures, notes, or other similar instruments and all reimbursement or other obligations in respect of letters of credit, bankers acceptances, interest rate swaps, or other financial products, (c) all obligations under Capital Leases, (d) all obligations or liabilities of others secured by a Lien on any asset of a Person or its Subsidiaries, irrespective of whether such obligation or liability is assumed, (e) all obligations to pay the deferred purchase price of assets (other than trade payables incurred in the ordinary course of business and repayable in accordance with customary trade practices), and (f) any obligation guaranteeing or intended to guarantee (whether directly or indirectly guaranteed, endorsed, co-made, discounted, or sold with recourse) any obligation of any other Person.

             "Indemnified Liabilities" has the meaning set forth in Section
11.3.

             "Indemnified Person" has the meaning set forth in Section 11.3.

             "Indenture" means the Indenture, dated as of March 23, 1998, among Parent, the Guarantors identified therein and the Indenture Trustee.

             "Indenture Deficit" has the meaning set forth in Section 2.1(c).

             "Indenture Documents" means the Indenture, the Subordinated Notes, and all agreements, instruments and other documents delivered in connection with the foregoing.

             "Indenture Trustee" means First Trust National Association, as trustee under the Indenture, or any successor thereof.

             "Initial Term Loan Lenders" means, collectively, Ableco Finance LLC and Highbridge/Zwirn Special Opportunities Fund, L.P.

             "Insolvency Proceeding" means any proceeding commenced by or against any Person under any provision of the Bankruptcy Code or under any other bankruptcy or insolvency law (including the Bankruptcy and Insolvency Act (Canada) and the Companies Creditors Arrangement Act (Canada) and the Insolvency Code (Germany)), assignments for the benefit of creditors, formal or informal moratoria, compositions, extensions generally with creditors, or proceedings seeking reorganization, arrangement, or other similar relief.

             "Intellectual Property" means all foreign and domestic (i) trademarks, service marks, brand names, certification marks, collective marks, d/b/a's, Internet domain names, logos, symbols, trade dress, assumed names, fictitious names, trade names, and other indicia of origin, all applications and registrations for all of the foregoing, and all goodwill associated therewith and symbolized thereby, including all extensions, modifications and renewals of same; (ii) inventions, discoveries and ideas, whether patentable or not, and all patents, registrations, and applications therefor, including divisions, continuations, continuations-in-part and renewal applications, and including renewals, extensions and reissues; (iii) confidential and proprietary information, trade secrets and know-how, including processes, schematics, databases, formulae, drawings, prototypes, models, designs and customer lists;
(iv) published and unpublished works of authorship, whether copyrightable or not, copyrights therein and thereto, and registrations and applications therefor, and all renewals, extensions, restorations and reversions thereof; and
(v) all
other intellectual property or proprietary rights and claims or causes of action arising out of or related to any infringement, misappropriation or other violation of any of the foregoing, including rights to recover for past, present and future violations thereof.

     "Intercompany Subordination Agreement" means a subordination agreement executed and delivered by the Loan Parties and Agent, the form and substance of which is satisfactory to Agent.

     "Interest Expense" means, with respect to any Person for any period, gross interest expense of such Person and its Subsidiaries for such period determined in conformity with GAAP (including interest expense paid to Affiliates of such Person other than a Subsidiary of Parent), less the sum of interest income and non-cash interest expense for such period, each determined on a consolidated basis and in accordance with GAAP for such Person and its Subsidiaries.

     "Interest Period" means, with respect to each LIBOR Rate Loan, a period commencing on the date of the making of such LIBOR Rate Loan and ending 1, 2 or 3 months thereafter; provided, however, that (a) if any Interest Period would end on a day that is not a Business Day, such Interest Period shall be extended (subject to clauses (c)-(e) below) to the next succeeding Business Day, (b) interest shall accrue at the applicable rate based upon the LIBOR Rate from and including the first day of each Interest Period to, but excluding, the day on which any Interest Period expires, (c) any Interest Period that would end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day, (d) with respect to an Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period), the Interest Period shall end on the last Business Day of the calendar month that is 1, 2 or 3 months after the date on which the Interest Period began, as applicable, and (e) Borrowers (or Administrative Borrower on behalf thereof) may not elect an Interest Period which will end after the Maturity Date.

     "Inventory" means, with respect to any Person, such Person's now owned or hereafter acquired right, title, and interest with respect to inventory, including goods held for sale or lease or to be furnished under a contract of service, goods that are leased by such Person as lessor, goods that are furnished by such Person under a contract of service, and raw materials, work in process, or materials used or consumed in such Person's business.

     "Inventory Reserves" means reserves (determined from time to time by Agent in its Permitted Discretion) for (a) the estimated reclamation claims of unpaid sellers of Inventory sold to U.S. Borrowers and Canadian Borrower, plus (b) the estimated rental costs for Inventory locations for which Collateral Access Agreements are required, but have not been received, by Agent.

     "Investment" means, with respect to any Person, any investment by such Person in any other Person (including Affiliates) in the form of loans, guarantees, advances, or capital contributions (excluding (a) commission, travel, and similar advances to officers and employees of such Person made in the ordinary course of business, and (b) bona fide Accounts arising in the ordinary course of business consistent with past practices), purchases or other acquisitions for consideration of Indebtedness or Stock, and any other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP.

     "Investment Property" means, with respect to any Person, all of such Person's now owned or hereafter acquired right, title, and interest with respect to "investment property" as that term is defined in the Code, and any and all supporting obligations in respect thereof.

     "IRC" means the Internal Revenue Code of 1986, as in effect from time to time.

     "Issuing Lender" means Foothill or any other Lender that, at the request of Administrative Borrower and with the consent of Agent, agrees, in such Lender's sole discretion, to become an Issuing Lender for the purpose of issuing L/Cs or L/C Undertakings pursuant to Section 2.12.

     "Leased Real Property" means any leasehold interests in real property now held or hereafter acquired by a Loan Party and the improvements thereto.

     "L/C" has the meaning set forth in Section 2.12(a).

     "L/C Disbursement" means a payment made by the Issuing Lender pursuant to a Letter of Credit.

     "L/C Undertaking" has the meaning set forth in Section 2.12(a).

     "Lender" and "Lenders" have the respective meanings set forth in the preamble to this Agreement, and shall include any other Person made a party to this Agreement in accordance with the provisions of Section 14.1.

     "Lender Group" means, individually and collectively, each of the Lenders (including the Issuing Lender) and Agent.

     "Lender Group Expenses" means all (a) costs or expenses (including taxes, and insurance premiums) required to be paid by a Borrower under any of the Loan Documents that are paid or incurred by any one or more members of the Lender Group, (b) fees or charges paid or incurred by any one or more members of the Lender Group in connection with the Lender Group's transactions with Borrowers, including, fees or charges for photocopying, notarization, couriers and messengers, telecommunication, public record searches (including tax lien, judgment, UCC and PPSA searches and including searches with the patent and trademark office, the copyright office, or the department of motor vehicles), filing, recording, publication, appraisal (including periodic Collateral appraisals or business valuations to the extent of the fees and charges (and up to the amount of any limitation) contained in this Agreement), real estate surveys, real estate title policies and endorsements, and environmental audits,
(c) costs and expenses incurred by any one or more members of the Lender Group in the disbursement of funds to or for the account of Borrowers (by wire transfer or otherwise), (d) charges paid or incurred by any one or more members of the Lender Group resulting from the dishonor of checks, (e) reasonable costs and expenses paid or incurred by the Lender Group to correct any default or enforce any provision of the Loan Documents, or in gaining possession of, maintaining, handling, preserving, storing, shipping, selling, preparing for sale, or advertising to sell the Collateral, or any portion thereof, irrespective of whether a sale is consummated, (f) audit fees and expenses of any one or more members of the Lender Group related to audit examinations of the Books to the extent of the fees and charges (and up to the amount of any limitation) contained in this Agreement, (g) reasonable costs and expenses of third party claims or any other suit paid or incurred by any one or more members of the Lender Group in enforcing or defending the Loan Documents or in connection with the transactions contemplated by the Loan Documents or any one or more members of the Lender Group's relationship with any Borrower or any guarantor of the Obligations, (h) Agent's and each Lender's reasonable costs and expenses (including attorneys fees) incurred in advising, structuring, drafting, reviewing, administering, or amending the Loan Documents, and (i) Agent's and each Lender's reasonable costs and expenses (including attorneys fees) incurred in terminating, enforcing (including attorneys' fees and expenses incurred in connection with a "workout," a "restructuring," or an Insolvency Proceeding concerning any Borrower or in exercising rights or remedies under the Loan Documents), or defending the Loan Documents, irrespective of whether suit is brought, or in taking any Remedial Action concerning the Collateral.

     "Lender-Related Person" means, with respect to any Lender, such Lender, together with such Lender's Affiliates, and the officers, directors, employees, and agents of such Lender.

     "Letter of Credit" means an L/C or an L/C Undertaking, as the context requires.

     "Letter of Credit Usage" means, as of any date of determination, the aggregate undrawn amount of all outstanding Letters of Credit plus 100% of the amount outstanding time drafts accepted by an Underlying Issuer as a result of drawings under Underlying Letters of Credit.

     "LIBOR Deadline" has the meaning set forth in Section 2.13(b)(i).

     "LIBOR Notice" means a written notice in the form of Exhibit L-1.

     "LIBOR Rate" means, for each Interest Period for each LIBOR Rate Loan, the rate per annum determined by Agent (rounded upwards, if necessary, to the next 1/16%) by dividing (a) the Base LIBOR Rate for such Interest Period, by (b) 100% minus the Reserve Percentage. The LIBOR Rate shall be adjusted on and as of the effective day of any change in the Reserve Percentage.

     "LIBOR Rate Loan" means each portion of a Revolver A Advance or a Revolver B Advance that bears interest at a rate determined by reference to the LIBOR Rate.

     "LIBOR Rate Revolver A Margin" means 3.75 percentage points.

     "LIBOR Rate Revolver B Margin" means 4.00 percentage points.

     "Lien" means any interest in an asset securing an obligation owed to, or a claim by, any Person other than the owner of the asset, whether such interest shall be based on the common law, statute, or contract, whether such interest shall be recorded or perfected, and whether such interest shall be contingent upon the occurrence of some future event or events or the existence of some future circumstance or circumstances, including the lien or security interest arising from a mortgage, deed of trust, encumbrance, pledge, hypothecation, assignment, deposit arrangement, security agreement, conditional sale or trust receipt, or from a lease, consignment, or bailment for security purposes and also including reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases, and other title exceptions and encumbrances affecting Real Property.

     "Loan Account" has the meaning set forth in Section 2.10.

     "Loan Documents" means this Agreement, the Bank Product Agreements, the Canadian Security Documents, the Cash Management Agreements, the Contribution Agreement, the Control Agreements, the Copyright Security Agreement, the Disbursement Letter, the Due Diligence Letter, the Fee Letter, the German Security Documents, the Intercompany Subordination Agreement, the Letters of Credit, the Mortgages, the Officers' Certificate, the Patent Security Agreement, the Pledge Agreement, the Shareholder Subordination Agreements, the Trademark Security Agreement, any note or notes executed by a Borrower in connection with this Agreement and payable to a member of the Lender Group, and any other agreement entered into, now or in the future, by a Loan Party and the Lender Group in connection with this Agreement.

     "Loan Party" means any Borrower and any Guarantor.

     "Material Adverse Change" means (a) a material adverse change in the business, prospects, operations, results of operations, assets, liabilities or condition (financial or otherwise) of a Loan Party individually, or the Loan Parties taken as a whole, (b) a material impairment of a Loan Party's ability to perform its obligations under the Loan Documents to which it is a party or of the Lender Group's ability to enforce the Obligations or realize upon the Collateral, or (c) a material impairment of the enforceability or priority of the Agent's Liens with respect to the Collateral as a result of an action or failure to act on the part of a Loan Party.

     "Material Contract" means any agreement or contract of any Loan Party or any Subsidiary of a Loan Party (other than any agreement that by its terms may be terminated by such Person upon 60 days' notice or less) which (a) involves consideration to such Person of $250,000 or more in any year, (b) involves consideration by such Person of $250,000 or more in any year, (c) imposes financial obligations on such Person of $250,000 or more in any year or (d) is otherwise material (or together with related agreements and contracts, is material) to the business, prospects, operations, financial condition, performance or properties of Parent and its Subsidiaries, taken as a whole.

     "Maturity Date" has the meaning set forth in Section 3.4.

     "Maximum Revolver A Amount" means $25,000,000.

     "Maximum Revolver B Amount" means $7,500,000; provided, that the Maximum Revolver B Amount shall automatically be reduced on April 1, 2003, and on the first day of each month thereafter, by an amount equal to the sum of (a) the result of, for each such day, the following, determined prior to giving effect to the reduction scheduled to occur on such day:

(i) the Maximum Revolver B Amount on such day less (ii) the Revolver B Usage on such day plus (b) $125,000.

     "Mortgages" means, individually and collectively, one or more mortgages, deeds of trust, or deeds to secure debt, executed and delivered by a Loan Party in favor of Agent, for the benefit of the Lender Group, in form and substance satisfactory to Agent, that encumber the Real Property Collateral and the related improvements thereto.

     "Multiemployer Plan" means a "multiemployer plan" (as defined in Section 4001(a)(3) of ERISA) or such equivalent plan under Canadian Employee Benefit Laws or German Employee Benefit Laws to which a Loan Party, any of its Subsidiaries, or any ERISA Affiliate has contributed, or was obligated to contribute, within the past six years.

     "Negotiable Collateral" means, with respect to any Person, all of such Person's now owned and hereafter acquired right, title, and interest with respect to letters of credit, letter of credit rights, instruments, promissory notes, drafts, documents, and chattel paper (including electronic chattel paper and tangible chattel paper), and any and all supporting obligations in respect thereof.

     "Net Cash Proceeds" means, with respect to any sale or disposition by any Person or any Subsidiary thereof of property or assets, the amount of cash received (directly or indirectly) from time to time (whether as initial consideration or through the payment of deferred consideration) by or on behalf of such Person or such Subsidiary, in connection therewith after deducting therefrom only (i) the amount of any Indebtedness secured by any Permitted Lien on any asset (other than (A) Indebtedness owing to Agent or any Lender under this Agreement or the other Loan Documents and (B) Indebtedness assumed by the purchaser of such asset) which is required to be, and is, repaid in connection with such disposition, (ii) reasonable expenses related thereto incurred by such Person or such Subsidiary in connection therewith, and (iii) taxes paid or payable to any taxing authorities by such Person or such Subsidiary in connection therewith, in each case to the extent, but only to the extent, that the amounts so deducted are, at the time of receipt of such cash, actually paid or payable to a Person that is not an Affiliate and are properly attributable to such transaction.

     "Net Liquidation Percentage" means the percentage of the book value of a Loan Party's Inventory or the Appraised Value of a Loan Party's Equipment, as the case may be, that is estimated to be recoverable in an orderly liquidation of such Inventory or such Equipment, as the case may be, each such percentage to be as determined from time to time by a qualified appraisal company selected by Agent.

     "Non-Loan Party" means any Subsidiary of Parent that is not a Loan Party.

     "Obligations" means, collectively, the U.S. Obligations, the Canadian Obligations and the German Obligations.

     "Officers' Certificate" means the representations and warranties of officers form submitted by Agent to Parent, together with Parent's completed responses to the inquiries set forth therein, the form and substance of such responses to be satisfactory to Agent.

     "Operating Lease" means, with respect to any Person, any lease (including leases which may be terminated by the lessee at any time) of any property (whether real, personal or mixed) which is not a Capital Lease other than any such lease in which that Person is the lessor or sublessor.

     "Originating Lender" has the meaning set forth in Section 14.1(e).

     "Overadvance" has the meaning set forth in Section 2.5.

     "Owned Real Property" means any fee interests in real property now owned or hereafter acquired by any Loan Party and the improvements thereto.

     "Parent" has the meaning set forth in the preamble to this Agreement.

     "Participant" has the meaning set forth in Section 14.1(e).

     "Participant Register" has the meaning set forth in Section 14.1(i).

     "Patent Security Agreement" means a patent security agreement executed and delivered by each of the U.S. Borrowers and Agent, the form and substance of which is satisfactory to Agent.

     "Pay-Off Letter" means a letter, in form and substance satisfactory to Agent, from each Existing Lender to Agent respecting the amount necessary to repay in full all of the obligations of the Loan Parties owing to such Existing Lender and obtain a release of all of the Liens existing in favor of such Existing Lender in and to the assets of the Loan Parties.

     "PBGC" means the Pension Benefit Guaranty Corporation as defined in Title IV of ERISA, or any successor thereto or equivalent entity under Canadian Employee Benefit Laws or German Employee Benefit Laws.

     "Permitted Discretion" means a determination made in good faith and in the exercise of reasonable (from the perspective of a secured asset-based lender) business judgment.

     "Permitted Dispositions" means (a) sales or other dispositions by a Loan Party or its Subsidiaries of Equipment that is substantially worn, damaged, obsolete or no longer used or useful in the ordinary course of such Person's business, (b) sales by a Loan Party or its Subsidiaries of Inventory to buyers in the ordinary course of business, (c) the use or transfer of money or Cash Equivalents by a Loan Party or its Subsidiaries in a manner that is not prohibited by the terms of this Agreement or the other Loan Documents, and (d) the licensing by a Loan Party or its Subsidiaries, on a non-exclusive basis, of patents, trademarks, copyrights, and other intellectual property rights in the ordinary course of such Person's business.

     "Permitted Holder" means (a) Parent or any of its Subsidiaries or (b) any executive officer of a Subsidiary of Parent that receives shares of the capital Stock of such Subsidiary pursuant to a stockholders agreement with Parent that contains stock buyback rights in favor of Parent and is otherwise in form and substance satisfactory to Agent.

     "Permitted Investments" means (a) Investments in Cash Equivalents, (b) Investments in negotiable instruments for collection, (c) advances made in connection with purchases of goods or services in the ordinary course of business, (d) Investments by any Borrower in any U.S. Borrower, provided that if any such Investment is in the form of Indebtedness, such Indebtedness shall be subject to the terms and conditions of the Intercompany Subordination Agreement,
(e) the advance made by Parent to John H. Welker evidenced by that certain promissory note executed by John H. Welker and payable to Parent in the aggregate principal amount of $585,000 and (f) Investments by Parent in its Subordinated Notes to the extent permitted by Section 7.8(a).

     "Permitted Liens" means (a) Liens held by Agent for the benefit of Agent and the Lenders, (b) Liens for unpaid taxes that either (i) are not yet delinquent, or (ii) do not constitute an Event of Default hereunder and are the subject of Permitted Protests, (c) Liens set forth on Schedule P-1, (d) the interests of lessors under Operating Leases, (e) purchase money Liens or the interests of lessors under Capital Leases to the extent that such Liens or interests secure Permitted Purchase Money Indebtedness and so long as such Lien attaches only to the asset purchased or acquired and the proceeds thereof, (f) Liens arising by operation of law in favor of warehousemen, landlords, carriers, mechanics, materialmen, laborers, or suppliers, incurred in the ordinary course of business and not in connection with the borrowing of money, which Liens described in this clause (f) either (i) are for sums not yet delinquent, or (ii) are the subject of Permitted Protests, (g) Liens arising from deposits made in connection with obtaining worker's compensation or other unemployment insurance,
(h) Liens or deposits to secure performance of bids, tenders, or leases incurred in the ordinary course of business and not in connection with the borrowing of money, (i) Liens granted as security for surety or appeal bonds in connection with obtaining such bonds in the ordinary course of business, (j) Liens resulting from any judgment or award that is not an Event of Default hereunder so long as (i) the enforcement of such judgment or award has been stayed by reason of a pending appeal or otherwise and (ii) the aggregate amount of the claims payable in accordance with such judgments and awards shall not exceed $250,000, (k) with respect to the Real Property Collateral, Liens, easements, rights of way, and zoning restrictions that are exceptions to the commitments for title insurance issued in connection with the Mortgages, as accepted by Agent, and (l) with respect to any Real Property that is not part of the Real Property Collateral, title defects, title exceptions, easements, rights of way, and zoning restrictions that do not materially interfere with or impair the use or operation thereof.

     "Permitted Protest" means the right of Parent or any of its Subsidiaries, as applicable, to protest any Lien (other than any such Lien that secures the Obligations), taxes (other than payroll taxes or taxes that are the subject of a United States federal tax lien), or rental payment, provided that (a) a reserve with respect to such obligation is established on the Books in an amount no less than the amount required under GAAP to be so reserved, (b) any such protest is instituted promptly and prosecuted diligently by Parent or any of its Subsidiaries, as applicable, in good faith, and (c) Agent is satisfied that, while any such protest is pending, there will be no impairment of the enforceability, validity, or priority of any of the Agent's Liens.

     "Permitted Purchase Money Indebtedness" means, as of any date of determination, Purchase Money Indebtedness incurred from and after the Closing Date in an aggregate amount outstanding at any one time not in excess of $1,000,000.

     "Person" means natural persons, corporations, limited liability companies, limited partnerships, general partnerships, limited liability partnerships, joint ventures, trusts, land trusts, business trusts, or other organizations, irrespective of whether they are legal entities, and governments and agencies and political subdivisions thereof.

     "Personal Property Collateral" means all Collateral other than Real
Property.

     "Plan" means any employee benefit plan, program, or arrangement maintained or contributed to by a Loan Party or with respect to which it may incur liability subject to ERISA.

     "Pledge Agreement" means a pledge and security agreement, in form and substance satisfactory to Agent, executed and delivered by each Borrower that owns Stock of a Subsidiary of Parent or that is the holder of any promissory notes to be delivered to Agent pursuant to Section 4.2.

     "Preferred Stock" means the shares of the Series A Preferred Stock of Parent, par value $0.01 per share, issued and sold pursuant to the terms of the Certificate of Designations (as defined in the Preferred Stock Purchase Agreement).

     "Preferred Stock Purchase Agreement" means the Preferred Stock and Warrant Purchase Agreement, dated December 26, 2002, by and among Parent and the Purchasers named on the signature pages thereof, as such agreement is in effect on the Closing Date, with such changes thereto as shall be approved in writing by the Lender Group.

     "Projections" means Parent's forecasted (a) balance sheets, (b) profit and loss statements, and (c) cash flow statements, all prepared on a consistent basis with Parent's historical financial statements, together with appropriate supporting details and a statement of underlying assumptions.

     "Pro Rata Share" means:

          (a) with respect to a Lender's obligation to make Revolver A Advances and receive payments of principal, interest, fees, costs, and expenses with respect thereto, (x) prior to the Revolver A Commitment being reduced to zero, the percentage obtained by dividing (i) such Lender's Revolver A Commitment, by
(ii) the aggregate Revolver A Commitments of all Lenders, and (y) from and after the time that the Revolver A Commitment has been terminated or reduced to zero, the percentage obtained by dividing (i) the aggregate principal amount of such Lender's Revolver A Advances by (ii) the aggregate principal amount of all Revolver A Advances,

          (b) with respect to a Lender's obligation to make Revolver B Advances and receive payments of principal, interest, fees, costs, and expenses with respect thereto, (x) prior to the Revolver B Commitment being reduced to zero, the percentage obtained by dividing (i) such Lender's Revolver B Commitment, by
(ii) the aggregate Revolver B Commitments of all Lenders, and (y) from and after the time that the Revolver B Commitment has been terminated or reduced to zero, the percentage obtained by dividing (i) the aggregate principal amount of such Lender's Revolver B Advances by (ii) the aggregate principal amount of all Revolver B Advances,

          (c) with respect to a Lender's obligation to participate in Letters of Credit, to reimburse the Issuing Lender, and to receive payments of fees with respect thereto, (x) prior to the Revolver A Commitment being reduced to zero, the percentage obtained by dividing (i) such Lender's Revolver A Commitment, by
(ii) the aggregate Revolver A Commitments of all Lenders, and (y) from and after the time that the Revolver A Commitment has been terminated or reduced to zero, the percentage obtained by dividing (i) the aggregate principal amount of such Lender's Revolver A Advances by (ii) the aggregate principal amount of all Revolver A Advances,

          (d) with respect to a Lender's obligation to make the Term Loan A and receive payments of interest, fees, and principal with respect thereto, (x) prior to the making of the Term Loan A, the percentage obtained by dividing (i) such Lender's Term Loan A Commitment, by (ii) the aggregate amount of all Lenders' Term Loan A Commitments, and (y) from and after the making of the Term Loan A, the percentage obtained by dividing (i) the principal amount of such Lender's Term Loan A by (ii) the principal amount of the Term Loan A,

          (e) with respect to a Lender's obligation to make the Term Loan B and receive payments of interest, fees, and principal with respect thereto, (x) prior to the making of the Term Loan B, the percentage obtained by dividing (i) such Lender's Term Loan B Commitment, by (ii) the aggregate amount of all Lenders' Term Loan B Commitments, and (y) from and after the making of the Term Loan B, the percentage obtained by dividing (i) the principal amount of such Lender's Term Loan B by (ii) the principal amount of the Term Loan B,

          (f) with respect to a Lender's obligation to make the Term Loan C and receive payments of interest, fees, and principal with respect thereto, (x) prior to the making of the Term Loan C, the percentage obtained by dividing (i) such Lender's Term Loan C Commitment, by (ii) the aggregate amount of all Lenders' Term Loan C Commitments, and (y) from and after the making of the Term Loan C, the percentage obtained by dividing (i) the principal amount of such Lender's Term Loan C by (ii) the principal amount of the Term Loan C, and

          (g) with respect to all other matters as to a particular Lender (including the indemnification obligations arising under Section 16.7), the percentage obtained by dividing (i) such Lender's Revolver A Commitment plus such Lender's Revolver B Commitment plus the unpaid principal amount of such Lender's portion of the Term Loan A plus the unpaid principal amount of such Lender's portion of the Term Loan B plus (x) prior to the making of the Term Loan C, such Lender's Term Loan C Commitment, and (y) from and after the making of the Term Loan C, the unpaid principal amount of such Lender's portion of the Term Loan C, by (ii) the aggregate amount of Revolver Commitments of all Lenders plus the unpaid principal amount of the Term Loan A plus the unpaid principal amount of the Term Loan B plus (x) prior to the making of the Term Loan C, the aggregate amount of all Lenders' Term Loan C Commitments, and (y) from and after the making of the Term Loan C, the unpaid principal amount of the Term Loan C; provided, however, that, if such Lender's Revolver A Commitment or Revolver B Commitment shall have been terminated or reduced to zero or the Obligations have been accelerated, such Lender's Revolver A Commitment or Revolver B Commitment, as the case may be, shall be deemed to be the aggregate unpaid principal amount of such Lender's

Revolver A Advances or Revolver B Advances, as the case may be, and if all Revolver A Commitments or Revolver B Commitments, as the case may be, shall have been reduced to zero, the aggregate Revolver A Commitments or Revolver B Commitments, as the case may be, shall be deemed to be the principal amount of all outstanding Revolver A Advances or Revolver B Advances, as the case may be.

     "Purchase Money Indebtedness" means purchase money Indebtedness (excluding the Obligations) and Capitalized Lease Obligations incurred at the time of, or within 20 days after, the acquisition of any fixed assets for the purpose of financing all or any part of the acquisition cost thereof.

     "Real Property" means Owned Real Property and Leased Real Property.

     "Real Property Collateral" means the parcel or parcels of Owned Real Property identified on Schedule R-1 and any Owned Real Property hereafter acquired by a Loan Party.

     "Record" means information that is inscribed on a tangible medium or which is stored in an electronic or other medium and is retrievable in perceivable form.

     "Register" has the meaning set forth in Section 14.1(h).

     "Registered Loan" has the meaning set forth in Section 2.16.

     "Registered Note" has the meaning set forth in Section 2.16.

     "Remedial Action" means all actions taken to (a) clean up, remove, remediate, contain, treat, monitor, assess, evaluate, or in any way address Hazardous Materials in the indoor or outdoor environment, (b) prevent or minimize a release or threatened release of Hazardous Materials so they do not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment, (c) perform any pre-remedial studies, investigations, or post-remedial operation and maintenance activities, or (d) conduct any other actions authorized by 42 USC ss. 9601.

     "Report" has the meaning set forth in Section 16.17.

     "Reportable Event" means any of the events described in Section 4043(c) of ERISA or the regulations thereunder other than a Reportable Event as to which the provision of 30 days' notice to the PBGC is waived under applicable regulations.

     "Required Availability" means Excess Availability and unrestricted cash and Cash Equivalents in an amount of not less than $3,000,000.

     "Required Lenders" means, at any time, Lenders whose Pro Rata Shares aggregate 51% or more as determined pursuant to clause (g) of the definition of "Pro Rata Share"; provided, that, (a) so long as Foothill and its Affiliates hold not less than 30% of the aggregate principal amount of the sum of (x) the Revolver A Commitment, or, if the Revolver A Commitment has been terminated or reduced to zero or the Obligations have been accelerated, the Revolver A Advances then outstanding, (y) the Revolver B Commitment, or, if the Revolver B Commitment has been terminated or reduced to zero or the Obligations have been accelerated, the Revolver B Advances then outstanding, and
(z) the Term Loan A, "Required Lenders" shall include Foothill, and (b) so long as both (i) the Lenders with a Term Loan C Commitment are committed to make the Term Loan C or the Term Loan C has been made and (ii) the Initial Term Loan Lenders and their Affiliates or funds, money market accounts, investment accounts, or other account managed by the Initial Term Loan Lenders or their Affiliates hold not less than 30% of the aggregate principal amount of the sum of (x) the Term Loan B and (y) the Term Loan C Commitment, or, if the Term Loan C has been made, the Term Loan C, "Required Lenders" shall include the Required Term Loan Lenders.

          "Required Term Loan Lenders" means Lenders representing 51% of the aggregate principal amount of the Term Loan B then outstanding and the Term Loan C Commitment or, if the Term Loan C has been made, the Term Loan C.

          "Reserve Percentage" means, on any day, for any Lender, the maximum percentage prescribed by the Board of Governors of the Federal Reserve System (or any successor Governmental Authority) for determining the reserve requirements (including any basic, supplemental, marginal, or emergency reserves) that are in effect on such date with respect to eurocurrency funding (currently referred to as "eurocurrency liabilities") of that Lender, but so long as such Lender is not required or directed under applicable regulations to maintain such reserves, the Reserve Percentage shall be zero.

          "Revolver A Advances" means, collectively, the U.S. Advances, the Canadian Advances and the German Advances.

          "Revolver A Availability" means, as of any date of determination, if such date is a Business Day, and determined at the close of business on the immediately preceding Business Day, if such date of determination is not a Business Day, the amount that Borrowers are entitled to borrow as Revolver A Advances under Section 2.1(a) (after giving effect to all then outstanding Obligations (other than Bank Product Obligations) and all sublimits and reserves applicable hereunder).

          "Revolver A Borrowing Base" means, as of any date of determination, the result of:

                    (i)  an amount equal to the lesser of:

                         (y) 85% of the amount of Eligible Accounts, less the amount, if any, of the Dilution Reserve, and

                         (z) an amount equal to U.S. Borrowers' and Canadian Borrower's Collections with respect to their Accounts for the immediately preceding 90-day period,

                    plus

                    (ii) an amount equal to the least of:

                     (w)  $7,500,000,

                     (x)  35% of the value of Eligible Inventory,

                     (y) 95% times the Net Liquidation Percentage times the book value of U.S. Borrowers' and Canadian Borrower's Inventory, and

                     (z) 100% of the amount of credit availability created by clause (i) above,

               minus

               (iii) the sum of (x) the Bank Product Reserves and (y) the
                     aggregate amount of reserves (other than the Inventory Reserves), if any, established by Agent under Section 2.1(a)(ii) and Section 2.1(a)(iii).

          "Revolver A Commitment" means, with respect to each Lender, its Revolver A Commitment, and, with respect to all Lenders, their Revolver A Commitments, in each case as such Dollar amounts are set forth beside such Lender's name under the applicable heading on Schedule C-1 or on the signature page of the Assignment and Acceptance pursuant to which such Lender became a Lender hereunder in accordance with the provisions of Section 14.1.

          "Revolver A Usage" means, as of any date of determination, the sum of
(a) the then extant amount of outstanding Revolver A Advances, plus (b) the then extant amount of the Letter of Credit Usage.

          "Revolver B Advances" has the meaning set forth in Section 2.1(b).

          "Revolver B Availability" means, as of any date of determination, if such date is a Business Day, and determined at the close of business on the immediately preceding Business Day, if such date of determination is not a Business Day, the amount that U.S. Borrowers are entitled to borrow as Revolver B Advances under Section 2.1(b) (after giving effect to all then outstanding Obligations (other than Bank Product Obligations) and all sublimits and reserves applicable hereunder).

          "Revolver B Borrowing Base" means sum of (i) 80% times the Net Liquidation Percentage times the Appraised Value of Eligible Equipment and (ii) 55% of the Appraised Value of Eligible Real Property Collateral.

          "Revolver B Commitment" means, with respect to each Lender, its Revolver B Commitment, and, with respect to all Lenders, their Revolver B Commitments, in each case as such Dollar amounts are set forth beside such Lender's name under the applicable heading on Schedule C-1 or on the signature page of the Assignment and Acceptance pursuant to which such Lender became a Lender hereunder in accordance with the provisions of Section 14.1.

          "Revolver B Usage" means, as of any date of determination, the then extant amount of outstanding Revolver B Advances.

          "Revolver Commitment" means a Revolver A Commitment or a Revolver B Commitment, as applicable.

          "Revolver Usage" means, collectively, the Revolver A Usage and the Revolver B Usage.

          "Risk Participation Liability" means, as to each Letter of Credit, all reimbursement obligations of Borrowers to the Issuing Lender with respect to an L/C Undertaking, consisting of (a) the amount available to be drawn or which may become available to be drawn, (b) all amounts that have been paid by the Issuing Lender to the Underlying Issuer to the extent not reimbursed by Borrowers, whether by the making of a Revolver A Advance or otherwise, and (c) all accrued and unpaid interest, fees, and expenses payable with respect thereto.

          "SEC" means the United States Securities and Exchange Commission and any successor thereto.

          "Securities Account" means a "securities account" as that term is defined in the Code.

          "Senior Debt" shall mean the total principal amount of Indebtedness of Parent and its Subsidiaries, determined on a consolidated basis, excluding (a) the Indebtedness under the Indenture Documents, (b) the Indebtedness under the Tennessee IRB, (c) the Indebtedness under the promissory notes referred to in
Section 7.1(i), (d) all Bank Product Obligations, and (e) all Indebtedness to the extent of any cash collateral deposited to secure such Indebtedness.

          "Senior Debt Ratio" shall mean, at any date, the ratio of (i) the outstanding principal amount of Senior Debt at such date to (ii) EBITDA for the trailing 4 fiscal quarter period most recently ended on or prior to such date.

          "Senior Interest Coverage Ratio" means as at the end of any fiscal quarter for the period of 4 consecutive fiscal quarters then ended, the ratio of
(a) EBITDA for the period of 4 consecutive fiscal quarters then ended to (b) Interest Expense of Parent and its Subsidiaries in respect of Senior Debt for such period; provided, that for any fiscal quarter ending during the period from January 1, 2003 through December 31, 2003, EBITDA and Interest Expense shall be calculated on an Annualized basis.

          "Settlement" has the meaning set forth in Section 2.3(f)(i).

          "Settlement Date" has the meaning set forth in Section 2.3(f)(i).

          "Shareholder Subordination Agreement" means a subordination agreement, in form and substance satisfactory to Lender Group, executed and delivered by each shareholder of Parent that is the holder of any promissory note referred to in Section 7.1(i).

          "Solvent" means, with respect to any Person on a particular date, that such Person is not insolvent (as such term is defined in the Uniform Fraudulent Transfer Act, the Uniform Fraudulent Conveyance Act and the Bankruptcy Code) or an insolvent person (as such term is defined in the Bankruptcy and Insolvency Act (Canada)), the Limited Liability Company Act (Germany) or the Insolvency Code (Germany), as applicable.

          "Spot Rate" means, as at any date with respect to the conversion of an amount in one currency (the "original currency") to another currency (the "other currency"), the rate of exchange of Wells Fargo as of 10:00 a.m. (California time) on such date for the purchase of the original currency with the other currency.

          "Stock" means all shares, options, warrants, interests, participations, or other equivalents (regardless of how designated) of or in a Person, whether voting or nonvoting, including common stock, preferred stock, or any other "equity security" (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the SEC under the Exchange Act).

          "Subordinated Notes" means the 9-5/8% Senior Subordinated Notes due 2008 issued by Parent pursuant to the Indenture.

          "Subsidiary" of a Person means a corporation, partnership, limited liability company, or other entity in which that Person directly or indirectly owns or controls the shares of Stock having ordinary voting power to elect a majority of the board of directors (or appoint other comparable managers) of such corporation, partnership, limited liability company, or other entity.

          "Swing Lender" means Foothill or any other Lender that, at the request of Administrative Borrower and with the consent of Agent agrees, in such Lender's sole discretion, to become the Swing Lender hereunder.

          "Swing Loan" has the meaning set forth in Section 2.3(d)(i).

          "Taxes" has the meaning set forth in Section 16.11.

          "Tennessee IRB" means the $2,500,000 Variable Rate Demand Industrial Development Revenue Bonds (Numatics, Incorporated Project), Series 1996.

          "Term Loan A" has the meaning set forth in Section 2.2(a).

          "Term Loan A Amount" means $5,500,000.

          "Term Loan A Commitment" means, with respect to each Lender, its Term Loan A Commitment, and, with respect to all Lenders, their Term Loan A Commitments, in each case as such Dollar amounts are set forth beside such Lender's name under the applicable heading on Schedule C-1 or on the signature page of the Assignment and Acceptance pursuant to which such Lender became a Lender hereunder in accordance with the provisions of
Section 14.1.

          "Term Loan B" has the meaning set forth in Section 2.2(b).

          "Term Loan B Amount" means $18,000,000.

          "Term Loan B Commitment" means, with respect to each Lender, its Term Loan B Commitment, and, with respect to all Lenders, their Term Loan B Commitments, in each case as such Dollar amounts are set forth beside such Lender's name under the applicable heading on Schedule C-1 or on the signature page of the Assignment and Acceptance pursuant to which such Lender became a Lender hereunder in accordance with the provisions of Section 14.1.

          "Term Loan B Deficit" has the meaning set forth in Section 2.1(d).

          "Term Loan B PIK Amount" means, as of any date of determination, the amount of all interest accrued with respect to the Term Loan B that has been paid in kind by being added to the balance thereof in accordance with Section 2.6(a).

          "Term Loan C" has the meaning set forth in Section 2.2(c).

          "Term Loan C Amount" means $10,000,000.

          "Term Loan C Commitment" means, with respect to each Lender, its Term Loan C Commitment, and, with respect to all Lenders, their Term Loan C Commitments, in each case as such Dollar amounts are set forth beside such Lender's name under the applicable heading on Schedule C-1 or on the signature page of the Assignment and Acceptance pursuant to which such Lender became a Lender hereunder in accordance with the provisions of Section 14.1.

          "Term Loan C Deficit" has the meaning set forth in Section 2.1(e).

          "Term Loans" means, collectively, the Term Loan A, the Term Loan B and the Term Loan C.

          "Termination Event" means (i) a Reportable Event with respect to any Benefit Plan, (ii) any event that causes any Loan Party or any of its ERISA Affiliates to incur liability under Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or Section 4971 or 4975 of the
IRC, (iii) the filing of a notice of intent to terminate a Benefit Plan or the treatment of a Benefit Plan amendment as a termination under Section 4041 of ERISA, (iv) the institution of proceedings by the PBGC to terminate a Benefit Plan, (v) any other event or condition which might constitute grounds under
Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Benefit Plan, or (vi) any equivalent event, action, condition, proceeding or otherwise under Canadian Employee Benefit Laws or German Employee Benefit Laws.

          "Total Commitment" means, with respect to each Lender, its Total Commitment, and, with respect to all Lenders, their Total Commitments, in each case as such Dollar amounts are set forth beside such Lender's name under the applicable heading on Schedule C-1 attached hereto or on the signature page of the Assignment and Acceptance pursuant to which such Lender became a Lender hereunder in accordance with the provisions of Section 14.1.

          "Trademark Security Agreement" means a trademark security agreement executed and delivered by each of the U.S. Borrowers and Agent, the form and substance of which is satisfactory to Agent.

          "UCC/PPSA Filing Authorization Letter" means a letter executed by each Loan Party authorizing Agent to file appropriate financing statements on Form UCC-1 and PPSA registration statements in such office or offices as may be necessary or, in the opinion of Agent, desirable to perfect the Liens to be created by each applicable Loan Document.

          "Underlying Issuer" means a third Person which is the beneficiary of an L/C Undertaking and which has issued a letter of credit at the request of the Issuing Lender for the benefit of Borrowers.

          "Underlying Letter of Credit" means a letter of credit that has been issued by an Underlying Issuer.

          "U.S. Advance Deficit" has the meaning set forth in Section 2.1(f).

          "U.S. Advances" means the Revolver A Advances made by the Lenders with a Revolver A Commitment to the U.S. Borrowers from time to time pursuant to
Section 2.1(a)(i)(A).

          "U.S. Borrower" and "U.S. Borrowers" have the respective meanings set forth in the preamble to this Agreement.

          "U.S. EBITDA" means, with respect to any fiscal period, without duplication, U.S. Borrowers' consolidated net earnings (or loss) , minus other income, plus other non-cash minority interest expenses, plus, with respect to the Fiscal Year ending December 31, 2003, the early termination fees payable to the Existing Lenders pursuant to the existing credit facilities with the Borrowers, to the extent that such amount was deducted in arriving at consolidated net income (or loss) for such Fiscal Year, and, in any case, in an aggregate amount not to exceed $640,000, minus extraordinary gains, plus extraordinary non-cash losses, plus unrealized foreign exchange losses, minus unrealized foreign exchange gains, plus interest expense, income and single business taxes and depreciation and amortization for such period, as determined in accordance with GAAP.

          "U.S. Obligations" means (a) all loans (including the Term Loans), Advances, debts, principal, interest (including the Term Loan B PIK Amount) (including any interest that, but for the provisions of the Bankruptcy Code, would have accrued), contingent reimbursement obligations with respect to outstanding Letters of Credit, premiums, liabilities (including all amounts charged to the Loan Account pursuant hereto), obligations, fees (including the fees provided for in the Fee Letter), charges, costs, Lender Group Expenses (including any fees or expenses that, but for the provisions of the Bankruptcy Code, would have accrued), lease payments, guaranties, covenants, and duties of any kind and description, in each case, owing by U.S. Borrowers to the Lender Group pursuant to or evidenced by the Loan Documents and irrespective of whether for the payment of money, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, and including all interest not paid when due and all Lender Group Expenses that U.S. Borrowers are required to pay or reimburse by the Loan Documents, by law, or otherwise, and (b) all Bank Product Obligations. Any reference in this Agreement or in the Loan Documents to the U.S. Obligations shall include all amendments, changes, extensions, modifications, renewals replacements, substitutions, and supplements, thereto and thereof, as applicable, both prior and subsequent to any Insolvency Proceeding.

          "U.S. Senior Debt Ratio" means, at any date, the ratio of (i) the outstanding principal amount of Senior Debt (other than the Revolver A Advances made to the Canadian Borrower and the German Borrower) at such date to (ii) U.S. EBITDA for the trailing 4 fiscal quarter period most recently ended on or prior to such date.

          "Voidable Transfer" has the meaning set forth in Section 17.7.

          "Welker Employment Agreement" means the Employment Agreement, dated as of January 3, 1996, by and between the Parent and John. H. Welker.

          "Wells Fargo" means Wells Fargo Bank, National Association, a national banking association.

          1.2 Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP. When used herein, the term "financial statements" shall include the notes and schedules thereto. Whenever the term "Parent" is used in respect of a financial covenant or a related definition, it shall be understood to mean Parent and its Subsidiaries on a consolidated basis unless the context clearly requires otherwise.

          1.3 Code. Any terms used in this Agreement that are defined in the Code shall be construed and defined as set forth in the Code unless otherwise defined herein.

          1.4 Construction. Unless the context of this Agreement or any other Loan Document clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the term "including" is not limiting, and the term "or" has, except where otherwise indicated, the inclusive meaning represented by the phrase "and/or." The words "hereof," "herein," "hereby," "hereunder," and similar terms in this Agreement or any other Loan Document refer to this Agreement or such other Loan Document, as the case may be, as a whole and not to any particular provision of this Agreement or such other Loan Document, as the case may be. Section, subsection, clause, schedule, and exhibit references herein are to this Agreement unless otherwise specified. Any reference in this Agreement or in the other Loan Documents to any agreement, instrument, or document shall include all alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements, thereto and thereof, as applicable (subject to any restrictions on such alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements set forth herein). Any reference herein to any Person shall be construed to include such Person's successors and assigns. Any requirement of a writing contained herein or in the other Loan Documents shall be satisfied by the transmission of a Record and any Record transmitted shall constitute a representation and warranty as to the accuracy and completeness of the information contained therein.

          1.5 Schedules and Exhibits. All of the schedules and exhibits attached to this Agreement shall be deemed incorporated herein by reference.

          1.6 Currency. Unless otherwise expressly provided herein, all amounts denominated in "Dollars" shall be deemed to include the Foreign Currency Equivalent in Canadian Dollars of such amount.

     2. LOAN AND TERMS OF PAYMENT.

          2.1 Revolver Advances.

               (a) Revolver A Advances.

                    (i) Subject to the terms and conditions of this Agreement, and during the term of this Agreement, each Lender with a Revolver A Commitment agrees (severally, not jointly or jointly and severally) to make advances ("Revolver A Advances") to:

                        (A) U.S. Borrowers in an aggregate principal amount at any one time outstanding not to exceed such Lender's Pro Rata Share of an amount equal to the lesser of (1) the Maximum Revolver A Amount less the sum of (x) the Letter of Credit Usage, plus (y) the aggregate principal amount of Canadian Advances outstanding at such time plus (z) the aggregate principal amount of German Advances outstanding at such time and (2) the Revolver A Borrowing Base less the sum of (w) the Letter of Credit Usage plus (x) the aggregate principal amount of Canadian Advances outstanding at such time plus (y) the aggregate principal amount of German Advances outstanding at such time plus (z) the aggregate amount of the Inventory Reserves,

                        (B) Canadian Borrower in an aggregate principal amount at any one time outstanding not to exceed such Lender's Pro Rata Share of an amount equal to the lesser of (1) the Canadian Commitment and (2) the Revolver A Borrowing Base less the sum of (w) the Letter of Credit Usage plus (x) the aggregate principal amount of U.S. Advances outstanding at such time plus (y) the aggregate principal amount of German Advances outstanding at such time plus (z) the aggregate amount of the Inventory Reserves (it being understood that the Lenders with Revolver A Commitments shall make Revolver A Advances to the Canadian Borrower in the aggregate amount of $1,599,092.45 on the Closing Date and $1,900,907.55 within 1 day of the Closing Date in accordance with Section 3.2(h)), and

                        (C) German Borrower in an aggregate principal amount at any one time outstanding not to exceed such Lender's Pro Rata Share of an amount equal to the lesser of (1) the German Commitment and (2) the Revolver A Borrowing Base less

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

     the sum of (w) the Letter of Credit Usage plus (x) the aggregate principal amount of U.S. Advances outstanding at such time plus (y) the aggregate principal amount of Canadian Advances outstanding at such time plus (z) the aggregate amount of the Inventory Reserves (it being understood that the Lenders with Revolver A Commitments shall make Revolver A Advances to the German Borrower in the aggregate amount of $1,503,239 on the Closing Date and $3,496,761 within 7 days of the Closing Date in accordance with Section 3.2(i)).

                    (ii) Anything to the contrary in this Section 2.1(a) notwithstanding, Agent shall have the right to establish reserves in such amounts, and with respect to such matters, as Agent in its Permitted Discretion shall deem necessary or appropriate, against the Revolver A Borrowing Base, including reserves with respect to (i) sums that Loan Parties are required to pay (such as taxes, assessments, insurance premiums, or, in the case of leased assets, rents or other amounts payable under such leases) and has failed to pay under any Section of this Agreement or any other Loan Document, and (ii) amounts owing by Loan Parties to any Person to the extent secured by a Lien on, or trust over, any of the Collateral (other than any existing Permitted Lien set forth on Schedule P-1 which is specifically identified thereon as entitled to have priority over the Agent's Liens), which Lien or trust, in the Permitted Discretion of Agent, likely would have a priority superior to the Agent's Liens (such as Liens or trusts in favor of landlords, warehousemen, carriers, mechanics, materialmen, laborers, or suppliers, or Liens or trusts for ad valorem, excise, sales, or other taxes where given priority under applicable law) in and to such item of the Collateral. In addition to the foregoing, Agent shall have the right to have the Inventory reappraised by a qualified appraisal company selected by Agent from time to time after the Closing Date for the purpose of redetermining the Net Liquidation Percentage of the Eligible Inventory portion of the Collateral and, as a result, redetermining the Revolver A Borrowing Base, provided, that, so long as no Default or Event of Default has occurred and is continuing, Borrowers shall only be obligated to pay for fees and charges incurred for appraisals conducted no more frequently than 2 times per calendar year.

                    (iii) Amounts borrowed pursuant to this Section 2.1(a) may be repaid and, subject to the terms and conditions of this Agreement, reborrowed at any time during the term of this Agreement; provided, that the Agent shall establish and maintain a reserve against both the Maximum Revolver A Amount and the Revolver A Borrowing Base in an amount equal to:

                          (A) the difference between (1) the Canadian Commitment and (2) the aggregate principal amount of Canadian Advances outstanding, plus

                          (B) the difference between (1) the German Commitment and (2) the aggregate principal amount of German Advances outstanding.

               (b)  Revolver B Advances.

                    (i) Subject to the terms and conditions of this Agreement, and during the term of this Agreement, each Lender with a Revolver B Commitment agrees

     (severally, not jointly or jointly and severally) to make advances ("Revolver B Advances") to U.S. Borrowers in an aggregate principal amount at any one time outstanding not to exceed such Lender's Pro Rata Share of an amount equal to the lesser of (A) the Maximum Revolver B Amount and (B) the Revolver B Borrowing Base.

                    (ii) Anything to the contrary in this Section 2.1(b) notwithstanding, Agent shall have the right to establish reserves in such amounts, and with respect to such matters, as Agent in its Permitted Discretion shall deem necessary or appropriate, against the Revolver B Borrowing Base, including reserves with respect to potential environmental remediation costs relating to Eligible Real Property Collateral. In addition to the foregoing, Agent shall have the right to have the Eligible Equipment and Eligible Real Property Collateral reappraised by a qualified appraisal company selected by Agent in its Permitted Discretion from time to time after the Closing Date for the purposes of redetermining the Revolver B Borrowing Base; provided, that so long as no Default or Event of Default has occurred and is continuing, Borrowers shall only be obligated to pay for fees and charges incurred for such appraisals of the Eligible Equipment conducted no more frequently than 1 time per year and such appraisals of the Eligible Real Property Collateral conducted no more frequently than 1 time per year.

                    (iii) Amounts borrowed pursuant to this Section 2.1(b) may be repaid and, subject to the terms and conditions of this Agreement, upon 5 days prior written notice to Agent, reborrowed in a minimum amount of not less than $1,000,000 at any time, provided that amounts repaid under this
     Section 2.1(b)(iii) may only be reborrowed if, in connection with such reborrowing, U.S. Borrowers pay to the Lenders with a Revolver B Commitment a fee in an amount equal to 3% of the amount reborrowed.

                (c) Indenture Deficit. Notwithstanding the foregoing, the Lenders with Revolver Commitments shall have no obligation to make additional Advances if, either immediately before or after giving effect to such Advances, the Revolver Usage exceeds the greater of (i) $35,000,000 and (ii) the sum of
(A) 85% of the Accounts of the Parent and its Restricted Subsidiaries (as defined in the Indenture) that are not more than 120 days past due and (B) 65% of the book value of all Inventory of the Parent and its Restricted Subsidiaries (as defined in the Indenture), in each case calculated on a consolidated basis and in accordance with GAAP (the amount of such excess is hereafter referred to as the "Indenture Deficit").

                (d) Term Loan B Deficit. Notwithstanding the foregoing, the Lenders with Revolver Commitments shall have no obligation to make additional Advances if, either immediately before or after giving effect to such Advances, the sum of the Revolver Usage plus the aggregate principal amount of the Term Loans other than the Term Loan C (including the Term Loan B PIK Amount) then outstanding exceeds the lesser of (i) 50% of the Enterprise Value of Parent and its Subsidiaries and (ii) 2.50 times the trailing 12 months EBITDA of Parent and its Subsidiaries for the immediately preceding 12 month period (the amount of such excess is hereafter referred to as the "Term Loan B Deficit").

                (e) Term Loan C Deficit. Notwithstanding the foregoing, the Lenders with Revolver Commitments shall have no obligation to make additional Advances if, either immediately before or after giving effect to such Advances, the sum of the Revolver Usage plus the aggregate principal amount of the Term Loans (including the Term Loan B PIK Amount) then outstanding exceeds the lesser of (i) 60% of the Enterprise Value of Parent and its Subsidiaries and (ii) 3.00 times the trailing 12 months EBITDA of Parent and its Subsidiaries for the immediately preceding 12 month period (the amount of such excess is hereafter referred to as the "Term Loan C Deficit").

                (f) U.S. Advance Deficit. Notwithstanding the foregoing, the Lenders with Revolver Commitments shall have no obligation to make additional Advances if, either immediately before or after giving effect to such Advances, the sum of (i) the then extant amount of U.S. Advances plus (ii) the then extant amount of Revolver B Advances plus (iii) the then extant amount of the Letter of Credit Usage plus (iv) the aggregate principal amount of the Term Loans (including the Term Loan B PIK Amount) then outstanding exceeds (A) prior to the making of the Term Loan C, 2.75 times the trailing 12 months U.S. EBITDA for the immediately preceding 12 month period and (B) after the making of the Term Loan C, 3.25 times the trailing 12 months U.S. EBITDA for the immediately preceding 12 month period (the amount of such excess is hereafter referred to as the "U.S. Advance Deficit").

                (g) Maximum Revolver A Amount. Notwithstanding the foregoing, the Lenders with Revolver A Commitments shall have no obligation to make additional Revolver A Advances hereunder to the extent such additional Revolver A Advances would cause the Revolver A Usage to exceed the Maximum Revolver A Amount.

                (h) Maximum Revolver B Amount. Notwithstanding the foregoing, the Lenders with Revolver B Commitments shall have no obligation to make additional Revolver B Advances hereunder to the extent such additional Revolver B Advances would cause the Revolver B Usage to exceed the Maximum Revolver B Amount.

          2.2 Term Loans. (a) Subject to the terms and conditions of this Agreement, on the Closing Date, each Lender with a Term Loan A Commitment agrees (severally, not jointly or jointly and severally) to make term loans (collectively, the "Term Loan A") to U.S. Borrowers in an amount equal to such Lender's Pro Rata Share of the Term Loan A Amount. The Term Loan A shall be repaid in consecutive monthly installments each in a principal amount equal to $114,583, on the first day of each month, commencing April 1, 2003. Subject to
Section 3.6, U.S. Borrowers may at any time prepay all or a portion of the Term Loan A. The outstanding unpaid principal balance and all accrued and unpaid interest under the Term Loan A shall be due and payable on the date of termination of this Agreement, whether by its terms, by prepayment, or by acceleration. All amounts outstanding under the Term Loan A shall constitute Obligations. Any principal amount of the Term Loan A repaid or prepaid may not be reborrowed.

                (b) Subject to the terms and conditions of this Agreement, on the Closing Date, each Lender with a Term Loan B Commitment agrees (severally, not jointly or jointly and severally) to make term loans (collectively, the "Term Loan B") to U.S. Borrowers in an amount equal to such Lender's Pro Rata Share of the Term Loan B Amount. Subject to Section 3.6, U.S. Borrowers may at any time prepay all or a portion of the Term Loan B, provided that (i) no Event of Default shall have occurred and be continuing or would result from such prepayment, (ii) the outstanding principal amount of the Term Loan A has been paid in full, and

(iii) immediately after giving effect to such prepayment, Borrowers have Excess Availability of not less than $5,000,000. The outstanding unpaid principal balance (including the outstanding Term Loan B PIK Amount) and all accrued and unpaid interest under the Term Loan B (including the Term Loan B PIK Amount) shall be due and payable on the date of termination of this Agreement, whether by its terms, by prepayment, or by acceleration. All amounts outstanding under the Term Loan B (including the Term Loan B PIK Amount) shall constitute Obligations. Any principal amount of the Term Loan B repaid or prepaid may not be reborrowed.

                (c) Subject to the terms and conditions of this Agreement, each Lender with a Term Loan C Commitment agrees (severally, not jointly or jointly and severally) to make term loans (collectively, the "Term Loan C") to U.S. Borrowers in an amount equal to such Lender's Pro Rata Share of the Term Loan C Amount. The aggregate principal amount of the Term Loan C must be drawn in a single Borrowing within 6 months of the Closing Date, on a Business Day upon not less than 5 Business Days' notice, and shall not exceed the Term Loan C Commitment. Subject to Section 3.6, U.S. Borrowers may at any time prepay all or a portion of the Term Loan C, provided that (i) no Event of Default shall have occurred and be continuing or would result from such prepayment, (ii) the outstanding principal amount of the Term Loan A has been paid in full, and (iii) immediately after giving effect to such prepayment, Borrowers have Excess Availability of not less than $5,000,000. The outstanding unpaid principal balance and all accrued and unpaid interest under the Term Loan C shall be due and payable on the date of termination of this Agreement, whether by its terms, by prepayment, or by acceleration. All amounts outstanding under the Term Loan C shall constitute Obligations. Any principal amount of the Term Loan C repaid or prepaid may not be reborrowed.

          2.3   Borrowing Procedures and Settlements.

                (a) Procedure for Borrowing. Each Borrowing of an Advance shall be made by an irrevocable written request by an Authorized Person delivered to Agent (which notice must be received by Agent no later than 10:00 a.m. (California time) on the Business Day prior to the date that is the requested Funding Date, specifying (i) the amount of such Borrowing, (ii) whether such Advance is to be a Revolver A Advance or a Revolver B Advance, and, in the case of Revolver A Advances, whether such Revolver A Advance is to be for the benefit of the U.S. Borrowers, the Canadian Borrower or the German Borrower, and (iii) the requested Funding Date, which shall be a Business Day; provided, however, that in the case of a request for Swing Loan in an amount of $2,500,000, or less, such notice will be timely received if it is received by Agent no later than 10:00 a.m. (California time) on the Business Day that is the requested Funding Date). At Agent's election, in lieu of delivering the above-described written request, any Authorized Person may give Agent telephonic notice of such request by the required time, with such telephonic notice to be confirmed in writing within 24 hours of the giving of such notice.

                (b) Agent's Election. Promptly after receipt of a request for a Borrowing pursuant to Section 2.3(a), Agent shall elect, in its discretion, (i) to have the terms of Section 2.3(c) apply to such requested Borrowing, or (ii) if the Borrowing is for a Revolver A Advance, to request Swing Lender to make a Swing Loan pursuant to the terms of Section 2.3(d) in the amount of the requested Borrowing; provided, however, that if Swing Lender declines in its sole discretion to make a Swing Loan pursuant to Section 2.3(d), Agent shall elect to have the terms of Section 2.3(c) apply to such requested Borrowing.

                (c) Making of Advances.

                    (i) In the event that Agent shall elect to have the terms of this Section 2.3(c) apply to a requested Borrowing as described in
     Section 2.3(b), then promptly after receipt of a request for a Borrowing pursuant to Section 2.3(a), Agent shall notify the Lenders, not later than 1:00 p.m. (California time) on the Business Day immediately preceding the Funding Date applicable thereto, by telecopy, telephone, or other similar form of transmission, of the requested Borrowing. Each Lender shall make the amount of such Lender's Pro Rata Share of the requested Borrowing available to Agent in immediately available funds, to Agent's Account, not later than 10:00 a.m. (California time) on the Funding Date applicable thereto. After Agent's receipt of the proceeds of such Advances, upon satisfaction of the applicable conditions precedent set forth in Section 3 hereof, Agent shall make the proceeds thereof available to Administrative Borrower on the applicable Funding Date by transferring immediately available funds equal to such proceeds received by Agent to Administrative Borrower's Designated Account; provided, however, that, subject to the provisions of Section 2.3(i), Agent shall not request any Lender to make, and no Lender shall make, any Advance if Agent shall have actual knowledge that (1) one or more of the applicable conditions precedent set forth in
     Section 3 will not be satisfied on the requested Funding Date for the applicable Borrowing unless such condition has been waived, or (2) the requested Borrowing would exceed the applicable Availability on such Funding Date.

                    (ii) Unless Agent receives notice from a Lender on or prior to the Closing Date or, with respect to any Borrowing after the Closing Date, at least 1 Business Day prior to the date of such Borrowing, that such Lender will not make available as and when required hereunder to Agent for the account of Borrowers the amount of that Lender's Pro Rata Share of the Borrowing, Agent may assume that each Lender has made or will make such amount available to Agent in immediately available funds on the Funding Date and Agent may (but shall not be so required), in reliance upon such assumption, make available to Borrowers on such date a corresponding amount. If and to the extent any Lender shall not have made its full amount available to Agent in immediately available funds and Agent in such circumstances has made available to Borrowers such amount, that Lender shall on the Business Day following such Funding Date make such amount available to Agent, together with interest at the Defaulting Lender Rate for each day during such period. A notice submitted by Agent to any Lender with respect to amounts owing under this subsection shall be conclusive, absent manifest error. If such amount is so made available, such payment to Agent shall constitute such Lender's Advance on the date of Borrowing for all purposes of this Agreement. If such amount is not made available to Agent on the Business Day following the Funding Date, Agent will notify Administrative Borrower of such failure to fund and, upon demand by Agent, Borrowers shall pay such amount to Agent for Agent's account, together with interest thereon for each day elapsed since the date of such Borrowing, at a rate per annum equal to the interest rate applicable at the time to the Advances composing such Borrowing. The failure of any Lender to make any Advance on any Funding Date shall not relieve any other Lender of any obligation hereunder to make an Advance on such Funding Date, but no Lender shall be responsible for the failure of any other Lender to make the Advance to be made by such other Lender on any Funding Date.

                    (iii) Agent shall not be obligated to transfer to a Defaulting Lender any payments made by Borrowers to Agent for the Defaulting Lender's benefit, and, in the absence of such transfer to the Defaulting Lender, Agent shall transfer any such payments to each other non-Defaulting Lender member of the Lender Group ratably in accordance with their Commitments (but only to the extent that such Defaulting Lender's Advance was funded by the other members of the Lender Group) or, if so directed by Administrative Borrower and if no Default or Event of Default had occurred and is continuing (and to the extent such Defaulting Lender's Advance was not funded by the Lender Group), retain same to be re-advanced to Borrowers as if such Defaulting Lender had made Advances to Borrowers. Subject to the foregoing, Agent may hold and, in its Permitted Discretion, re-lend to Borrowers for the account of such Defaulting Lender the amount of all such payments received and retained by it for the account of such Defaulting Lender. Solely for the purposes of voting or consenting to matters with respect to the Loan Documents, such Defaulting Lender shall be deemed not to be a "Lender" and such Lender's Commitment shall be deemed to be zero. This Section shall remain effective with respect to such Lender until (x) the Obligations under this Agreement shall have been declared or shall have become immediately due and payable, (y) the non-Defaulting Lenders, Agent, and Administrative Borrower shall have waived such Defaulting Lender's default in writing, or (z) the Defaulting Lender makes its Pro Rata Share of the applicable Advance and pays to Agent all amounts owing by Defaulting Lender in respect thereof. The operation of this Section shall not be construed to increase or otherwise affect the Commitment of any Lender, to relieve or excuse the performance by such Defaulting Lender or any other Lender of its duties and obligations hereunder, or to relieve or excuse the performance by Borrowers of their duties and obligations hereunder to Agent or to the Lenders other than such Defaulting Lender. Any such failure to fund by any Defaulting Lender shall constitute a material breach by such Defaulting Lender of this Agreement and shall entitle Administrative Borrower at its option, upon written notice to Agent, to arrange for a substitute Lender to assume the Commitment of such Defaulting Lender, such substitute Lender to be acceptable to Agent. In connection with the arrangement of such a substitute Lender, the Defaulting Lender shall have no right to refuse to be replaced hereunder, and agrees to execute and deliver a completed form of Assignment and Acceptance Agreement in favor of the substitute Lender (and agrees that it shall be deemed to have executed and delivered such document if it fails to do so) subject only to being repaid its share of the outstanding Obligations (other than Bank Product Obligations) (including an assumption of its Pro Rata Share of the Risk Participation Liability) without any premium or penalty of any kind whatsoever; provided further, however, that any such assumption of the Commitment of such Defaulting Lender shall not be deemed to constitute a waiver of any of the Lender Groups' or Borrowers' rights or remedies against any such Defaulting Lender arising out of or in relation to such failure to fund.

                (d) Making of Swing Loans.

                    (i) In the event Agent shall elect, with the consent of Swing Lender, as a Lender, to have the terms of this Section 2.3(d) apply to a requested Borrowing as described in Section 2.3(b), Swing Lender as a Lender shall make such Revolver A Advance in the amount of such Borrowing (any such Revolver A Advance made solely by Swing Lender as a Lender pursuant to this Section 2.3(d) being referred to as a "Swing Loan" and such Revolver A Advances being referred to collectively as "Swing Loans") available to Borrowers on the Funding Date applicable thereto by transferring immediately available funds to Administrative Borrower's Designated Account. Each Swing Loan is a Revolver A Advance hereunder and shall be subject to all the terms and conditions applicable to other Revolver A Advances, except that no such Swing Loan shall be eligible for the LIBOR Option and all payments on any Swing Loan shall be payable to Swing Lender as a Lender solely for its own account (and for the account of the holder of any participation interest with respect to such Swing Loan). Subject to the provisions of Section 2.3(i), Agent shall not request Swing Lender as a Lender to make, and Swing Lender as a Lender shall not make, any Swing Loan if Agent has actual knowledge that (i) one or more of the applicable conditions precedent set forth in Section 3 will not be satisfied on the requested Funding Date for the applicable Borrowing unless such condition has been waived, or (ii) the requested Borrowing would exceed the Revolver A Availability on such Funding Date. Swing Lender as a Lender shall not otherwise be required to determine whether the applicable conditions precedent set forth in Section 3 have been satisfied on the Funding Date applicable thereto prior to making, in its sole discretion, any Swing Loan.

                    (ii) The Swing Loans shall be secured by the Agent's Liens, shall constitute Revolver A Advances and Obligations hereunder, and shall bear interest at the rate applicable from time to time to Revolver A Advances.

                (e) Agent Advances.

                    (i) Agent hereby is authorized by Borrowers and the Lenders, from time to time in Agent's sole discretion, (1) after the occurrence and during the continuance of a Default or an Event of Default, or (2) at any time that any of the other applicable conditions precedent set forth in Section 3 have not been satisfied, to make Revolver A Advances to Borrowers on behalf of the Lenders that Agent, in its Permitted Discretion deems necessary or desirable (A) to preserve or protect the Collateral, or any portion thereof, (B) to enhance the likelihood of repayment of the Obligations (other than the Bank Product Obligations), or
     (C) to pay any other amount chargeable to Borrowers pursuant to the terms of this Agreement, including Lender Group Expenses and the costs, fees, and expenses described in Section 10 (any of the Revolver A Advances described in this Section 2.3(e) shall be referred to as "Agent Advances"); provided, that notwithstanding anything to the contrary contained in this Section 2.3(e), the aggregate principal amount of Revolver A Advances outstanding at any time, when taken together with the aggregate principal amount of Overadvances made in accordance with Section 2.3(i) hereof outstanding at any time, shall not exceed an amount equal to the lesser of (x) 10% of the Revolver A Borrowing Base then in effect and (y) $2,500,000. Each

     Agent Advance is a Revolver A Advance hereunder and shall be subject to all the terms and conditions applicable to other Revolver A Advances, except that no such Agent Advance shall be eligible for the LIBOR Option and all payments thereon shall be payable to Agent solely for its own account (and for the account of the holder of any participation interest with respect to such Agent Advance).

                    (ii) The Agent Advances shall be repayable by Borrowers on demand and secured by the Agent's Liens granted to Agent under the Loan Documents, shall constitute Revolver A Advances and Obligations hereunder, and shall bear interest at the rate applicable from time to time to Revolver A Advances that are Base Rate Loans.

                (f) Settlement. It is agreed that each Lender's funded portion of the Revolver A Advances is intended by the Lenders to equal, at all times, such Lender's Pro Rata Share of the outstanding Revolver A Advances. Such agreement notwithstanding, Agent, Swing Lender, and the other Lenders agree (which agreement shall not be for the benefit of or enforceable by Borrowers) that in order to facilitate the administration of this Agreement and the other Loan Documents, settlement among them as to the Revolver A Advances, the Swing Loans, and the Agent Advances shall take place on a periodic basis in accordance with the following provisions:

                    (i) Agent shall request settlement ("Settlement") with the Lenders on a weekly basis, or on a more frequent basis if so determined by Agent, (1) on behalf of Swing Lender, with respect to each outstanding Swing Loan, (2) for itself, with respect to each Agent Advance, and (3) with respect to Collections of the U.S. Borrowers received, as to each by notifying the Lenders by telecopy, telephone, or other similar form of transmission, of such requested Settlement, no later than 2:00 p.m. (California time) on the Business Day immediately prior to the date of such requested Settlement (the date of such requested Settlement being the "Settlement Date"). Such notice of a Settlement Date shall include a summary statement of the amount of outstanding Revolver A Advances, Swing Loans, and Agent Advances for the period since the prior Settlement Date. Subject to the terms and conditions contained herein (including Section 2.3(c)(iii)): (y) if a Lender's balance of the Revolver A Advances, Swing Loans, and Agent Advances exceeds such Lender's Pro Rata Share of the Revolver A Advances, Swing Loans, and Agent Advances as of a Settlement Date, then Agent shall, by no later than 12:00 p.m. (California time) on the Settlement Date, transfer in immediately available funds to the account of such Lender as such Lender may designate, an amount such that each such Lender shall, upon receipt of such amount, have as of the Settlement Date, its Pro Rata Share of the Revolver A Advances, Swing Loans, and Agent Advances, and (z) if a Lender's balance of the Revolver A Advances, Swing Loans, and Agent Advances is less than such Lender's Pro Rata Share of the Revolver A Advances, Swing Loans, and Agent Advances as of a Settlement Date, such Lender shall no later than 12:00 p.m. (California time) on the Settlement Date transfer in immediately available funds to the Agent's Account, an amount such that each such Lender shall, upon transfer of such amount, have as of the Settlement Date, its Pro Rata Share of the Revolver A Advances, Swing Loans, and Agent Advances. Such amounts made available to Agent under clause (z) of the immediately preceding sentence shall be applied against the amounts of the applicable Swing Loan or Agent Advance and, together with the portion of such Swing Loan or Agent Advance representing Swing Lender's Pro Rata Share thereof, shall constitute Revolver A Advances of such Lenders. If any such amount is not made available to Agent by any Lender on the Settlement Date applicable thereto to the extent required by the terms hereof, Agent shall be entitled to recover for its account such amount on demand from such Lender together with interest thereon at the Defaulting Lender Rate.

                    (ii) In determining whether a Lender's balance of the Revolver A Advances, Swing Loans, and Agent Advances is less than, equal to, or greater than such Lender's Pro Rata Share of the Revolver A Advances, Swing Loans, and Agent Advances as of a Settlement Date, Agent shall, as part of the relevant Settlement, apply to such balance the portion of payments actually received in good funds by Agent with respect to principal, interest and fees payable by Borrowers and allocable to the Lenders hereunder, and proceeds of Collateral. To the extent that a net amount is owed to any such Lender after such application, such net amount shall be distributed by Agent to that Lender as part of such next Settlement.

                    (iii) Between Settlement Dates, Agent, to the extent no Agent Advances or Swing Loans are outstanding, may pay over to Swing Lender any payments received by Agent, that in accordance with the terms of this Agreement would be applied to the reduction of the Revolver A Advances, for application to Swing Lender's Pro Rata Share of the Revolver A Advances. If, as of any Settlement Date, Collections of the U.S. Borrowers received since the then immediately preceding Settlement Date have been applied to Swing Lender's Pro Rata Share of the Revolver A Advances other than to Swing Loans, as provided for in the previous sentence, Swing Lender shall pay to Agent for the accounts of the Lenders, and Agent shall pay to the Lenders, to be applied to the outstanding Revolver A Advances of such Lenders, an amount such that each Lender shall, upon receipt of such amount, have, as of such Settlement Date, its Pro Rata Share of the Revolver A Advances. During the period between Settlement Dates, Swing Lender with respect to Swing Loans, Agent with respect to Agent Advances, and each Lender (subject to the effect of letter agreements between Agent and individual Lenders) with respect to the Revolver A Advances other than Swing Loans and Agent Advances, shall be entitled to interest at the applicable rate or rates payable under this Agreement on the daily amount of funds employed by Swing Lender, Agent, or the Lenders, as applicable.

                    (iv) All payments received by Agent from U.S. Borrowers in respect of Revolver B Advances shall be applied in accordance with Section 2.4(b).

                (g) Notation. Agent shall record on its books the principal amount of the Advances owing to each Lender, including the Swing Loans owing to Swing Lender, and Agent Advances owing to Agent, and the interests therein of each Lender, from time to time. In addition, each Lender is authorized, at such Lender's option, to note the date and amount of each payment or prepayment of principal of such Lender's Advances in its books and records, including computer records, such books and records constituting conclusive evidence, absent manifest error, of the accuracy of the information contained therein.

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

                    (h) Lenders' Failure to Perform. All Advances (other than Swing Loans and Agent Advances) shall be made by the Lenders contemporaneously and in accordance with their Pro Rata Shares. It is understood that (i) no Lender shall be responsible for any failure by any other Lender to perform its obligation to make any Advance (or other extension of credit) hereunder, nor shall any Commitment of any Lender be increased or decreased as a result of any failure by any other Lender to perform its obligations hereunder, and (ii) no failure by any Lender to perform its obligations hereunder shall excuse any other Lender from its obligations hereunder.

                    (i) Optional Overadvances. (i) Any contrary provision of this Agreement notwithstanding, the Lenders hereby authorize Agent or Swing Lender, as applicable, and Agent or Swing Lender, as applicable, may, but is not obligated to, knowingly and intentionally, continue to make Revolver A Advances (including Swing Loans) to Borrowers notwithstanding that an Overadvance exists or thereby would be created, so long as (A) after giving effect to such Revolver A Advances (including a Swing Loan), the Revolver A Usage does not exceed the Revolver A Borrowing Base less the aggregate amount of the Inventory Reserves by more than an amount equal to the lesser of (x) 10% of the Borrowing Base then in effect and (y) $2,500,000, (B) after giving effect to such Revolver A Advances (including a Swing Loan), the outstanding Revolver A Usage (except for and excluding amounts charged to the Loan Account (including any sub-account thereof) for interest, fees, or Lender Group Expenses) does not exceed the Maximum Revolver A Amount, (C) the aggregate principal amount of Overadvances made pursuant to this Section 2.3(i) when taken together with the aggregate principal amount of Agent Advances made pursuant to Section 2.3(e) does not exceed at any time an amount equal to the lesser of (x) 10% of the Revolver A Borrowing Base then in effect and (y) $2,500,000, (D) at the time of the making of any such Revolver A Advance (including a Swing Loan), Agent does not believe, in good faith, that the Overadvance created by such Revolver A Advance will be outstanding for more than 90 days and (E) after giving effect to such Revolver A Advances (including a Swing Loan), no Indenture Deficit would exist. The foregoing provisions are for the exclusive benefit of Agent, Swing Lender, and the Lenders and are not intended to benefit Borrowers in any way. The Revolver A Advances and Swing Loans, as applicable, that are made pursuant to this Section 2.3(i) shall be subject to the same terms and conditions as any other Revolver A Advance or Swing Loan, as applicable, except that they shall not be eligible for the LIBOR Option and the rate of interest applicable thereto shall be the rate applicable to Revolver A Advances that are Base Rate Loans under Section 2.6(c) hereof without regard to the presence or absence of a Default or Event of Default.

                         (ii) In the event Agent obtains actual knowledge that the Revolver A Usage exceeds the amounts permitted by the preceding paragraph, regardless of the amount of, or reason for, such excess, Agent shall notify Lenders as soon as practicable (and prior to making any (or any additional) intentional Overadvances (except for and excluding amounts charged to the Loan Account (including any sub-account thereof) for interest, fees, or Lender Group Expenses) unless Agent determines that prior notice would result in imminent harm to the Collateral or its value), and the Lenders with Revolver A Commitments thereupon shall, together with Agent, jointly determine the terms of arrangements that shall be implemented with Borrowers intended to reduce, within a reasonable time, the outstanding principal amount of the Revolver A Advances to Borrowers to an amount permitted by the preceding paragraph. In the event Agent or

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

     any Lender disagrees over the terms of reduction or repayment of any Overadvance, the terms of reduction or repayment thereof shall be implemented according to the determination of the Required Lenders.

                    (iii) Each Lender with a Revolver A Commitment shall be obligated to settle with Agent as provided in Section 2.3(f) for the amount of such Lender's Pro Rata Share of any unintentional Overadvances by Agent reported to such Lender, any intentional Overadvances made as permitted under this Section 2.3(i), and any Overadvances resulting from the charging to the Loan Account (including any sub-account thereof) of interest, fees, or Lender Group Expenses.

          2.4 Payments.

                (a) Payments by Borrowers.

                    (i) Except as otherwise expressly provided herein, all payments by Borrowers shall be made to Agent's Account for the account of the Lender Group and shall be made in immediately available funds, no later than 11:00 a.m. (California time) on the date specified herein. Any payment received by Agent later than 11:00 a.m. (California time), shall be deemed to have been received on the following Business Day and any applicable interest or fee shall continue to accrue until such following Business Day.

                    (ii) Unless Agent receives notice from Administrative Borrower prior to the date on which any payment is due to the Lenders that Borrowers will not make such payment in full as and when required, Agent may assume that Borrowers have made (or will make) such payment in full to Agent on such date in immediately available funds and Agent may (but shall not be so required), in reliance upon such assumption, distribute to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent Borrowers do not make such payment in full to Agent on the date when due, each Lender severally shall repay to Agent on demand such amount distributed to such Lender, together with interest thereon at the Defaulting Lender Rate for each day from the date such amount is distributed to such Lender until the date repaid.

                (b) Apportionment and Application of Payments.

                    (i) Except as otherwise provided with respect to Defaulting Lenders and except as otherwise provided in the Loan Documents (including in letter agreements between Agent and individual Lenders), aggregate principal and interest payments shall be apportioned ratably among the Lenders (according to the unpaid principal balance of the Obligations to which such payments relate held by each Lender) and payments of fees and expenses (other than fees or expenses that are for Agent's separate account, after giving effect to any letter agreements between Agent and individual Lenders) shall be apportioned ratably among the Lenders having a Pro Rata Share of the type of Commitment or Obligation to which a particular fee relates. Except (x) as otherwise specifically provided in Section 2.4(c) below, (y) if an Event of Default shall have occurred and be continuing or would result after giving effect to any such payment (in which case, such payments shall be applied in the manner set forth in an agreement among Agent and Lenders), or (z) with respect to payments of principal or interest of specific Obligations or which relate to the payment of specific fees or other amounts, all payments shall be remitted to Agent and all such payments, and all proceeds of Accounts or other Collateral received by Agent, shall be applied as follows:

                     (A) first, to pay the principal of all Agent Advances until paid in full,

                     (B) second, ratably to pay all principal amounts then due and payable with respect to the Term Loans until paid in full,

                     (C) third, to pay the principal of all Swing Loans until paid in full,

                     (D) fourth, at Agent's election (which election Agent agrees will not be made if an Overadvance would be created thereby), to pay amounts then due and owing by Administrative Borrower or its Subsidiaries in respect of Bank Products until paid in full,

                     (E) fifth, to pay the principal of all Revolver A Advances until paid in full,

                     (F) sixth, to pay any other Obligations then due and payable (including Bank Product Obligations) until paid in full, and

                     (G) seventh, to Borrowers (to be wired to the Designated Account) or such other Person entitled thereto under applicable law.

                (ii) Agent promptly shall distribute to each Lender, pursuant to the applicable wire instructions received from each Lender in writing, such funds as it may be entitled to receive, subject to a Settlement delay as provided in Section 2.3(h).

           (c)  Mandatory Prepayments.

                (i)   If on any day an Indenture Deficit exists, U.S.
     Borrowers shall immediately pay to Agent an amount equal to such Indenture Deficit to be applied to the outstanding principal of the Revolver A Advances.

                (ii) If on any day the Revolver B Usage exceeds the Maximum Revolver B Amount, U.S. Borrowers shall immediately pay to Agent an amount equal to such excess to be applied to the outstanding principal of the Revolver B Advances.

                (iii) If on any day the aggregate outstanding principal amount of the Term Loans (including the Term Loan B PIK Amount) exceeds $35,000,000, U.S. Borrowers shall immediately pay to Agent an amount equal to such excess, to be applied to the outstanding principal of the Term Loans in accordance with clause (d) below.

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

               (iv) If on any day a Term Loan B Deficit exists (based upon the most recent appraisal or financial statements, as applicable), U.S. Borrowers shall immediately pay to Agent an amount equal to such Term Loan B Deficit to be applied to the outstanding principal of the Term Loans and the Advances in accordance with clause (d) below. The Lender Group shall have the right to have an enterprise valuation performed by a qualified third party auditor selected by the Lender Group in its Permitted Discretion from time to time after the Closing Date for the purposes of the definition of "Term Loan B Deficit" and this Section 2.4(c)(iv); provided, that so long as no Event of Default has occurred and is continuing, Borrowers shall only be obligated to pay for fees and charges incurred for such enterprise valuations (together with the enterprise valuations referred to in clause (v) below) conducted no more frequently than 1 time per calendar year.

               (v) If on any day a Term Loan C Deficit exists (based upon the most recent appraisal or financial statements, as applicable), U.S. Borrowers shall immediately pay to Agent an amount equal to such Term Loan C Deficit to be applied to the outstanding principal of the Term Loans and the Advances in accordance with clause (d) below. The Lender Group shall have the right to have an enterprise valuation performed by a qualified third party auditor selected by the Lender Group in its Permitted Discretion from time to time after the Closing Date for the purposes of the definition of "Term Loan C Deficit" and this Section 2.4(c)(v); provided, that so long as no Event of Default has occurred and is continuing, Borrowers shall only be obligated to pay for fees and charges incurred for such enterprise valuations (together with the enterprise valuations referred to in clause (iv) above) conducted no more frequently than 1 time per calendar year.

               (vi) If on any day a U.S. Advance Deficit exists (based upon the most recent financial statements), U.S. Borrowers shall immediately pay to Agent an amount equal to such U.S. Advance Deficit to be applied to the outstanding principal of the Term Loans and the Advances in accordance with clause (d) below.

               (vii) Within 10 days of delivery to Agent and Lenders of audited annual financial statements pursuant to Section 6.3(b), commencing with the delivery to Agent and Lenders of the financial statements for the Fiscal Year ended December 31, 2003, or, if such financial statements are not delivered to Agent and Lenders on the date such statements are required to be delivered pursuant to Section 6.3(b), 10 days after the date such statements are required to be delivered to Agent and Lenders pursuant to
     Section 6.3(b), U.S. Borrowers shall prepay the outstanding principal amount of the Term Loans and the Advances in accordance with clause (d) below in an amount equal to 75% of the Excess Cash Flow of Parent and its Subsidiaries for such Fiscal Year.

               (viii) Immediately upon any sale or disposition by any Loan Party or its Subsidiaries of property or assets, U.S. Borrowers shall prepay the outstanding principal amount of the Term Loans and the Advances in accordance with clause (d) below in an amount equal to 100% of the Net Cash Proceeds received by such Person in connection with such sales or dispositions to the extent that the aggregate amount of Net Cash Proceeds received by all Loan Parties and their Subsidiaries (and not paid to Agent as a prepayment of the Term Loans and the Advances) for all such sales or dispositions shall exceed $100,000 since the Closing Date (other than sales or dispositions of Accounts or Inventory or insurance policy or condemnation awards with respect to Inventory). Nothing contained in this subclause (viii) shall permit any Loan Party or any of its Subsidiaries to sell or otherwise dispose of any property or assets other than in accordance with Section 7.4.

               (ix) Upon the receipt by any Loan Party or any of its Subsidiaries of any Extraordinary Receipts, U.S. Borrowers shall prepay the outstanding principal of the Term Loans and the Advances in accordance with clause (d) below in an amount equal to 100% of such Extraordinary Receipts, net of any reasonable expenses incurred in collecting such Extraordinary Receipts.

          (d) Application of Payments.

               (i)    Each prepayment pursuant to subclauses (c)(iii), (c)(iv),
     (c)(v), (c)(vi) and (c)(ix) above shall, (A) so long as no Event of Default shall have occurred and be continuing, be applied, first, to the outstanding principal amount of the Term Loan A, until paid in full, second, to the outstanding principal amount of the Revolver B Advances (together with a corresponding permanent reduction in the Revolver B Commitment), until paid in full, third to the outstanding principal amount of the Term Loan B, until paid in full, fourth, to the outstanding principal amount of the Term Loan C, until paid in full, and fifth, to the outstanding principal amount of the Revolver A Advances and (B) if an Event of Default shall have occurred and be continuing, be applied in the manner set forth in an agreement among Agent and Lenders. Each such prepayment of the Term Loans shall be applied against the remaining installments of principal of the applicable Term Loan (if any) in the inverse order of maturity.

               (ii) Each prepayment pursuant to subclause (c)(vii) above shall, (A) so long as no Event of Default shall have occurred and be continuing, be applied, first, to the outstanding principal amount of the Term Loan A, until paid in full, second, 50% to the outstanding principal amount of the Revolver B Advances (together with a corresponding permanent reduction in the Revolver B Commitment) and 50% to the outstanding principal amount of the Term Loan B, until such Loans are paid in full, third, to the outstanding principal amount of the Term Loan C, until paid in full, and fourth, to the outstanding principal amount of the Revolver A Advances and (B) if an Event of Default shall have occurred and be continuing, be applied in the manner set forth in an agreement among Agent and Lenders. Each such prepayment of the Term Loans shall be applied against the remaining installments of principal of the applicable Term Loan (if any) in the inverse order of maturity.

               (iii) Each prepayment pursuant to subclause (c)(viii) above shall, (A) so long as no Event of Default shall have occurred and be continuing, be applied as follows:

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

                      (1) if the proceeds are from any sale or disposition of any Accounts or Inventory or any insurance policy or condemnation award with respect to Inventory, such proceeds shall be applied, first, to the outstanding principal amount of the Revolver A Advances, until paid in full, second, to the outstanding principal amount of the Term Loan A, until paid in full, third, to the outstanding principal amount of the Revolver B Advances (together with a corresponding permanent reduction in the Revolver B Commitment), until paid in full, fourth, to the outstanding principal amount of the Term Loan B, until paid in full, and fifth, to the outstanding principal amount of the Term Loan C, until paid in full;

                      (2) subject to clause (3) below, if the proceeds are from the sale or disposition of any other assets or any insurance policy or condemnation award not described in clause (1) above, such proceeds shall be applied, first, to the outstanding principal amount of the Term Loan A, until paid in full, second, to the outstanding principal amount of the Revolver B Advances (together with a corresponding permanent reduction in the Revolver B Commitment), until paid in full, third to the outstanding principal amount of the Term Loan B, until paid in full, fourth, to the outstanding principal amount of the Term Loan C, until paid in full, and fifth, to the outstanding principal amount of the Revolver A Advances. Each such prepayment of the Term Loans shall be applied against the remaining installments of principal of the applicable Term Loan (if any) in the inverse order of maturity, provided, that, except during the continuance of a Default or an Event of Default, such proceeds shall not be required to be so applied to the extent that such proceeds are used to replace, repair or restore the properties or assets in respect of which such proceeds were paid if (i) the amount of proceeds received in respect of such sale, disposition or insurance policy or condemnation award is less than $100,000, (ii) Administrative Borrower delivers a certificate to Agent within 10 days after such sale or 30 days after the date of such loss, destruction or taking, as the case may be, stating that such proceeds shall be used to replace, repair or restore such properties or assets within a period specified in such certificate not to exceed 90 days after the receipt of such proceeds (which certificate shall set forth estimates of the proceeds to be so expended) and (iii) such proceeds are deposited in a DDA subject to a Control Agreement. If all or any portion of such proceeds not so applied to the prepayment of the Term Loans and Advances in accordance with this clause (2) are not used in accordance with the preceding sentence within the period specified in the relevant certificate furnished pursuant hereto, such remaining portion shall be applied to the Term Loans and Advances in accordance with this clause (2) on the last day of such specified period; and

                      (3) if the proceeds are from a sale or disposition of all or substantially all of the assets or Stock of any Person or any insurance, which sale, disposition or proceeds of insurance includes both Accounts or Inventory and other assets, such proceeds shall be applied as follows: (x) an amount equal to the net book value of such Accounts and Inventory, or if greater, an amount equal to the Advances supported by such assets determined using the effective advance rate under the Revolver A Borrowing Base against such Accounts and Inventory (determined at the time of such sale or disposition or event resulting in such insurance proceeds), shall be applied to the outstanding principal amount of the Revolver A Advances and (y) the remaining

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

     proceeds shall be applied, first, to the outstanding principal amount of the Term Loan A, until paid in full, second, to the outstanding principal amount of the Revolver B Advances (together with a corresponding permanent reduction in the Revolver B Commitment), until paid in full, third to the outstanding principal amount of the Term Loan B, until paid in full, fourth, to the outstanding principal amount of the Term Loan C, until paid in full, and fifth, to the outstanding principal amount of the Revolver A Advances. Each such prepayment of the Term Loans shall be applied against the remaining installments of principal of the applicable Term Loan (if any) in the inverse order of maturity; and

     (B) if an Event of Default shall have occurred and be continuing, be applied in the manner set forth in an agreement among Agent and Lenders;

               (iv) Notwithstanding anything to the contrary contained herein, if Excess Availability is less than or equal to $2,000,000 either before or after giving effect to any prepayment of the Term Loan B or the Term Loan C pursuant to any of clauses (c)(iii) through (c)(ix) above, no such prepayment of the Term Loan B or the Term Loan C shall be made and:

                      (A) in the case of clauses (c)(iii) through (c)(vii) above at a time when the Revolver B Advances and the Term Loan A have been paid in full, Borrowers shall make such payment on a deferred basis (in whole or in part from time to time) to the extent that Excess Availability is greater than $2,000,000 both before and after giving effect to such prepayment of the Term Loan B or the Term Loan C, as the case may be; and

                      (B) in the case of clauses (c)(viii) and (c)(ix), (1) Agent shall apply such amounts to the payment of the Revolver A Advances and, concurrently with such payment of the Revolver A Advances, establish and maintain a corresponding reserve against the Revolver A Borrowing Base in an amount equal to the amount that would have otherwise been applied by Borrowers to the prepayment of the Term Loan B or the Term Loan C, as the case may be, and (2) the amount that is applied to the Revolver A Advances pursuant to this subclause (A) shall be applied to the prepayment of the Term Loan B or the Term Loan C, as the case may be, and the corresponding reserve against the Revolver A Borrowing Base shall be released, at such time as Excess Availability is greater than $2,000,000 both before and after giving effect to such prepayment of the Term Loan B or the Term Loan C, as the case may be.

          (e) Interest and Fees. Any prepayment made pursuant to Section 2.4(c) in respect of the Term Loans shall be accompanied by accrued interest on the principal amount being prepaid to the date of prepayment.

          (f) Cumulative Prepayments. Except as otherwise expressly provided in
Section 2.4(c), payments with respect to any subclause of Section 2.4(c) are in addition to payments made or required to be made under any other subclause of
Section 2.4(c).

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

          2.5 Overadvances. If, at any time or for any reason, the amount of Obligations (other than Bank Product Obligations) owed by Borrowers to the Lender Group pursuant to Sections 2.1 and 2.12 is greater than either the Dollar or percentage limitations set forth in Sections 2.1 or 2.12, (an "Overadvance"), Borrowers immediately shall pay to Agent, in cash, the amount of such excess, which amount shall be used by Agent to reduce the Obligations in accordance with the priorities set forth in Section 2.4(b). In addition, Borrowers hereby promise to pay the Obligations (including principal, interest, fees, costs, and expenses) in Dollars in full to the Lender Group as and when due and payable under the terms of this Agreement and the other Loan Documents.

          2.6 Interest Rates and Letter of Credit Fee: Rates, Payments, and Calculations.

                (a) Interest Rates. Except as provided in clause (c) below, all Obligations (except for undrawn Letters of Credit and Bank Product Obligations) whether or not charged to the Loan Account (or any sub-account thereof) pursuant to the terms hereof shall bear interest on the Daily Balance thereof as follows:

                      (i) if the relevant Obligation is a Revolver A Advance that is a LIBOR Rate Loan, at a per annum rate equal to the LIBOR Rate from time to time in effect plus the LIBOR Rate Revolver A Margin;

                      (ii) if the relevant Obligation is a Revolver B Advance that is a LIBOR Rate Loan, at a per annum rate equal to the LIBOR Rate from time to time in effect plus the LIBOR Rate Revolver B Margin;

                      (iii) if the relevant Obligation is a Revolver B Advance that is a Base Rate Loan, at a per annum rate equal to the Base Rate from time to time in effect plus the Base Rate Revolver B Margin;

                      (iv) if the relevant Obligation is the Term Loan A, at a per annum rate equal to the greater of (A) the Base Rate from time to time in effect plus the Base Rate Term Loan A Margin and (B) 9.00% per annum;

                      (v) if the relevant Obligation is the Term Loan B (inclusive of any Term Loan B PIK Amount), at a per annum rate equal to the sum of (A) the greater of (1) the Base Rate from time to time in effect plus the Base Rate Term Loan B Margin and (2) 11.00% per annum and (B) 2.00% per annum; provided, however, that, in the case of this subclause
     (v), so long as no Event of Default has occurred and is continuing and no mandatory prepayment pursuant to Section 2.4(c)(iii) would be required as a result thereof, that portion of such interest equal to 2.00% per annum shall, in the absence of an election by U.S. Borrowers to pay such interest in cash, be paid-in-kind by being added to the outstanding principal balance of the Term Loan B (inclusive of any Term Loan B PIK Amount theretofore so added) on the first day of each month;

                      (vi) if the relevant Obligation is the Term Loan C, at a per annum rate equal to the greater of (A) the Base Rate from time to time in effect plus the Base Rate Term Loan C Margin and (B) 13.00% per annum; and

                      (vii) otherwise, at a per annum rate equal to the Base Rate from time to time in effect plus the Base Rate Revolver A Margin;

provided, that, so long as no Default or Event of Default shall have occurred and be continuing, for each period commencing on the date of the delivery to Agent and Lenders of the audited annual financial statements for the preceding Fiscal Year pursuant to Section 6.3(b) and ending on the date of the delivery to Agent and Lenders of the audited annual financial statements for the then current Fiscal Year pursuant to Section 6.3(b) (each such period, an "Adjusted Interest Period"), commencing with the delivery to Agent and Lenders of the audited annual financial statements for the Fiscal Year ending December 31, 2003, if the EBITDA of Parent and its Subsidiaries for such preceding Fiscal Year is greater than the amount set forth below, the per annum interest rate otherwise applicable to Obligations that are Revolver A Advances and Revolver B Advances pursuant to clauses (a)(i), (a)(ii), (a)(iii) and (a)(vii) above shall be reduced for the Adjusted Interest Period by the number of percentage points set forth below opposite such amount:

                   EBITDA                 Percentage Point Reduction

                $27,000,000                 0.25 percentage points

                $32,000,000                 0.50 percentage points

               (b) Letter of Credit Fee. Borrowers shall pay Agent (for the ratable benefit of the Lenders with a Revolver A Commitment, subject to any letter agreement between Agent and individual Lenders), a Letter of Credit fee (in addition to the charges, commissions, fees, and costs set forth in Section 2.12(e)) which shall accrue at a per annum rate equal to 2.00% times the Daily Balance of the undrawn amount of all outstanding Letters of Credit.

               (c) Default Rate. Upon the occurrence and during the continuation of an Event of Default (and at the election of Agent, the Required Lenders, or with respect to the Term Loan B or the Term Loan C, Agent and Lenders in accordance with an agreement among Agent and Lenders),

                      (i) all Obligations (except for undrawn Letters of Credit and Bank Product Obligations) shall bear interest on the Daily Balance thereof at a per annum rate equal to 3 percentage points above the per annum rate otherwise applicable to such Obligations hereunder, provided that, if after an Event of Default payments are made in respect of the Term Loan B or the Term Loan C prior to the repayment in full of the Canadian Advances and the German Advances, the default rate on the Canadian Advances and the German Advances shall be increased to the lesser of (A) the maximum rate permitted by applicable law and (B) the default rate applicable to the Term Loan B or the Term Loan C, as the case may be, so repaid, and

                      (ii) the Letter of Credit fee provided for above shall be increased to 3 percentage points above the per annum rate otherwise applicable hereunder.

               (d) Payment. Interest (other than the Term Loan B PIK Amount), Letter of Credit fees, and all other fees payable hereunder shall be due and payable, in arrears, on the first day of each month at any time that Obligations or Commitments are outstanding. Borrowers hereby authorize Agent, from time to time, without prior notice to Borrowers, to charge such interest and fees, all Lender Group Expenses (as and when incurred), the charges, commissions, fees, and costs provided for in Section 2.12(e) (as and when accrued or incurred), the fees and costs provided for in Section 2.11 (as and when accrued or incurred), and all other payments as and when due and payable under any Loan Document (including the installments due and payable with respect to the Term Loans and including any amounts due and payable to Wells Fargo or its Affiliates in respect of Bank Products up to the amount of the then extant Bank Product Reserves) to Borrowers' Loan Account, which amounts thereafter shall constitute Revolver A Advances hereunder and shall accrue interest at the rate then applicable to Revolver A Advances hereunder; provided, however, that (x) the interest, fees, Lender Group Expenses, charges, commissions, fees, costs and other payments owing by Canadian Borrower and German Borrower to the Lender Group shall be charged to the sub-account of such Person established under the Loan Account pursuant to Section 2.10 and (y) if, at the time that any amounts due in respect of interest on the Term Loan B or the Term Loan C are charged to Borrowers' Loan Account an Event of Default or Overadvance exists or would result from such charge to the Loan Account, such amounts shall not constitute Revolver A Advances but instead shall continue to remain outstanding as amounts due in respect of the Term Loan B or the Term Loan C and such amounts shall be compounded and added to the outstanding principal balance of the applicable Term Loan, provided that the failure to make any such payment and the compounding of such interest shall nonetheless constitute an Event of Default under Section
8.1. Any interest not paid when due shall be compounded by being charged to Borrowers' Loan Account and shall thereafter constitute Revolver A Advances hereunder and shall accrue interest at the rate then applicable to Revolver A Advances that are Base Rate Loans hereunder; provided, however, that (x) any interest not paid when due by Canadian Borrower or German Borrower shall be charged to the sub-account of such Person established under the Loan Account pursuant to Section 2.10 and (y) if, at the time that any amounts due in respect of interest on the Term Loan B or the Term Loan C are charged to Borrowers' Loan Account an Event of Default or Overadvance exists or would result from such charge to the Loan Account, such amounts shall not constitute Revolver A Advances but instead shall continue to remain outstanding as amounts due in respect of the Term Loan B or the Term Loan C and such amounts shall be compounded and added to the outstanding principal balance of the applicable Term Loan, provided that the failure to make any such payment and the compounding of such interest shall nonetheless constitute an Event of Default under Section 8.1.

               (e) Computation. All interest and fees chargeable under the Loan Documents shall be computed on the basis of a 360 day year for the actual number of days elapsed (subject, in the case of Canadian Borrower, to the Interest Act (Canada)). In the event the Base Rate is changed from time to time hereafter, the rates of interest hereunder based upon the Base Rate automatically and immediately shall be increased or decreased by an amount equal to such change in the Base Rate.

               (f) Intent to Limit Charges to Maximum Lawful Rate. In no event shall the interest rate or rates payable under this Agreement, plus any other amounts paid in connection herewith, exceed the highest rate permissible under any law that a court of competent jurisdiction shall, in a final determination, deem applicable. Borrowers and the Lender Group, in executing and delivering this Agreement, intend legally to agree upon the rate or rates of interest and manner of payment stated within it; provided, however, that, anything contained herein to the contrary notwithstanding, if said rate or rates of interest or manner of payment exceeds the maximum allowable under applicable law, then, ipso facto, as of the date of this Agreement, Borrowers are and shall be liable only for the payment of such maximum as allowed by law, and payment received from Borrowers in excess of such legal maximum, whenever received, shall be applied to reduce the principal balance of the Obligations to the extent of such excess.

          2.7  Cash Management.

               (a) U.S. Borrowers shall (i) establish and maintain cash management services of a type and on terms satisfactory to Agent at one or more of the banks set forth on Schedule 2.7(a) (each a "Cash Management Bank"), and shall request in writing and otherwise take such reasonable steps to ensure that all of its Account Debtors forward payment of the amounts owed by them directly to such Cash Management Bank, and (ii) deposit or cause to be deposited promptly, and in any event no later than the first Business Day after the date of receipt thereof, all Collections of the U.S. Borrowers (including those sent directly by Account Debtors to a Cash Management Bank) into a bank account in Agent's name (a "Cash Management Account") at one of the Cash Management Banks.

               (b) Each Cash Management Bank shall establish and maintain Cash Management Agreements with Agent and U.S. Borrowers, in form and substance acceptable to Agent. Each such Cash Management Agreement shall provide, among other things, that (i) all items of payment deposited in such Cash Management Account and proceeds thereof are held by such Cash Management Bank as agent or bailee-in-possession for Agent, (ii) the Cash Management Bank has no rights of setoff or recoupment or any other claim against the applicable Cash Management Account, other than for payment of its service fees and other charges directly related to the administration of such Cash Management Account and for returned checks or other items of payment, and (iii) it immediately will forward by daily sweep all amounts in the applicable Cash Management Account to the Agent's Account.

               (c) So long as no Default or Event of Default has occurred and is continuing, Administrative Borrower may amend Schedule 2.7(a) or (b) to add or replace a Cash Management Bank or Cash Management Account; provided, however, that (i) such prospective Cash Management Bank shall be satisfactory to Agent and Agent shall have consented in writing in advance to the opening of such Cash Management Account with the prospective Cash Management Bank, and (ii) prior to the time of the opening of such Cash Management Account, U.S. Borrowers and such prospective Cash Management Bank shall have executed and delivered to Agent a Cash Management Agreement. U.S. Borrowers shall close any of their Cash Management Accounts (and establish replacement cash management accounts in accordance with the foregoing sentence) promptly and in any event within 30 days of notice from Agent that the creditworthiness of any Cash Management Bank is no longer acceptable in Agent's reasonable judgment, or as promptly as practicable and in any event within 60 days of notice from Agent that the operating performance, funds transfer, or availability procedures or performance of the Cash Management Bank with respect to Cash Management Accounts or

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

Agent's liability under any Cash Management Agreement with such Cash Management Bank is no longer acceptable in Agent's reasonable judgment.

               (d) The Cash Management Accounts shall be Cash Collateral Accounts, with all cash, checks and similar items of payment in such accounts securing payment of the Obligations, and in which U.S. Borrowers are hereby deemed to have granted a Lien to Agent.

               (e) Within 30 days of the Closing Date, each of Canadian Borrower and German Borrower shall (i) establish and maintain one or more depository accounts, under the dominion and control of Agent pursuant to a Control Agreement among Agent, Canadian Borrower or German Borrower, as applicable, and the applicable Canadian or German financial institution, in form and substance satisfactory to Agent, in respect of its Collections and (ii) instruct all of its Account Debtors to remit all such Collections to such depository accounts. Canadian Borrower and German Borrower shall at all times deposit all Collections into such accounts that are received by it from any source promptly, and in any event no later than the first Business Day, after the date of receipt thereof.

               (f) So long as no Event of Default shall have occurred and be continuing, Canadian Borrower and German Borrower may use the funds on deposit in its foreign bank accounts for its working capital purposes. During the continuance of an Event of Default, Agent shall have the right to convert all non-Dollar denominated balances in Canadian Borrower's and German Borrower's foreign bank accounts into Dollars (at Borrowers' sole expense) and cause all amounts in such accounts to be wired into a DDA or other account subject to a Control Agreement and then wired from such DDA to a Cash Management Account. The arrangements contemplated in Section 2.7(e) and this Section 2.7(f) shall not be modified by Parent or any of its Subsidiaries without the prior written consent of Agent.

          2.8 Crediting Payments; Float Charge. The receipt of any payment item by Agent (whether from transfers to Agent by the Cash Management Banks pursuant to the Cash Management Agreements or otherwise) shall not be considered a payment on account unless such payment item is a wire transfer of immediately available federal funds made to the Agent's Account or unless and until such payment item is honored when presented for payment. Should any payment item not be honored when presented for payment, then Borrowers shall be deemed not to have made such payment and interest shall be calculated accordingly. Anything to the contrary contained herein notwithstanding, any payment item shall be deemed received by Agent only if it is received into the Agent's Account on a Business Day on or before 11:00 a.m. (California time). If any payment item is received into the Agent's Account on a non-Business Day or after 11:00 a.m. (California time) on a Business Day, it shall be deemed to have been received by Agent as of the opening of business on the immediately following Business Day. From and after the Closing Date, Agent shall be entitled to charge Borrowers for 2 Business Days of `clearance' or `float' at the rate applicable to Base Rate Loans under Section 2.6 on all Collections (regardless of whether forwarded by the Cash Management Banks to Agent). This across-the-board 2 Business Days clearance or float charge on all Collections is acknowledged by the parties to constitute an integral aspect of the pricing of the financing of Borrowers and shall apply irrespective of whether or not there are any outstanding monetary Obligations; the effect of such clearance or float charge being the equivalent of charging 2 Business Days of interest on such Collections. The parties acknowledge and agree that the economic benefit of the foregoing provisions of this Section 2.8 shall be for the exclusive benefit of Agent.

          2.9 Designated Account. Agent is authorized to make the Advances and the Term Loans, and Issuing Lender is authorized to issue the Letters of Credit, under this Agreement based upon telephonic or other instructions received from anyone purporting to be an Authorized Person, or without instructions if pursuant to Section 2.6(d). Administrative Borrower agrees to establish and maintain the Designated Account with the Designated Account Bank for the purpose of receiving the proceeds of the Advances requested by Borrowers and made by Agent or the Lenders hereunder. So long as no Default or Event of Default has occurred and is continuing, Administrative Borrower may add or replace, the Designated Account Bank or the Designated Account on 30 days' prior written notice to Agent; provided, however, that (i) such prospective Designated Account Bank shall be satisfactory to Agent and Agent shall have consented in writing in advance to the opening of such Designated Account with the prospective Designated Account Bank, and (ii) prior to the time of the opening of such Designated Account, Borrowers and such prospective Designated Account Bank shall have executed and delivered to Agent a Control Agreement. Unless otherwise agreed by Lender and Administrative Borrower, any Advance requested by Borrowers and made by Lender hereunder shall be made to the Designated Account. Unless otherwise agreed by Agent and Administrative Borrower, any Advance, Agent Advance, or Swing Loan requested by Borrowers and made by Agent or the Lenders hereunder shall be made to the Designated Account.

          2.10 Maintenance of Loan Account; Statements of Obligations. Agent shall maintain an account on its books in the name of Borrowers (the "Loan Account") on which Borrowers will be charged with the Term Loans, all Advances (including Agent Advances and Swing Loans) made by Agent, Swing Lender, or the Lenders to Borrowers or for Borrowers' account, the Letters of Credit issued by Issuing Lender for Borrowers' account, and with all other payment Obligations hereunder or under the other Loan Documents (except for Bank Product Obligations), including, accrued interest, fees and expenses, and Lender Group Expenses; provided that, Agent shall maintain a separate sub-account under the Loan Account in the name of each of the Canadian Borrower and the German Borrower on which each such Person will be charged with all Advances (including Agent Advances and Swing Loans) made by Agent, Swing Lender, or the Lenders to such Person or for such Person's account, and with all other payment Obligations of such Person hereunder or under the other Loan Documents, including, accrued interest, fees and expenses, and Lender Group Expenses. In accordance with
Section 2.8, the Loan Account will be credited with all payments received by Agent from Borrowers or for Borrowers' account, including all amounts received in the Agent's Account from any Cash Management Bank. Agent shall render statements regarding the Loan Account to Administrative Borrower, including principal, interest, fees, and including an itemization of all charges and expenses constituting Lender Group Expenses owing, and such statements shall be conclusively presumed to be correct and accurate and constitute an account stated between Borrowers and the Lender Group unless, within 30 days after receipt thereof by Administrative Borrower, Administrative Borrower shall deliver to Agent written objection thereto describing the error or errors contained in any such statements.

          2.11 Fees. Borrowers shall pay to Agent the following fees and charges, which fees and charges shall be non-refundable when paid (irrespective of whether this Agreement is

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

terminated thereafter) and shall be apportioned among the Lenders in accordance with the terms of letter agreements between Agent and individual Lenders:

               (a) Unused Line Fee. On the first day of each month during the term of this Agreement, an unused line fee in the amount equal to 0.50% per annum times the result of (A) the Maximum Revolver A Amount, less (B) the sum of
(1) the average Daily Balance of Revolver A Advances that were outstanding during the immediately preceding month, plus (2) the average Daily Balance of the Letter of Credit Usage during the immediately preceding month,

               (b) Unused Term Loan C Fee. On the first day of each month, an unused Term Loan C fee in an amount equal to 1% per annum times the Term Loan C Commitment, provided that such fee shall cease to accrue upon the earlier of (i) the funding of the Term Loan C and (ii) the six month anniversary of the Closing Date.

               (c) Fee Letter Fees. As and when due and payable under the terms of the Fee Letter, Borrowers shall pay to Agent the fees set forth in the Fee Letter, and

               (d) Audit, Appraisal, and Valuation Charges. For the separate account of Agent or the applicable Lender, audit, appraisal, and valuation fees and charges as follows: (i) a fee of $850 per day, per auditor, plus out-of-pocket expenses for each financial audit of a Loan Party performed by personnel employed by Agent or any Lender; (ii) if implemented, a one time charge of $5,000 plus out-of-pocket expenses for expenses for the establishment of electronic collateral reporting systems; (iii) a fee of $1,500 per day per appraiser, plus out-of-pocket expenses, for each appraisal of the Collateral performed by personnel employed by Agent or any Lender; and (iv) subject to the limitations set forth in Section 2.1(a)(ii), Section 2.1(b)(ii), Section 2.4(c)(iv) and Section 2.4(c)(v), the actual charges paid or incurred by Agent or any Lender if it elects to employ the services of one or more third Persons to perform financial audits of the Loan Parties, to appraise the Collateral, or any portion thereof, or to assess a Loan Party's Enterprise Valuation.

          2.12 Letters of Credit.

               (a) Subject to the terms and conditions of this Agreement, the Issuing Lender agrees to issue letters of credit for the account of Borrowers (each, an "L/C") or to purchase participations or execute indemnities or reimbursement obligations (each such undertaking, an "L/C Undertaking") with respect to letters of credit issued by an Underlying Issuer (as of the Closing Date, the prospective Underlying Issuer is to be Wells Fargo) for the account of Borrowers. To request the issuance of an L/C or an L/C Undertaking (or the amendment, renewal, or extension of an outstanding L/C or L/C Undertaking), Administrative Borrower shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the Issuing Lender) to the Issuing Lender and Agent (reasonably in advance of the requested date of issuance, amendment, renewal, or extension) a notice requesting the issuance of an L/C or L/C Undertaking, or identifying the L/C or L/C Undertaking to be amended, renewed, or extended, the date of issuance, amendment, renewal, or extension, the date on which such L/C or L/C Undertaking is to expire, the amount of such L/C or L/C Undertaking, the name and address of the beneficiary thereof (or of the

Underlying Letter of Credit, as applicable), and such other information as shall be necessary to prepare, amend, renew, or extend such L/C or L/C Undertaking. If requested by the Issuing Lender, Borrowers also shall be an applicant under the application with respect to any Underlying Letter of Credit that is to be the subject of an L/C Undertaking. The Issuing Lender shall have no obligation to issue a Letter of Credit if any of the following would result after giving effect to the requested Letter of Credit:

                    (i) the Letter of Credit Usage would exceed the Revolver A Borrowing Base less the then extant amount of outstanding Revolver A Advances and the aggregate amount of the Inventory Reserves, or

                    (ii)  the Letter of Credit Usage would exceed $4,000,000,

                    (iii) the Letter of Credit Usage would exceed the Maximum Revolver A Amount less the then extant amount of outstanding Revolver A Advances, or

                    (iv)  an Indenture Deficit would exist.

          Borrowers and the Lender Group acknowledge and agree that certain Underlying Letters of Credit may be issued to support letters of credit that already are outstanding as of the Closing Date. Each Letter of Credit (and corresponding Underlying Letter of Credit) shall be in form and substance acceptable to the Issuing Lender (in the exercise of its Permitted Discretion), including the requirement that the amounts payable thereunder must be payable in Dollars. If Issuing Lender is obligated to advance funds under a Letter of Credit, Borrowers immediately shall reimburse such L/C Disbursement to Issuing Lender by paying to Agent an amount equal to such L/C Disbursement not later than 11:00 a.m., California time, on the date that such L/C Disbursement is made, if Administrative Borrower shall have received written or telephonic notice of such L/C Disbursement prior to 10:00 a.m., California time, on such date, or, if such notice has not been received by Administrative Borrower prior to such time on such date, then not later than 11:00 a.m., California time, on
(i) the Business Day that Administrative Borrower receives such notice, if such notice is received prior to 10:00 a.m., California time, or (ii) if such notice is received after 10:00 a.m., California time, the Business Day immediately succeeding the date Administrative Borrower receives such notice, and, in the absence of such reimbursement, the L/C Disbursement immediately and automatically shall be deemed to be an Revolver A Advance hereunder and, thereafter, shall bear interest at the rate then applicable to Revolver A Advances that are Base Rate Loans under Section 2.6. To the extent an L/C Disbursement is deemed to be a Revolver A Advance hereunder, Borrowers' obligation to reimburse such L/C Disbursement shall be discharged and replaced by the resulting Revolver A Advance. Promptly following receipt by Agent of any payment from Borrowers pursuant to this paragraph, Agent shall distribute such payment to the Issuing Lender or, to the extent that Lenders have made payments pursuant to Section 2.12(c) to reimburse the Issuing Lender, then to such Lenders and the Issuing Lender as their interest may appear.

               (b) Promptly following receipt of a notice of L/C Disbursement pursuant to Section 2.12(a), each Lender with a Revolver A Commitment agrees to fund its Pro Rata Share of any Revolver A Advance deemed made pursuant to the foregoing subsection on the same terms and conditions as if Borrowers had requested such Revolver A Advance and Agent shall promptly pay to Issuing Lender the amounts so received by it from the Lenders. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the Issuing Lender or the Lenders with Revolver Commitment, the Issuing Lender shall be deemed to have granted to each Lender with a Revolver Commitment, and each Lender with a Revolver Commitment shall be deemed to have purchased, a participation in each Letter of Credit, in an amount equal to its Pro Rata Share of the Risk Participation Liability of such Letter of Credit, and each such Lender agrees to pay to Agent, for the account of the Issuing Lender, such Lender's Pro Rata Share of any payments made by the Issuing Lender under such Letter of Credit. In consideration and in furtherance of the foregoing, each Lender with a Revolver Commitment hereby absolutely and unconditionally agrees to pay to Agent, for the account of the Issuing Lender, such Lender's Pro Rata Share of each L/C Disbursement made by the Issuing Lender and not reimbursed by Borrowers on the date due as provided in clause (a) of this Section, or of any reimbursement payment required to be refunded to Borrowers for any reason. Each Lender with a Revolver Commitment acknowledges and agrees that its obligation to deliver to Agent, for the account of the Issuing Lender, an amount equal to its respective Pro Rata Share pursuant to this Section 2.12(b) shall be absolute and unconditional and such remittance shall be made notwithstanding the occurrence or continuation of an Event of Default or Default or the failure to satisfy any condition set forth in Section 3 hereof. If any such Lender fails to make available to Agent the amount of such Lender's Pro Rata Share of any payments made by the Issuing Lender in respect of such Letter of Credit as provided in this Section, Agent (for the account of the Issuing Lender) shall be entitled to recover such amount on demand from such Lender together with interest thereon at the Defaulting Lender Rate until paid in full.

               (c) Each Borrower hereby agrees to indemnify, save, defend, and hold the Lender Group harmless from any loss, cost, expense, or liability, and reasonable attorneys fees incurred by the Lender Group arising out of or in connection with any Letter of Credit; provided, however, that no Borrower shall be obligated hereunder to indemnify for any loss, cost, expense, or liability that is caused by the gross negligence or willful misconduct of the Issuing Lender or any other member of the Lender Group. Each Borrower agrees to be bound by the Underlying Issuer's regulations and reasonable interpretations of any Underlying Letter of Credit or by Issuing Lender's reasonable interpretations of any L/C issued by Issuing Lender to or for such Borrower's account, even though this interpretation may be different from such Borrower's own, and each Borrower understands and agrees that the Lender Group shall not be liable for any error, negligence, or mistake, whether of omission or commission, in following Borrowers' instructions or those contained in the Letter of Credit or any modifications, amendments, or supplements thereto. Each Borrower understands that the L/C Undertakings may require Issuing Lender to indemnify the Underlying Issuer for certain costs or liabilities arising out of claims by Borrowers against such Underlying Issuer. Each Borrower hereby agrees to indemnify, save, defend, and hold the Lender Group harmless with respect to any loss, cost, expense (including reasonable attorneys fees), or liability incurred by the Lender Group under any L/C Undertaking as a result of the Lender Group's indemnification of any Underlying Issuer; provided, however, that no Borrower shall be obligated hereunder to indemnify for any loss, cost, expense, or liability that is caused by the gross negligence or willful misconduct of the Issuing Lender or any other member of the Lender Group.

               (d) Each Borrower hereby authorizes and directs any Underlying Issuer to deliver to the Issuing Lender all instruments, documents, and other writings and property received by such Underlying Issuer pursuant to such Underlying Letter of Credit and to accept and rely upon the Issuing Lender's instructions with respect to all matters arising in connection with such Underlying Letter of Credit and the related application.

               (e) Any and all charges, commissions, fees, and costs incurred by the Issuing Lender relating to Underlying Letters of Credit shall be Lender Group Expenses for purposes of this Agreement and immediately shall be reimbursable by Borrowers to Agent for the account of the Issuing Lender; it being acknowledged and agreed by each Borrower that, as of the Closing Date, the issuance charge imposed by the prospective Underlying Issuer is .825% per annum times the face amount of each Underlying Letter of Credit, that such issuance charge may be changed from time to time, and that the Underlying Issuer also imposes a schedule of charges for amendments, extensions, drawings, and renewals.

               (f) If by reason of (i) any change in any applicable law, treaty, rule, or regulation or any change in the interpretation or application thereof by any Governmental Authority, or (ii) compliance by the Underlying Issuer or the Lender Group with any direction, request, or requirement (irrespective of whether having the force of law) of any Governmental Authority or monetary authority, including Regulation D of the Federal Reserve Board as from time to time in effect (and any successor thereto):

                    (i) any reserve, deposit, or similar requirement is or shall be imposed or modified in respect of any Letter of Credit issued hereunder, or

                    (ii) there shall be imposed on the Underlying Issuer or the Lender Group any other condition regarding any Underlying Letter of Credit or any Letter of Credit issued pursuant hereto;

and the result of the foregoing is to increase, directly or indirectly, the cost to the Lender Group of issuing, making, guaranteeing, or maintaining any Letter of Credit or to reduce the amount receivable in respect thereof by the Lender Group, then, and in any such case, Agent may, at any time within a reasonable period after the additional cost is incurred or the amount received is reduced, notify Administrative Borrower, and Borrowers shall pay on demand such amounts as Agent may specify to be necessary to compensate the Lender Group for such additional cost or reduced receipt, together with interest on such amount from the date of such demand until payment in full thereof at the rate then applicable to Base Rate Loans hereunder. The determination by Agent of any amount due pursuant to this Section, as set forth in a certificate setting forth the calculation thereof in reasonable detail, shall, in the absence of manifest or demonstrable error, be final and conclusive and binding on all of the parties hereto.

               (g) Each Borrower acknowledges and agrees that certain of the Letters of Credit may provide for the presentation of time drafts to the Underlying Issuer. If an Underlying Issuer accepts such a time draft that is presented under an Underlying Letter of Credit, it is acknowledged and agreed that (i) the Letter of Credit will require the Issuing Lender to reimburse the Underlying Issuer for amounts paid on account of such time draft on or after the maturity date thereof, (ii)the pricing provisions hereof (including Sections 2.6(b) and 2.12(e))

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shall continue to apply, until payment of such time draft on or after the maturity date thereof, as if the Underlying Letter of Credit were still outstanding, and (iii) on the date on which Issuing Lender makes payment to the Underlying Issuer of the amounts paid on account of such time draft, Borrowers immediately shall reimburse such amount to Issuing Lender and such amount shall constitute an L/C Disbursement hereunder.

          2.13 LIBOR Option.

               (a) Interest and Interest Payment Dates. In lieu of having interest charged at the rate based upon the Base Rate, Borrowers shall have the option (the "LIBOR Option") to have interest on all or a portion of the Advances be charged at a rate of interest based upon the LIBOR Rate. Interest on LIBOR Rate Loans shall be payable on the earliest of (i) the last day of the Interest Period applicable thereto, (ii) the occurrence of an Event of Default in consequence of which the Required Lenders or Agent on behalf thereof elect to accelerate the maturity of all or any portion of the Obligations, or (iii) termination of this Agreement pursuant to the terms hereof. On the last day of each applicable Interest Period, unless Administrative Borrower properly has exercised or continued the LIBOR Option with respect thereto, the interest rate applicable to such LIBOR Rate Loan automatically shall convert to the rate of interest then applicable to Base Rate Loans of the same type hereunder. At any time that an Event of Default has occurred and is continuing, Borrowers no longer shall have the option to request that Advances bear interest at the LIBOR Rate and Agent shall have the right to convert the interest rate on all outstanding LIBOR Rate Loans to the rate then applicable to Base Rate Loans hereunder.

               (b) LIBOR Election.

                    (i) Administrative Borrower may, at any time and from time to time, so long as no Event of Default has occurred and is continuing, elect to exercise the LIBOR Option by notifying Agent prior to 11:00 a.m. (California time) at least 3 Business Days prior to the commencement of the proposed Interest Period (the "LIBOR Deadline"). Notice of Administrative Borrower's election of the LIBOR Option for a permitted portion of the Advances and an Interest Period pursuant to this Section shall be made by delivery to Agent of a LIBOR Notice received by Agent before the LIBOR Deadline, or by telephonic notice received by Agent before the LIBOR Deadline (to be confirmed by delivery to Agent of a LIBOR Notice received by Agent prior to 5:00 p.m. (California time) on the same day). Promptly upon its receipt of each such LIBOR Notice, Agent shall provide a copy thereof to each of the Lenders having a Revolver Commitment.

                    (ii) Each LIBOR Notice shall be irrevocable and binding on Borrowers. In connection with each LIBOR Rate Loan, each Borrower shall indemnify, defend, and hold Agent and the Lenders harmless against any loss, cost, or expense incurred by Agent or any Lender as a result of (a) the payment of any principal of any LIBOR Rate Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any LIBOR Rate Loan other than on the last day of the Interest Period applicable thereto, or (c) the failure to borrow, convert, continue or prepay any LIBOR Rate Loan on the date specified in any

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     LIBOR Notice delivered pursuant hereto (such losses, costs, and expenses, collectively, "Funding Losses"). Funding Losses shall, with respect to Agent or any Lender, be deemed to equal the amount determined by Agent or such Lender to be the excess, if any, of (i) the amount of interest that would have accrued on the principal amount of such LIBOR Rate Loan had such event not occurred, at the LIBOR Rate that would have been applicable thereto, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period therefor), minus (ii) the amount of interest that would accrue on such principal amount for such period at the interest rate which Agent or such Lender would be offered were it to be offered, at the commencement of such period, Dollar deposits of a comparable amount and period in the London interbank market. A certificate of Agent or a Lender delivered to Administrative Borrower setting forth any amount or amounts that Agent or such Lender is entitled to receive pursuant to this Section shall be conclusive absent manifest error.

                    (iii) Borrowers shall have not more than 5 LIBOR Rate Loans in effect at any given time. Borrowers only may exercise the LIBOR Option for LIBOR Rate Loans of at least $1,000,000 and integral multiples of $500,000 in excess thereof.

               (c) Prepayments. Borrowers may prepay LIBOR Rate Loans at any time; provided, however, that in the event that LIBOR Rate Loans are prepaid on any date that is not the last day of the Interest Period applicable thereto, including as a result of any automatic prepayment through the required application by Agent of proceeds of Collections in accordance with Section 2.4(b) or for any other reason, including early termination of the term of this Agreement or acceleration of all or any portion of the Obligations pursuant to the terms hereof, each Borrower shall indemnify, defend, and hold Agent and the Lenders and their Participants harmless against any and all Funding Losses in accordance with clause (b) above.

               (d) Special Provisions Applicable to LIBOR Rate.

                    (i) The LIBOR Rate may be adjusted by Agent with respect to any Lender on a prospective basis to take into account any additional or increased costs to such Lender of maintaining or obtaining any eurodollar deposits or increased costs due to changes in applicable law occurring subsequent to the commencement of the then applicable Interest Period, including changes in tax laws (except changes of general applicability in corporate income tax laws) and changes in the reserve requirements imposed by the Board of Governors of the Federal Reserve System (or any successor), excluding the Reserve Percentage, which additional or increased costs would increase the cost of funding loans bearing interest at the LIBOR Rate. In any such event, the affected Lender shall give Administrative Borrower and Agent notice of such a determination and adjustment and Agent promptly shall transmit the notice to each other Lender and, upon its receipt of the notice from the affected Lender, Administrative Borrower may, by notice to such affected Lender (y) require such Lender to furnish to Administrative Borrower a statement setting forth the basis for adjusting such LIBOR Rate and the method for determining the amount of such adjustment, or (z) repay the LIBOR Rate Loans with respect to which such adjustment is made (together with any amounts due under clause (b)(ii) above).

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

                    (ii) In the event that any change in market conditions or any law, regulation, treaty, or directive, or any change therein or in the interpretation of application thereof, shall at any time after the date hereof, in the reasonable opinion of any Lender, make it unlawful or impractical for such Lender to fund or maintain LIBOR Advances or to continue such funding or maintaining, or to determine or charge interest rates at the LIBOR Rate, such Lender shall give notice of such changed circumstances to Agent and Administrative Borrower and Agent promptly shall transmit the notice to each other Lender and (y) in the case of any LIBOR Rate Loans of such Lender that are outstanding, the date specified in such Lender's notice shall be deemed to be the last day of the Interest Period of such LIBOR Rate Loans, and interest upon the LIBOR Rate Loans of such Lender thereafter shall accrue interest at the rate then applicable to Base Rate Loans, and (z) Borrowers shall not be entitled to elect the LIBOR Option from such Lender until such Lender determines that it would no longer be unlawful or impractical to do so.

               (e) No Requirement of Matched Funding. Anything to the contrary contained herein notwithstanding, neither Agent, nor any Lender, nor any of their Participants, is required actually to acquire eurodollar deposits to fund or otherwise match fund any Obligation as to which interest accrues at the LIBOR Rate. The provisions of this Section shall apply as if each Lender or its Participants had match funded any Obligation as to which interest is accruing at the LIBOR Rate by acquiring eurodollar deposits for each Interest Period in the amount of the LIBOR Rate Loans.

          2.14 Capital Requirements. If, after the date hereof, any Lender determines that (i) the adoption of or change in any law, rule, regulation or guideline regarding capital requirements for banks or bank holding companies, or any change in the interpretation or application thereof by any Governmental Authority charged with the administration thereof, or (ii) compliance by such Lender or its parent bank holding company with any guideline, request or directive of any such entity regarding capital adequacy (whether or not having the force of law), will have the effect of reducing the return on such Lender's or such holding company's capital as a consequence of such Lender's Commitments hereunder to a level below that which such Lender or such holding company could have achieved but for such adoption, change, or compliance (taking into consideration such Lender's or such holding company's then existing policies with respect to capital adequacy and assuming the full utilization of such entity's capital) by any amount deemed by such Lender to be material, then such Lender may notify Administrative Borrower and Agent thereof. Following receipt of such notice, Borrowers agree to pay such Lender on demand the amount of such reduction of return of capital as and when such reduction is determined, payable within 90 days after presentation by such Lender of a statement in the amount and setting forth in reasonable detail such Lender's calculation thereof and the assumptions upon which such calculation was based (which statement shall be deemed true and correct absent manifest error). In determining such amount, such Lender may use any reasonable averaging and attribution methods.

          2.15 Joint and Several Liability of U.S. Borrowers.

               (a) Each U.S. Borrower is accepting joint and several liability hereunder and under the other Loan Documents in consideration of the financial accommodations to be

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provided by the Agent and the Lenders under this Agreement, for the mutual benefit, directly and indirectly, of each U.S. Borrower and in consideration of the undertakings of the other U.S. Borrowers to accept joint and several liability for the U.S. Obligations, the Canadian Obligations and the German Obligations.

               (b) Each U.S. Borrower, jointly and severally, hereby irrevocably and unconditionally accepts, not merely as a surety but also as a co-debtor, joint and several liability with the other U.S. Borrowers, with respect to the payment and performance of all of the U.S. Obligations, the Canadian Obligations and the German Obligations (including any U.S. Obligations, the Canadian Obligations and the German Obligations arising under this Section 2.15), it being the intention of the parties hereto that all the U.S. Obligations, the Canadian Obligations and the German Obligations shall be the joint and several obligations of each Person composing U.S. Borrowers without preferences or distinction among them.

               (c) If and to the extent that any of U.S. Borrowers shall fail to make any payment with respect to any of the U.S. Obligations, the Canadian Obligations or the German Obligations as and when due or to perform any of the U.S. Obligations, the Canadian Obligations or the German Obligations in accordance with the terms thereof, then in each such event the other Persons composing U.S. Borrowers will make such payment with respect to, or perform, such Obligation.

               (d) The Obligations of each Person composing Borrowers under the provisions of this Section 2.15 constitute the absolute and unconditional, full recourse Obligations of each Person composing U.S. Borrowers enforceable against each such U.S. Borrower to the full extent of its properties and assets, irrespective of the validity, regularity or enforceability of this Agreement or any other circumstances whatsoever.

               (e) Except as otherwise expressly provided in this Agreement, each Person composing U.S. Borrowers hereby waives notice of acceptance of its joint and several liability, notice of any Advances or Letters of Credit issued under or pursuant to this Agreement, notice of the occurrence of any Default, Event of Default, or of any demand for any payment under this Agreement, notice of any action at any time taken or omitted by Agent or Lenders under or in respect of any of the U.S. Obligations, the Canadian Obligations or the German Obligations, any requirement of diligence or to mitigate damages and, generally, to the extent permitted by applicable law, all demands, notices and other formalities of every kind in connection with this Agreement (except as otherwise provided in this Agreement). Each Person composing U.S. Borrowers hereby assents to, and waives notice of, any extension or postponement of the time for the payment of any of the U.S. Obligations, the Canadian Obligations or the German Obligations, the acceptance of any payment of any of the U.S. Obligations, the Canadian Obligations or the German Obligations, the acceptance of any partial payment thereon, any waiver, consent or other action or acquiescence by Agent or Lenders at any time or times in respect of any default by any other Person composing Borrowers in the performance or satisfaction of any term, covenant, condition or provision of this Agreement, any and all other indulgences whatsoever by Agent or Lenders in respect of any of the U.S. Obligations, the Canadian Obligations or the German Obligations, and the taking, addition, substitution or release, in whole or in part, at any time or times, of any security for any of the U.S. Obligations, the Canadian Obligations or the German Obligations or the addition,

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substitution or release, in whole or in part, of any Person composing Borrowers.
Without limiting the generality of the foregoing, each U.S. Borrower assents to any other action or delay in acting or failure to act on the part of any Agent or Lender with respect to the failure by any Person composing Borrowers to comply with any of its respective U.S. Obligations, Canadian Obligations or German Obligations, including any failure strictly or diligently to assert any right or to pursue any remedy or to comply fully with applicable laws or regulations thereunder, which might, but for the provisions of this Section 2.15 afford grounds for terminating, discharging or relieving any Person composing Borrowers, in whole or in part, from any of its Obligations under this Section 2.15, it being the intention of each Person composing Borrowers that, so long as any of the U.S. Obligations, the Canadian Obligations or the German Obligations hereunder remain unsatisfied, the Obligations of such Person composing U.S. Borrowers under this Section 2.15 shall not be discharged except by performance and then only to the extent of such performance. The Obligations of each Person composing U.S. Borrowers under this Section 2.15 shall not be diminished or rendered unenforceable by any winding up, reorganization, arrangement, liquidation, reconstruction or similar proceeding with respect to any Person composing Borrowers or any Agent or Lender. The joint and several liability of the Persons composing U.S. Borrowers hereunder shall continue in full force and effect notwithstanding any absorption, merger, amalgamation or any other change whatsoever in the name, constitution or place of formation of any of the Persons composing Borrowers or any Agent or Lender.

               (f) Each Person composing U.S. Borrowers represents and warrants to Agent and Lenders that such Borrower is currently informed of the financial condition of Borrowers and of all other circumstances which a diligent inquiry would reveal and which bear upon the risk of nonpayment of the U.S. Obligations, the Canadian Obligations or the German Obligations. Each Person composing U.S. Borrowers further represents and warrants to Agent and Lenders that such Borrower has read and understands the terms and conditions of the Loan Documents. Each Person composing U.S. Borrowers hereby covenants that such Borrower will continue to keep informed of Borrowers' financial condition, the financial condition of other guarantors, if any, and of all other circumstances which bear upon the risk of nonpayment or nonperformance of the U.S. Obligations, the Canadian Obligations or the German Obligations.

               (g) The provisions of this Section 2.15 are made for the benefit of the Agent, the Lenders and their respective successors and assigns, and may be enforced by it or them from time to time against any or all of the Persons composing U.S. Borrowers as often as occasion therefor may arise and without requirement on the part of any such Agent, Lender, successor or assign first to marshal any of its or their claims or to exercise any of its or their rights against any of the other Persons composing Borrowers or to exhaust any remedies available to it or them against any of the other Persons composing Borrowers or to resort to any other source or means of obtaining payment of any of the U.S. Obligations, the Canadian Obligations or the German Obligations hereunder or to elect any other remedy. The provisions of this Section 2.15 shall remain in effect until all of the U.S. Obligations, the Canadian Obligations and the German Obligations shall have been paid in full or otherwise fully satisfied. If at any time, any payment, or any part thereof, made in respect of any of the U.S. Obligations, the Canadian Obligations or the German Obligations, is rescinded or must otherwise be restored or returned by any Agent or Lender upon the insolvency, bankruptcy or reorganization of any of

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the Persons composing Borrowers, or otherwise, the provisions of this Section
2.15 will forthwith be reinstated in effect, as though such payment had not been made.

               (h) Each of the Persons composing U.S. Borrowers hereby agrees that it will not enforce any of its rights of contribution or subrogation against the other Persons composing Borrowers with respect to any liability incurred by it hereunder or under any of the other Loan Documents, any payments made by it to the Agent or the Lenders with respect to any of the U.S. Obligations, the Canadian Obligations or the German Obligations or any collateral security therefor until such time as all of the U.S. Obligations, the Canadian Obligations and the German Obligations have been paid in full in cash. Any claim which any U.S. Borrower may have against any other Borrower with respect to any payments to any Agent or Lender hereunder or under any other Loan Documents are hereby expressly made subordinate and junior in right of payment, without limitation as to any increases in the U.S. Obligations, the Canadian Obligations or the German Obligations arising hereunder or thereunder, to the prior payment in full in cash of the U.S. Obligations, the Canadian Obligations and the German Obligations and, in the event of any insolvency, bankruptcy, receivership, liquidation, reorganization or other similar proceeding under the laws of any jurisdiction relating to any Borrower, its debts or its assets, whether voluntary or involuntary, all such U.S. Obligations, Canadian Obligations and German Obligations shall be paid in full in cash before any payment or distribution of any character, whether in cash, securities or other property, shall be made to any other Borrower therefor.

               (i) Each of the Persons composing Borrowers hereby agrees that, after the occurrence and during the continuance of any Event of Default, the payment of any amounts due with respect to the indebtedness owing by any Borrower to any other Borrower is hereby subordinated to the prior payment in full in cash of the Obligations. Each Borrower hereby agrees that after the occurrence and during the continuance of any Event of Default, such Borrower will not demand, sue for or otherwise attempt to collect any indebtedness of any other Borrower owing to such Borrower until the Obligations shall have been paid in full in cash. If, notwithstanding the foregoing sentence, such Borrower shall collect, enforce or receive any amounts in respect of such indebtedness, such amounts shall be collected, enforced and received by such Borrower as trustee for the Lender Group, and such Borrower shall deliver any such amounts to Agent for application to the Obligations in accordance with Section 2.4(b).

               (j) For the avoidance of doubt, (i) the Canadian Borrower shall be obligated for the Canadian Obligations and not for any other Obligations and
(ii) the German Borrower shall be obligated for the German Obligations and not for any other Obligations.

          2.16 Registered Notes. Administrative Borrower agrees to record each Term Loan B and Term Loan C on the Register referred to in Section 14.1(h). Each Term Loan B and Term Loan C recorded on the Register (the "Registered Loan") may not be evidenced by promissory notes other than Registered Notes (as defined below). Upon the registration of any Term Loan B or Term Loan C, each U.S. Borrower agrees, at the request of any Lender, to execute and deliver to such Lender a promissory note, in conformity with the terms of this Agreement, in registered form to evidence such Registered Loan, in form and substance satisfactory to such Lender, and registered as provided in Section 14.1(h) (a "Registered Note"), payable to the order of such Lender and otherwise duly completed. Once recorded on the Register, a Registered Loan may not be removed from the Register so long as it remains

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outstanding, and a Registered Note may not be exchanged for a promissory note that is not a Registered Note.

          2.17 Interest Act (Canada); Criminal Rate of Interest; Nominal Rate of Interest. Notwithstanding anything to the contrary contained in this Agreement or in any other Loan Document, solely to the extent that a court of competent jurisdiction finally determines that the calculation or determination of interest payable by Canadian Borrower in respect of the Canadian Obligations pursuant to this Agreement and the other Loan Documents shall be governed by the laws of the province of Ontario or the federal laws of Canada:

               (a) whenever interest payable by Canadian Borrower is calculated on the basis of a period which is less than the actual number of days in a calendar year, each rate of interest determined pursuant to such calculation is, for the purposes of the Interest Act (Canada), equivalent to such rate multiplied by the actual number of days in the calendar year in which such rate is to be ascertained and divided by the number of days used as the basis of such calculation.

               (b) in no event shall the aggregate "interest" (as defined in Section 347 of the Criminal Code, R.S.C. 1985, c. C-46, as the same shall be amended, replaced or re-enacted from time to time) payable by Canadian Borrower to Agent or any Lender under this Agreement or any other Loan Document exceed the effective annual rate of interest on the "credit advances" (as defined in that section) under this Agreement or such other Loan Document lawfully permitted under that section and, if any payment, collection or demand pursuant to this Agreement or any other Loan Document in respect of "interest" (as defined in that section) is determined to be contrary to the provisions of that section, such payment, collection or demand shall be deemed to have been made by mutual mistake of Agent, Lenders and Canadian Borrower and the amount of such payment or collection shall be refunded by Agent and Lenders to Canadian Borrower. For the purposes of this Agreement and each other Loan Document to which Canadian Borrower is a party, the effective annual rate of interest payable by Canadian Borrower shall be determined in accordance with generally accepted actuarial practices and principles over the term of the loans on the basis of annual compounding for the lawfully permitted rate of interest and, in the event of dispute, a certificate of a Fellow of the Canadian Institute of Actuaries appointed by Agent for the account of Canadian Borrower will be conclusive for the purpose of such determination in the absence of evidence to the contrary.

               (c) all calculations of interest payable by Canadian Borrower under this Agreement or any other Loan Document are to be made on the basis of the nominal interest rate described herein and therein and not on the basis of effective yearly rates or on any other basis which gives effect to the principle of deemed reinvestment of interest. The parties acknowledge that there is a material difference between the stated nominal interest rates and the effective yearly rates of interest and that they are capable of making the calculations required to determine such effective yearly rates of interest.

          2.18 Currency; Judgment. This is an international financial transaction in which the specification of a currency and payment in New York City is of the essence. Dollars shall be the currency of account in the case of all payments pursuant to or arising under this Agreement or under any other Loan Document, and all such payments shall be made to the

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Agent's Account in New York City in immediately available funds. To the fullest extent permitted by applicable law, the obligations of each Loan Party to the Lender Group under this Agreement and under the other Loan Documents shall not be discharged by any amount paid in any other currency or in a place other than to the Agent's Account in New York City to the extent that the amount so paid after conversion under this Agreement and transfer to New York City does not yield the amount of Dollars in New York City due under this Agreement and under the other Loan Documents. If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder in Dollars into another currency (the "Other Currency"), to the fullest extent permitted by applicable law, the rate of exchange used shall be that at which Agent could, in accordance with normal banking procedures, purchase Dollars with the Other Currency on the business day preceding that on which final judgment is given. The obligation of each Loan Party in respect of any such sum due from it to the Lender Group hereunder shall, notwithstanding any judgment in such Other Currency, be discharged only to the extent that, on the business day immediately following the date on which Agent receives any sum adjudged to be so due in the Other Currency, Agent may, in accordance with normal banking procedures, purchase Dollars with the Other Currency. If the Dollars so purchased are less than the sum originally due to the Lender Group in Dollars, each Loan Party agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Lender Group against such loss, and if the Dollars so purchased exceed the sum originally due to the Lender Group in Dollars, the Lender Group agrees to remit to the Loan Parties such excess.

     3. CONDITIONS; TERM OF AGREEMENT.

          3.1 Conditions Precedent to the Initial Extension of Credit. The obligation of the Lender Group (or any member thereof) to make the initial Advance (or otherwise to extend any initial credit provided for hereunder), is subject to the fulfillment, to the satisfaction of Agent and each Lender, of each of the conditions precedent set forth below:

               (a) the Closing Date shall occur on or before January 8, 2003;

               (b) Agent shall have received the UCC/PPSA Filing Authorization Letter duly executed by each Loan Party and Agent shall have received satisfactory evidence of the filing of all financing statements on Form UCC-1 and all PPSA registration statements in such office or offices as may be necessary or, in the opinion of Agent, desirable to perfect the security interests purported to be created by each applicable Loan Document;

               (c) Agent shall have received each of the following documents, in form and substance satisfactory to Agent and Lenders, duly executed, and each such document shall be in full force and effect:

                    (i)   the Canadian Security Documents,

                    (ii)  the Cash Management Agreements,

                    (iii) the Contribution Agreement,

                    (iv)  the Control Agreements,

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                    (v)    the Copyright Security Agreement,

                    (vi)   the Disbursement Letter,

                    (vii)  the Due Diligence Letter,

                    (viii) the Fee Letter,

                    (ix)   the German Security Documents,

                    (x)    the Intercompany Subordination Agreement;

                    (xi) the Mortgages (other than the Mortgage to be delivered pursuant to Section 3.2(f)),

                    (xii)  the Officers' Certificate,

                    (xiii) a Pay-Off Letter from each Existing Lender, together with UCC termination statements and other documentation evidencing the termination by such Existing Lender of its Liens in and to the assets of the Loan Parties,

                    (xiv)  the Patent Security Agreement,

                    (xv) the Pledge Agreement, together with (A) all certificates representing the shares of Stock pledged thereunder, as well as Stock powers with respect thereto endorsed in blank, and (B) all promissory notes pledged thereunder, as well as allonges thereto or other appropriate transfer certificates endorsed in blank,

                    (xvi) a pledge and security agreement, in form and substance satisfactory to Agent, duly executed by Parent, with respect to the pledge of 65% of the common stock of German Parent, and

                    (xvii) the Trademark Security Agreement;

               (d) Agent shall have received a certificate from the Secretary of each Borrower (i) attesting to the resolutions of such Borrower's board of directors authorizing its execution, delivery, and performance of this Agreement and the other Loan Documents to which such Borrower is a party and authorizing specific officers of such Borrower to execute the same and (ii) certifying the names and true signatures of the officers of such Borrower authorized to sign each Loan Document to which such Borrower is a party;

               (e) Agent shall have received copies of each Borrower's Governing Documents, as amended, modified, or supplemented to the Closing Date, certified by the Secretary of such Borrower and, as of a recent date, by an appropriate official of the jurisdiction of organization of such Borrower;

               (f) Agent shall have received a certificate of status with respect to each Borrower, dated within 10 days of the Closing Date, such certificate to be issued by the appropriate officer of the jurisdiction of organization of such Borrower, which certificate shall indicate that such Borrower is in good standing in such jurisdiction;

               (g) Agent shall have received certificates of status with respect to each Borrower, each dated within 30 days of the Closing Date, such certificates to be issued by the appropriate officer of the jurisdictions (other than the jurisdiction of organization of such Borrower) in which its failure to be duly qualified or licensed would constitute a Material Adverse Change, which certificates shall indicate that such Borrower is in good standing in such jurisdictions;

               (h) Agent shall have received a certificate of insurance, together with the endorsements thereto, as are required by Section 6.8, the form and substance of which shall be satisfactory to Agent;

               (i) Agent shall have received a certificate from the chief financial officer of Parent certifying as to (i) the optional and mandatory payments and prepayments made by the Loan Parties, and the reductions of the commitments, under the loan documents between the Loan Parties and the Existing Lenders and (ii) such other matters regarding the Indenture Documents as Agent may reasonably request;

               (j) Agent shall have received opinions of the following counsel to the Loan Parties in form and substance satisfactory to Agent and Lenders:

                    (i)   Miller, Canfield, Paddock and Stone, P.L.C.;

                    (ii)  Harrison Pensa LLP (Canada);

                    (iii) Brouillette Charpentier Fortin (Quebec);

                    (iv)  CMS Hasche Sigle (Germany);

                    (v)   Baker, Donelson, Bearman & Caldwell, P.C. (Tennessee);

                    (vi)  Quarles & Brady Streich Lang LLP (Arizona);

               (k) Agent shall have received satisfactory evidence (including a certificate of the chief financial officer of each Loan Party) that all tax returns required to be filed by Parent and its Subsidiaries have been timely filed and all taxes upon Parent and its Subsidiaries or their properties, assets, income, and franchises (including Real Property taxes and payroll taxes) have been paid prior to delinquency, except such taxes that are the subject of Permitted Protests;

               (l) Agent shall have received a certificate from the chief financial officer of each Loan Party certifying (i) in the case of each Borrower, as to (A) the truth and accuracy of the representations and warranties of Borrowers contained in Article 5, (B) the absence of any Defaults or Events of Default and (C) that the Senior Debt Ratio does not exceed 2.20 to 1.00 after giving effect to the incurrence of Indebtedness under this Agreement and (ii) in the case of each Loan Party, that after giving effect to the incurrence of Indebtedness under this Agreement, each Loan Party is Solvent;

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

               (m) Borrowers shall have the Required Availability after giving effect to the initial extensions of credit hereunder and the payment of all fees and expenses required to be paid by Borrowers on the Closing Date under this Agreement and the other Loan Documents;

               (n) Lenders shall have completed their business, legal, and collateral due diligence, including (i) a collateral audit and review of the Loan Parties' books and records and verification of the Loan Parties' representations and warranties to the Lender Group, (ii) a review of the Borrowers' business model and industry, (iii) a review of Parent's unaudited financial statements for the 12 month period ended September 30, 2002, including verification of total revenue of the Parent and its Subsidiaries of $107,000,000 and EBITDA of the Parent and its Subsidiaries of $20,100,000, in each case for the 12 month period ended on such date, (iv) a review of the Parent's projections for the Fiscal Year ending December 31, 2003, including verification of projected total revenue of the Parent and its Subsidiaries of $120,000,000 and EBITDA of the Parent and its Subsidiaries of $24,000,000, in each case for the 12 month period ended on such date, and (v) receipt and review of an "enterprise valuation" of the Parent and its Subsidiaries by a valuation firm selected by the Lenders, in each case of clauses (i) through (v), the results of which shall be satisfactory to Lenders;

               (o) Agent shall have received completed reference checks with respect to the Loan Parties' senior management, the results of which are satisfactory to Agent and Lenders in their sole discretion;

               (p) Agent shall have received an appraisal of the Net Liquidation Percentage applicable to the Loan Parties' Inventory and Equipment, the results of which shall be satisfactory to Agent and Lenders;

               (q) Agent shall have received the Closing Date Business Plan;

               (r) Borrowers shall have paid all Lender Group Expenses then due and payable in connection with the transactions evidenced by this Agreement;

               (s) Agent shall have received mortgagee title insurance policies (or marked commitments to issue the same) for the Real Property Collateral listed on Schedule 3.1(s) (the "Appraised Real Property") issued by a title insurance company satisfactory to Agent (each a "Mortgage Policy" and, collectively, the "Mortgage Policies") in amounts satisfactory to Agent assuring Agent for the benefit of Lenders that the Mortgages on such Appraised Real Property are valid and enforceable first priority mortgage Liens on such Appraised Real Property free and clear of all defects and encumbrances except Permitted Liens, and the Mortgage Policies otherwise shall be in form and substance satisfactory to Agent;

               (t) Agent shall have received a phase-I environmental report and a real estate survey with respect to each parcel composing the Appraised Real Property; the environmental consultants and surveyors retained for such reports or surveys, the scope of the reports or surveys, the consultant's or surveyor's certification with respect to such reports or surveys and the substantive information reflected in such reports or surveys shall be acceptable to Agent;

          (u) Agent shall have received fully executed copies of each of the Material Contracts and the Indenture Documents, together with a certificate of the Secretary of Parent certifying each such document as being a true, correct, and complete copy thereof and that such agreements remain in full force and effect and that none of the Loan Parties has breached or defaulted in any of its obligations under such agreements;

          (v) The Loan Parties shall have received all licenses, approvals or evidence of other actions required by any Governmental Authority in connection with the execution and delivery by the Loan Parties of this Agreement or any other Loan Document or with the consummation of the transactions contemplated hereby and thereby; and

          (w) all other documents and legal matters in connection with the transactions contemplated by this Agreement shall have been delivered, executed, or recorded and shall be in form and substance satisfactory to Agent.

     3.2 Conditions Subsequent to the Initial Extension of Credit. The obligation of the Lender Group (or any member thereof) to continue to make Advances (or otherwise extend credit hereunder) is subject to the fulfillment, on or before the date applicable thereto, of each of the conditions subsequent set forth below (the failure by Borrowers to so perform or cause to be performed constituting an Event of Default):

          (a) within 30 days of the Closing Date, Borrowers shall deliver to Agent certified copies of the policies of insurance, together with the endorsements thereto, as are required by Section 6.8, the form and substance of which shall be satisfactory to Agent and its counsel;

          (b) on or before September 30, 2003, Parent shall extend the Welker Employment Agreement or otherwise enter into a replacement employment agreement with John H. Welker, in each case, the form and substance of which shall be reasonably satisfactory to Agent and its counsel;

          (c) within 60 days of the Closing Date, Borrowers shall deliver to Agent a pledge and security agreement, in form and substance satisfactory to Agent, duly executed by Parent, with respect to the pledge of 65% of the common stock of each of the following Subsidiaries of Parent, together with an opinion of counsel to Parent with respect thereto:

                    (i)   Numatics S.A.R.L. (France);

                    (ii)  Numatics S.R.L. (Italy);

                    (iii) Numatics S.A. de C.V. (Mexico);

                    (iv)  Numatics B.V. (Netherlands);

                    (v)   Numatics Spain S.L. (Spain);

                    (vi)  Numatics Ltd. (Taiwan); and

                    (vii) Numatics Ltd. (United Kingdom);

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

          (d) within 30 days of the Closing Date, Parent shall deliver to Agent Shareholder Subordination Agreements duly executed by each of Henry Fleischer and Donald E. McGeachy;

          (e) within 30 days of the Closing Date, deliver to Agent a Collateral Access Agreement with respect to each of its Leased Real Properties (it being understood that until such Collateral Access Agreements are delivered to Agent, Agent shall establish a reserve equal to the rental costs under the applicable lease with respect to each such location for a 3 month period);

          (f) within 15 days of the Closing Date, deliver to Agent a Mortgage with respect to the Owned Real Property of German Borrower;

          (g) within 5 days of the Closing Date, deliver to Agent PPSA Acknowledgment Letters regarding limitation of security registrations in Ontario, Canada for (A) Citicapital Technology Finance Ltd. (as successor in interest to Teletech Financial Corp.), (B) TD Asset Finance Corp., and (C) BML Leasing Limited;

          (h) within 1 day of the Closing Date, the Canadian Borrower shall request a Borrowing of not less than $1,900,907.55 (it being understood that if the Canadian Borrower does not make such request, the Agent shall establish and maintain a reserve against both the Maximum Revolver A Amount and the Revolver A Borrowing Base in an amount equal to $1,900,907.55 until the date of such Borrowing); and

          (i) within (i) 2 days of the Closing Date, the German Borrower shall request a Borrowing of not less than $1,748,380.50 (it being understood that if the German Borrower does not make such request, the Agent shall establish and maintain a reserve against both the Maximum Revolver A Amount and the Revolver A Borrowing Base in an amount equal to $1,748,380.50 until the date of such Borrowing) and (ii) 7 days of the Closing Date, the German Borrower shall request an additional Borrowing of not less than $1,748,380.50 (it being understood that if the German Borrower does not make such request, the Agent shall establish and maintain a reserve against both the Maximum Revolver A Amount and the Revolver A Borrowing Base in an amount equal to $1,748,380.50 until the date of such Borrowing).

     3.3 Conditions Precedent to all Extensions of Credit. The obligation of the Lender Group (or any member thereof) to make any Advances or fund any portion of the Term Loan C (or to extend any other credit hereunder) shall be subject to the following conditions precedent:

          (a) the representations and warranties contained in this Agreement and the other Loan Documents shall be true and correct in all material respects on and as of the date of such extension of credit, as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date);

          (b) no Default or Event of Default shall have occurred and be continuing on the date of such extension of credit, nor shall either result from the making thereof;

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

          (c) no injunction, writ, restraining order, or other order of any nature prohibiting, directly or indirectly, the extending of such credit shall have been issued and remain in force by any Governmental Authority against any Loan Party, Agent or any Lender, or any of their Affiliates;

          (d) no Material Adverse Change shall have occurred; and

          (e) in the case of the Term Loan C, (i) Borrowers shall (A) have Excess Availability of not less than $5,000,000 and (B) be in compliance with the financial covenants set forth in Section 7.20 on a pro forma basis, in each case, after giving effect to the funding of the Term Loan C and all other extensions of credit hereunder and the payment of all fees and expenses required to be paid by Borrowers under this Agreement and the other Loan Documents, (ii) Borrowers shall have paid any fees then payable pursuant to the Fee Letter and any Lender Group Expenses then due and payable, (iii) no Term Loan C Deficit or U.S. Advance Deficit exists, after giving pro forma effect to the funding of the Term Loan C, and (iv) Lenders with a Term Loan C Commitment shall be satisfied that the Borrowers will use the proceeds of the Term Loan C for the repurchase of Parent's Subordinated Notes.

     3.4 Term. This Agreement shall become effective upon the execution and delivery hereof by Borrowers, Agent, and the Lenders and shall continue in full force and effect for a term ending on January 6, 2006 (the "Maturity Date"). The foregoing notwithstanding, the Lender Group, upon the election of the Required Lenders, shall have the right to terminate its obligations under this Agreement immediately and without notice upon the occurrence and during the continuation of an Event of Default.

     3.5 Effect of Termination. On the date of termination of this Agreement, all Obligations (including contingent reimbursement obligations of Borrowers with respect to any outstanding Letters of Credit and including all Bank Product Obligations) immediately shall become due and payable without notice or demand (including (a) either (i) providing cash collateral to be held by Agent for the benefit of those Lenders with a Revolver Commitment in an amount equal to 105% of the then extant Letter of Credit Usage, or (ii) causing the original Letters of Credit to be returned to the Issuing Lender, and (b) providing cash collateral to be held by Agent for the benefit of Wells Fargo or its Affiliates with respect to the then extant Bank Product Obligations). No termination of this Agreement, however, shall relieve or discharge Borrowers of their duties, Obligations, or covenants hereunder and the Agent's Liens in the Collateral shall remain in effect until all Obligations have been fully and finally discharged and the Lender Group's obligations to provide additional credit hereunder have been terminated. When this Agreement has been terminated and all of the Obligations have been fully and finally discharged and the Lender Group's obligations to provide additional credit under the Loan Documents have been terminated irrevocably, Agent will, at Borrowers' sole expense, execute and deliver any UCC termination statements, lien releases, mortgage releases, re-assignments of trademarks, discharges of security interests, and other similar discharge or release documents (and, if applicable, in recordable form) as are reasonably necessary to release, as of record, the Agent's Liens and all notices of security interests and liens previously filed by Agent with respect to the Obligations.

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

          3.6 Early Termination by Borrowers. Borrowers have the option, at any time upon 30 days' prior written notice by Administrative Borrower to Agent, to terminate this Agreement by paying to Agent, for the benefit of the Lender Group, in cash, the Obligations (including (a) either (i) providing cash collateral to be held by Agent for the benefit of those Lenders with a Revolver Commitment in an amount equal to 105% of the then extant Letter of Credit Usage, or (ii) causing the original Letters of Credit to be returned to the Issuing Lender, and (b) providing cash collateral to be held by Agent for the benefit of Wells Fargo or its Affiliates with respect to the then extant Bank Product Obligations), in full, together with the Applicable Prepayment Premium (to be allocated based upon letter agreements between Agent and individual Lenders). If Administrative Borrower has sent a notice of termination pursuant to the provisions of this Section, then the Commitments shall terminate and Borrowers shall be obligated to repay the Obligations (including (a) either (i) providing cash collateral to be held by Agent for the benefit of those Lenders with a Revolver Commitment in an amount equal to 105% of the then extant Letter of Credit Usage, or (ii) causing the original Letters of Credit to be returned to the Issuing Lender, and (b) providing cash collateral to be held by Agent for the benefit of Wells Fargo or its Affiliates with respect to the then extant Bank Product Obligations), in full, together with the Applicable Prepayment Premium, on the date set forth as the date of termination of this Agreement in such notice. In the event of the termination of this Agreement and repayment of the Obligations at any time prior to the Maturity Date, for any other reason, including (a) termination upon the election of the Required Lenders to terminate after the occurrence of an Event of Default, (b) foreclosure and sale of Collateral, (c) sale of the Collateral in any Insolvency Proceeding, or (d) restructure, reorganization or compromise of the Obligations by the confirmation of a plan of reorganization, or any other plan of compromise, restructure, or arrangement in any Insolvency Proceeding, then, in view of the impracticability and extreme difficulty of ascertaining the actual amount of damages to the Lender Group or profits lost by the Lender Group as a result of such early termination, and by mutual agreement of the parties as to a reasonable estimation and calculation of the lost profits or damages of the Lender Group, Borrowers shall pay the Applicable Prepayment Premium to Agent (to be allocated based upon letter agreements between Agent and individual Lenders), measured as of the date of such termination.

     4. CREATION OF SECURITY INTEREST.

          4.1 Grant of Security Interest. Each U.S. Borrower hereby grants to Agent, for the benefit of the Lender Group, a continuing security interest in all of its right, title, and interest in all of its currently existing and hereafter acquired or arising Personal Property Collateral in order to secure prompt repayment of any and all of the Obligations in accordance with the terms and conditions of the Loan Documents and in order to secure prompt performance by Borrowers of each of their covenants and duties under the Loan Documents. The Agent's Liens in and to the U.S. Borrowers' Personal Property Collateral shall attach to all such Personal Property Collateral without further act on the part of Agent or U.S. Borrowers. Anything contained in this Agreement or any other Loan Document to the contrary notwithstanding, except for Permitted Dispositions, Borrowers have no authority, express or implied, to dispose of any item or portion of the Collateral.

          4.2 Negotiable Collateral. In the event that any Collateral, including proceeds, is evidenced by or consists of Negotiable Collateral, and if and to the extent that perfection or

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

priority of Agent's security interest is dependent on or enhanced by possession, the applicable Borrower, immediately upon (but in any event within 1 Business Day after) the request of Agent, shall endorse and deliver physical possession of such Negotiable Collateral to Agent.

          4.3 Collection of Accounts, General Intangibles, and Negotiable Collateral. At any time after the occurrence and during the continuation of an Event of Default, Agent or Agent's designee may (a) notify Account Debtors of Borrowers that the Accounts, chattel paper, or General Intangibles have been assigned to Agent or that Agent has a security interest therein, or (b) collect the Accounts, chattel paper, or General Intangibles directly and charge the collection costs and expenses to the Loan Account (or a sub-account thereof, as applicable). Each Borrower agrees that it will hold in trust for the Lender Group, as the Lender Group's trustee, any Collections that it receives and immediately will deliver said Collections to Agent or a Cash Management Bank in their original form as received by the applicable Loan Party.

          4.4 Filing of Financing Statements; Commercial Tort Claims; Delivery of Additional Documentation Required.

                (a) Each Borrower authorizes Agent to file any financing statement required hereunder, and any continuation statement or amendment with respect thereto, in any appropriate filing office without the signature of such Person where permitted by applicable law. Each Borrower hereby ratifies the filing of any financing statement, and any continuation statement or amendment with respect thereto, filed without the signature of such Person prior to the date hereof.

                (b) If any Borrower acquires any commercial tort claims after the date hereof, such Person shall immediately (but in any event within 5 Business Days after such acquisition) deliver to Agent a written description of such commercial tort claim and shall deliver a written agreement, in form and substance satisfactory to Agent, pursuant to which such Person shall pledge and collaterally assign all of its right, title and interest in and to such commercial tort claim to Agent, for the benefit of the Lender Group, as security for the Obligations (a "Commercial Tort Claim Assignment").

                (c) At any time upon the request of Agent, Borrowers shall execute and deliver to Agent, and cause their Subsidiaries to execute and deliver to Agent, any and all financing statements, original financing statements in lieu of continuation statements, amendments to financing statements, fixture filings, security agreements, pledges, assignments, Commercial Tort Claim Assignments, endorsements of certificates of title, and all other documents (collectively, the "Additional Documents") that Agent may request in its Permitted Discretion, in form and substance satisfactory to Agent, to create and perfect and continue perfected or better perfect the Agent's Liens in the Collateral (whether now owned or hereafter arising or acquired, tangible or intangible, real or personal), to create and perfect Liens in favor of Agent in any Owned Real Property acquired after the Closing Date, and in order to fully consummate all of the transactions contemplated hereby and under the other Loan Documents, including any Mortgages. To the maximum extent permitted by applicable law, each Borrower authorizes Agent to execute any such Additional Documents in the applicable Person's name and authorize Agent to file such executed Additional Documents in any appropriate filing office. To the maximum extent permitted by applicable law, each Borrower authorizes the filing of any such Additional Documents without the signature of such Person in any appropriate filing office. In addition, on such periodic basis as Agent shall require, Borrowers shall (i) provide Agent with a report of all new patentable, copyrightable, or trademarkable materials acquired or generated by such Persons during the prior period, (ii) cause all patents, copyrights, and trademarks acquired or generated by such Persons that are not already the subject of a registration with the appropriate filing office (or an application therefor diligently prosecuted) to be registered with such appropriate filing office in a manner sufficient to impart constructive notice of Borrowers' ownership thereof, and (iii) cause to be prepared, executed, and delivered to Agent supplemental schedules to the applicable Loan Documents to identify such patents, copyrights, and trademarks as being subject to the security interests created thereunder.

          4.5 Power of Attorney. Each Borrower hereby irrevocably makes, constitutes, and appoints Agent (and any of Agent's officers, employees, or agents designated by Agent) as such Person's true and lawful attorney, with power to (a) if such Person refuses to, or fails timely to execute and deliver any of the documents described in Section 4.4, sign the name of such Person on any of the documents described in Section 4.4, (b) at any time that an Event of Default has occurred and is continuing, sign such Person's name on any invoice or bill of lading relating to the Collateral, drafts against Account Debtors, or notices to Account Debtors, (c) send requests for verification of Accounts, (d) endorse such Person's name on any Collection item that may come into the Lender Group's possession, (e) subject to Section 6.8, at any time that an Event of Default has occurred and is continuing, make, settle, and adjust all claims under such Person's policies of insurance and make all determinations and decisions with respect to such policies of insurance, and (f) at any time that an Event of Default has occurred and is continuing, settle and adjust disputes and claims respecting the Accounts, chattel paper, or General Intangibles directly with Account Debtors, for amounts and upon terms that Agent determines to be reasonable, and Agent may cause to be executed and delivered any documents and releases that Agent determines to be necessary. The appointment of Agent as each such Person's attorney, and each and every one of its rights and powers, being coupled with an interest, is irrevocable until all of the Obligations have been fully and finally repaid and performed and the Lender Group's obligations to extend credit hereunder are terminated.

          4.6 Right to Inspect. Agent and each Lender (through any of their respective officers, employees, or agents) shall have the right, from time to time hereafter but, absent a continuing Event of Default, during normal business hours, to inspect the Books and to check, test, and appraise the Collateral in order to verify the financial condition of the Parent and its Subsidiaries or the amount, quality, value, condition of, or any other matter relating to, the Collateral.

          4.7 Control Agreements. Except as otherwise permitted under Sections
7.13 and 7.19 or in the applicable Control Agreement, each Borrower agrees that it will not transfer any Collateral or any other assets out of any Securities Accounts or deposit accounts and, if to another securities intermediary or depository, unless each of the applicable Persons, Agent, and the substitute securities intermediary or depository have entered into a Control Agreement. Upon the occurrence and during the continuance of a Default or an Event of Default, Agent may notify any securities intermediary or depository to liquidate the applicable Securities Account or depository account or any related Investment Property maintained or held thereby and remit the proceeds thereof to the Agent's Account. Each Borrower hereby agrees to take any or all action

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

that Agent requests in order for Agent to obtain control in accordance with Sections 9-104, 9-105, 9-106 and 9-107 of the Code with respect to any Collateral constituting Securities Accounts, deposit accounts, electronic chattel paper, Investment Property and letter-of-credit rights. No arrangement contemplated hereby or by an Control Agreement in respect of any Securities Accounts or other Investment Property, or any deposit accounts, electronic paper or letter-of-credit rights, shall be modified by the Parent or any of its Subsidiaries without the prior written consent of Agent.

          5.  REPRESENTATIONS AND WARRANTIES.

                  In order to induce the Lender Group to enter into this Agreement, each Borrower makes the following representations and warranties to the Lender Group which shall be true, correct, and complete, in all material respects, as of the Closing Date, and at and as of the date of the making of each Advance (or other extension of credit) made thereafter, as though made on and as of the date of such Advance (or other extension of credit) (except to the extent that such representations and warranties relate solely to an earlier date) and such representations and warranties shall survive the execution and delivery of this Agreement:

                  5.1 No Encumbrances. Each Loan Party has good and indefeasible title to its Collateral and its Owned Real Property, free and clear of Liens except for Permitted Liens.

                  5.2 Eligible Accounts. The Eligible Accounts are bona fide existing payment obligations of Account Debtors created by the sale and delivery of Inventory or the rendition of services to such Account Debtors in the ordinary course of Borrowers' business, owed to such Persons without defenses, disputes, offsets, counterclaims, or rights of return or cancellation. As to each Account that is identified by Administrative Borrower as an Eligible Account, in a borrowing base report submitted to Agent, such Account is not excluded as ineligible by virtue of one or more of the excluding criteria set forth in the definition of Eligible Accounts.

                  5.3 Eligible Inventory. All Eligible Inventory is of good and merchantable quality, free from defects. As to each item of Inventory that is identified by Administrative Borrower as Eligible Inventory in the borrowing base report most recently submitted to Agent, such Inventory is not excluded as ineligible by virtue of one or more of the excluding criteria set forth in the definition of Eligible Inventory.

                  5.4 Eligible Equipment. All of the Eligible Equipment is used or held for use in Loan Parties' business and is fit for such purposes. As to each item of Equipment that is identified from time to time by Administrative Borrower as Eligible Equipment, such equipment is not excluded as ineligible by virtue of one or more of the excluding criteria set forth in the definition of Eligible Equipment.

                  5.5 Location of Inventory and Equipment. Except as set forth on Schedule 5.5, the Inventory and Equipment are not stored with a bailee, warehouseman, or similar party and are located only at, or are in-transit from or to, the locations identified on Schedule 5.5.

                  5.6 Inventory Records. Each Loan Party keeps correct and accurate records itemizing and describing the type, quality, and quantity of its Inventory and the book value thereof.

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

          5.7 State of Incorporation; Location of Chief Executive Office; FEIN; Organizational ID Number; Commercial Tort Claims.

                (a) The jurisdiction of incorporation of each Loan Party is set forth in Schedule 5.7(a).

                (b) The chief executive office of each Loan Party is located at the address indicated in Schedule 5.7(b).

                (c) Each Loan Party's FEIN and organizational identification number, if any, are identified in Schedule 5.7(c).

                (d) None of the Loan Parties holds any commercial tort claims, except as set forth in Schedule 5.7(d).

          5.8 Due Organization and Qualification; Subsidiaries.

                (a) Each Loan Party is duly organized and existing and in good standing under the laws of the jurisdiction of its organization and qualified to do business in any state where the failure to be so qualified reasonably could be expected to have a Material Adverse Change.

                (b) Set forth on Schedule 5.8(b), is a complete and accurate description of the authorized capital Stock of each Loan Party (except for changes resulting from the issuance of the Preferred Stock), by class, and, as of the Closing Date, a description of the number of shares of each such class that are issued and outstanding. Other than as described on Schedule 5.8(b), there are no subscriptions, options, warrants, or calls relating to any shares of each such Person's capital Stock, including any right of conversion or exchange under any outstanding security or other instrument. No Loan Party is subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its capital Stock or any security convertible into or exchangeable for any of its capital Stock, other than pursuant to the terms of the Preferred Stock Purchase Agreement.

                (c) Set forth on Schedule 5.8(c), is a complete and accurate list of each Loan Party's direct and indirect Subsidiaries, showing: (i) the jurisdiction of their organization; (ii) the number of shares of each class of common and preferred Stock authorized for each of such Subsidiaries; and (iii) the number and the percentage of the outstanding shares of each such class owned directly or indirectly by the applicable Loan Party. All of the outstanding capital Stock of each such Subsidiary has been validly issued and is fully paid and non-assessable.

                (d) Except as set forth on Schedule 5.8(c), there are no subscriptions, options, warrants, or calls relating to any shares of any Loan Party's Subsidiaries' capital Stock, including any right of conversion or exchange under any outstanding security or other instrument. No Loan Party or any of its respective Subsidiaries is subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of any Loan Party's Subsidiaries' capital Stock or any security convertible into or exchangeable for any such capital Stock, other than pursuant to the terms of the Preferred Stock Purchase Agreement.

          5.9 Due Authorization; No Conflict.

                (a) As to each Borrower, the execution, delivery, and performance by such Person of this Agreement and the Loan Documents to which it is a party have been duly authorized by all necessary action on the part of such Person.

                (b) As to each Borrower, the execution, delivery, and performance by such Person of this Agreement and the Loan Documents to which it is a party do not and will not (i) violate any provision of federal, state, or local law or regulation applicable to such Person, the Governing Documents of such Person, or any order, judgment, or decree of any court or other Governmental Authority binding on such Person, (ii) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any Material Contract of such Person, (iii) result in or require the creation or imposition of any Lien of any nature whatsoever upon any properties or assets of such Person, other than Permitted Liens, or (iv) require any approval of any such Person's interestholders or any approval or consent of any Person under any Material Contract of such Person.

                (c) Other than the filing of financing statements, fixture filings, and Mortgages, the execution, delivery, and performance by each Borrower of this Agreement and the Loan Documents to which such Person is a party do not and will not require any registration with, consent, or approval of, or notice to, or other action with or by, any Governmental Authority or other Person.

                (d) As to each Borrower, this Agreement and the other Loan Documents to which such Person is a party, and all other documents contemplated hereby and thereby, when executed and delivered by such Person will be the legally valid and binding obligations of such Person, enforceable against such Person in accordance with their respective terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors' rights generally.

                (e) The Agent's Liens are validly created, duly perfected, and first priority Liens, subject only to Permitted Liens.

                (f) The execution, delivery, and performance by each Guarantor of the Loan Documents to which it is a party have been duly authorized by all necessary action on the part of such Guarantor.

                (g) The execution, delivery, and performance by each Guarantor of the Loan Documents to which it is a party do not and will not (i) violate any provision of federal, state, or local law or regulation applicable to such Guarantor, the Governing Documents of such Guarantor, or any order, judgment, or decree of any court or other Governmental Authority binding on such Guarantor,
(ii) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any Material Contract of such Guarantor,
(iii) result in or require the creation or imposition of any Lien of any nature whatsoever upon any properties or assets of such Guarantor, other than Permitted Liens, or (iv) require any approval of such Guarantor's interestholders or any approval or consent of any Person under any Material Contract of such Guarantor.

                (h) The execution, delivery, and performance by each Guarantor of the Loan Documents to which such Guarantor is a party do not and will not require any registration with, consent, or approval of, or notice to, or other action with or by, any Governmental Authority or other Person.

                (i) The Loan Documents to which each Guarantor is a party, and all other documents contemplated hereby and thereby, when executed and delivered by such Guarantor will be legally valid and binding obligations of such Guarantor, enforceable against such Guarantor in accordance with their respective terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors' rights generally.

          5.10 Litigation. Other than those matters disclosed on Schedule 5.10, there are no actions, suits, or proceedings pending or, to the best knowledge of Borrowers, threatened against any Loan Party, or any of its Subsidiaries, as applicable, except for (a) matters that are fully covered by insurance (subject to customary deductibles), and (b) matters arising after the Closing Date that, if decided adversely to such Loan Party, or any of its Subsidiaries, as applicable, reasonably could not be expected to result in a Material Adverse Change.

          5.11 No Material Adverse Change. All financial statements relating to the Loan Parties that have been delivered by any Loan Party to the Lender Group have been prepared in accordance with GAAP (except, in the case of unaudited financial statements, for the lack of footnotes and being subject to year-end audit adjustments) and present fairly in all material respects, Loan Parties' financial condition as of the date thereof and results of operations for the period then ended. There has not been a Material Adverse Change with respect to the Loan Parties since the date of the latest financial statements submitted to the Lender Group on or before the Closing Date.

          5.12 Fraudulent Transfer.

                (a) Each Loan Party is Solvent.

                (b) No transfer of property is being made by any Loan Party and no obligation is being incurred by any Loan Party in connection with the transactions contemplated by this Agreement or the other Loan Documents with the intent to hinder, delay, or defraud either present or future creditors of any Loan Party.

          5.13 Employee Benefits. None of the Loan Parties, or any of their ERISA Affiliates maintains or contributes to any Benefit Plan, other than those listed on Schedule 5.13. Each Loan Party and each ERISA Affiliate has satisfied the minimum funding standards of ERISA, the IRC, the Canadian Employee Benefit Laws and the German Employee Benefit Laws with respect to each Benefit Plan to which it is obligated to contribute. No ERISA Event has occurred nor has any other event occurred that may result in an ERISA Event that reasonably could be expected to result in a Material Adverse Change. No Loan Party or any ERISA Affiliate is required to provide security to any Benefit Plan under Section 401(a)(29) of the IRC or under Canadian Employee Benefit Laws or German Employee Benefit Laws.

          5.14 Environmental Condition. Except as set forth on Schedule 5.14,
(a) to Borrowers' knowledge, none of the Loan Parties' properties or assets has ever been used by the Loan Parties' or by previous owners or operators in the disposal of, or to produce, store, handle, treat, release, or transport, any Hazardous Materials, where such production, storage, handling, treatment, release or transport was in violation, in any material respect, of applicable Environmental Law, (b) to Borrowers' knowledge, none of the Loan Parties' properties or assets has ever been designated or identified in any manner pursuant to any environmental protection statute as a Hazardous Materials disposal site, (c) none of the Loan Parties have received notice that a Lien arising under any Environmental Law has attached to any revenues or to any Real Property owned or operated by the Loan Parties, and (d) none of the Loan Parties have received a summons, citation, notice, or directive from the Environmental Protection Agency or any other federal or state governmental agency concerning any action or omission by any Loan Party resulting in the releasing or disposing of Hazardous Materials into the environment.

          5.15 Brokerage Fees. Borrowers have not utilized the services of any broker or finder other than Triboro Capital, Inc. in connection with Borrowers' obtaining financing from the Lender Group under this Agreement and no brokerage commission or finders fee is payable by Borrowers other than to Triboro Capital, Inc. in connection herewith.

          5.16 Intellectual Property. Each Loan Party owns, or holds valid licenses in, all Intellectual Property that is necessary to the conduct of its business as currently conducted. Attached hereto as Schedule 5.16 is a true, correct, and complete listing of all registered or otherwise material patents, trademarks, and copyrights as to which each Loan Party is the owner or is an exclusive licensee.

          5.17 Leases. The Loan Parties enjoy peaceful and undisturbed possession under all leases material to the business of the Loan Parties and to which the Loan Parties are a party or under which the Loan Parties are operating. All of such leases are valid and subsisting and no material default by the Loan Parties exists under any of them.

          5.18 DDAs. Set forth on Schedule 5.18 are all of the DDAs of each Loan Party, including, with respect to each depository (i) the name and address of that depository, and (ii) the account numbers of the accounts maintained with such depository.

          5.19 Complete Disclosure. All factual information (taken as a whole) furnished by or on behalf of the Loan Parties in writing to Agent or any Lender (including all information contained in the Schedules hereto or in the other Loan Documents) for purposes of or in connection with this Agreement, the other Loan Documents or any transaction contemplated herein or therein is, and all other such factual information (taken as a whole) hereafter furnished by or on behalf of any Loan Party in writing to the Agent or any Lender will be, true and accurate in all material respects on the date as of which such information is dated or certified and not incomplete by omitting to state any fact necessary to make such information (taken as a whole) not misleading in any material respect at such time in light of the circumstances under which such information was provided. On the Closing Date, the Closing Date Projections represent, and as of the date on which any other Projections are delivered to Agent, such additional Projections represent Borrowers' good faith best estimate of the future performance of Parent and its Subsidiaries for the periods covered thereby.

          5.20 Indebtedness. Set forth on Schedule 5.20 is a true and complete list of all Indebtedness of each Loan Party outstanding immediately prior to the Closing Date that is to remain outstanding after the Closing Date and such Schedule accurately reflects the aggregate principal amount of such Indebtedness and the principal terms thereof.

          5.21 Regulation U. None of the Loan Parties is nor will be engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulations T, U or X of the Board of Governors of the Federal Reserve System), and no proceeds of any Advance or Term Loan will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock.

          5.22 Permits, Etc. Each Loan Party has, and is in compliance with, all permits, licenses, authorizations, approvals, entitlements and accreditations required for such Person lawfully to own, lease, manage or operate, or to acquire, each business and the Real Property currently owned, leased, managed or operated, or to be acquired, by such Person except for such permits, licenses, authorizations, approvals, entitlements and accreditations the absence of which could not reasonably be expected to result in a Material Adverse Change. No condition exists or event has occurred which, in itself or with the giving of notice or lapse of time or both, would result in the suspension, revocation, impairment, forfeiture or non-renewal of any such permit, license, authorization, approval, entitlement or accreditation, and to Borrowers' knowledge, there is no claim that any thereof is not in full force and effect.

          5.23 Material Contracts. Set forth on Schedule 5.23 is a complete and accurate list as of the Closing Date of all Material Contracts of the Loan Parties, showing the parties and subject matter thereof and amendments and modifications thereto. Except as set forth on Schedule 5.23, each such Material Contract (i) is in full force and effect and is binding upon and enforceable against each Loan Party that is a party thereto and, to Borrowers' knowledge, all other parties thereto in accordance with its terms, (ii) has not been otherwise amended or modified, and (iii) is not in default due to the action of any Loan Party or, to Borrowers' knowledge, any other party thereto, except for such defaults that could not reasonably be expected to result in a Material Adverse Change.

          5.24 Employee and Labor Matters. Except as set forth on Schedule 5.24, there is (a) no unfair labor practice complaint pending or, to Borrowers' knowledge, threatened against any Loan Party before any Governmental Authority and no grievance or arbitration proceeding pending or threatened against any Loan Party which arises out of or under any collective bargaining agreement, (b) no strike, labor dispute, slowdown, stoppage or similar action or grievance pending or, to the best knowledge of Borrowers, threatened against any Loan Party and (c) no union representation question existing with respect to the employees of any Loan Party and no union organizing activity taking place with respect to any of the employees of any of them. Neither any Loan Party nor any ERISA Affiliate of any Loan Party has incurred any liability or obligation under the Worker Adjustment and Retraining Notification Act ("WARN") or similar state or provincial law, which remains unpaid or unsatisfied. The hours worked and payments made to employees of each Loan Party have not been in violation of the Fair Labor Standards Act or any other applicable legal requirements. All material payments due from any Loan Party on account of workers compensation, wages and employee health and welfare insurance and other benefits have been paid or accrued as a liability on the books of such Loan Party.

          5.25 Customers and Suppliers. There exists no actual or, to Borrowers' knowledge, threatened termination, cancellation or limitation of, or modification to or change in, the business relationship between (a) any Loan Party, on the one hand, and any municipality, customer or any group thereof, on the other hand or (b) any Loan Party, on the one hand, and any supplier thereof or distributor therefor, on the other hand, which termination, cancellation, limitation, modification or change in any such case could, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change.

          5.26 Properties. (a) Each Loan Party has good and marketable title to, or valid leasehold interests in, all property and assets material to its business (collectively, the "Properties"), free and clear of all Liens except Permitted Liens. The Properties are in good working order and condition, ordinary wear and tear excepted.

               (b) Schedule 5.26 sets forth a complete and accurate list of the location, by state and street address, of all Real Property.

          5.27 Indenture Documents. The Borrowers incurring Indebtedness from
(i) the Advances and Term Loans made by the Lenders to the Borrowers on and after the Closing Date and (ii) the issuance of Letters of Credit, in each case, subject to the limitations set forth in this Agreement, does not conflict with or result in a default under any Indenture Document.

          5.28 Obligations as Senior Indebtedness. The Obligations constitute Senior Indebtedness (as defined in the Indenture) and Designated Senior Indebtedness (as defined in the Indenture). As such, all of the Obligations (and Agent and Lenders) are entitled to the benefits of each of the subordination and other provisions contained in the Indenture which are available in respect of Senior Indebtedness and Designated Senior Indebtedness (and to the holders thereof), and each of such subordination and other provisions is in full force and effect and enforceable in accordance with its terms.

          5.29 Filing of Statutory Payment Obligations. All tax returns and reports, assessments for worker's compensation, pension plan payments, unemployment insurance payments, employment standards payments (including claims by employees for unpaid wages, vacation pay and overtime pay), excise taxes and any other statutory payments required to be made by a Loan Party pursuant to applicable law (including all federal, state, provincial and local tax returns) have been properly filed on a timely basis and are true, complete and correct.

          5.30 Nature of Business.

               (a) German Parent does not (i) have any operations or conduct any business, (ii) own any assets, or (iii) have any liabilities, in each case, other than in the ordinary course of its business as the holding company of the shares of Stock of German Borrower and Numatics K.F.T. (Hungary).

               (b) I.A.E. Incorporated does not (i) have any operations or conduct any business, (ii) own any assets, or (iii) have any liabilities.

    6. AFFIRMATIVE COVENANTS.

          Each Borrower covenants and agrees that, so long as any credit hereunder shall be available and until full and final payment of the Obligations and the termination of this Agreement, Borrowers shall and shall cause each of their respective Subsidiaries to do all of the following:

          6.1 Accounting System. Maintain a system of accounting that enables Parent and its Subsidiaries to produce financial statements in accordance with GAAP and maintain records pertaining to the Collateral that contain information as from time to time reasonably may be requested by Agent. Parent and its Subsidiaries also shall keep an inventory reporting system that shows all additions, sales, claims, returns, and allowances with respect to the Inventory.

          6.2 Collateral Reporting. Provide Agent (with copies for each Lender) with the following documents at the following times in form satisfactory to
Agent:

================================================================================

Daily                 (a) a sales journal, collection journal, and credit
                          register since the last such schedule, and

                      (b) notice of all returns, disputes, or claims.

--------------------------------------------------------------------------------

Weekly                (c) Inventory reports specifying each Loan Party's cost of its Inventory, by category and location, and

                      (d) a schedule of Investments (including any Investments
                          in the form of Indebtedness) by any Loan Party in any other Loan Party or any Non-Loan Party.

--------------------------------------------------------------------------------

Monthly (not later    (e) a detailed calculation of the Borrowing Base
than the 10th day of      (including detail regarding those Accounts that are
each month)               not Eligible Accounts),

                      (f) a detailed aging, by total, of the Accounts, together
                          with a reconciliation to the detailed calculation of the Borrowing Base previously provided to Agent,

                      (g) a summary aging, by vendor, of each Loan Party's
                          accounts payable and any book overdraft, and

                      (h) a calculation of Dilution for the prior month.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Upon request by Agent (i) a calculation of any tax liabilities arising under
or any Lender:            Section 956 of the IRC,

                      (j) proof of payment of all applicable taxes,

                      (k) a physical inventory of the Loan Parties' Inventory
                          and Equipment, conducted by a third party service acceptable to Agent, the results of which shall be satisfactory to Agent and be reflected by appropriate adjustments to the Revolver A Borrowing Base and the Revolver B Borrowing Base,

                      (l) an "enterprise valuation" of Parent and its
                          Subsidiaries, conducted by a third party auditor acceptable to Agent and Lenders, the results of which shall be satisfactory to Agent and Lenders and be reflected by appropriate recalculations of the Term Loan B Deficit and the Term Loan C Deficit,

                      (m) a detailed list of each Loan Party's customers,

                      (n) a report regarding each Loan Party's accrued, but
                          unpaid, ad valorem taxes,

                      (o) copies of invoices in connection with the Accounts,
                          credit memos, remittance advices, deposit slips, shipping and delivery documents in connection with the Accounts and, for Inventory and Equipment acquired by any Loan Party, purchase orders and invoices, and

                      (p) such other reports as to the Collateral, or the
                          financial condition of any Loan Party, as Agent or any Lender may reasonably request.

--------------------------------------------------------------------------------

          In addition, each Borrower agrees to cooperate fully with Agent to facilitate and implement a system of electronic collateral reporting in order to provide electronic reporting of each of the items set forth above.

          6.3 Financial Statements, Reports, Certificates. Deliver to Agent, with copies to each Lender:

               (a) as soon as available, but in any event within 30 days (45 days in the case of a month that is the end of a fiscal quarter) after the end of each month during each Fiscal Year,

                    (i) a company prepared consolidated balance sheet, income statement, and statement of cash flow covering Parent's and its Subsidiaries' operations during such period,

                    (ii) a certificate signed by the chief financial officer of Parent to the effect that:

                           (A) the financial statements delivered hereunder have been prepared in accordance with GAAP (except for the lack of footnotes and being subject to year-end audit adjustments) and fairly present in all material respects the financial condition of Parent and its Subsidiaries,

                           (B) the representations and warranties of the Loan Parties contained in this Agreement and the other Loan Documents are true and correct in all material respects on and as of the date of such certificate, as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date), and

                           (C) there does not exist any condition or event that constitutes a Default or Event of Default (or, to the extent of any non-compliance, describing such non-compliance as to which he or she may have knowledge and what action Borrowers have taken, are taking, or propose to take with respect thereto), and

                    (iii) for each month that is the date on which a financial covenant in Section 7.20 is to be tested, a Compliance Certificate demonstrating, in reasonable detail, compliance at the end of such period with the applicable financial covenants contained in Section 7.20, and

               (b) as soon as available, but in any event within 90 days after the end of each Fiscal Year,

                    (i) consolidated financial statements of Parent and its Subsidiaries for each such Fiscal Year, audited by independent certified public accountants reasonably acceptable to Agent and certified, without any qualifications (including any "going concern" exception or qualification), by such accountants to have been prepared in accordance with GAAP (such audited financial statements to include a consolidated balance sheet, income statement, and statement of cash flow and, if prepared, such accountants' letter to management),

                    (ii) a certificate of such accountants addressed to Agent and the Lenders stating that such accountants do not have knowledge of the existence of any Default or Event of Default under Section 7.20,

               (c) as soon as available, but in any event within 30 days prior to the start of each Fiscal Year, copies of Parent's Projections, in form and substance (including as to scope and underlying assumptions) satisfactory to Agent, in its sole discretion, for the forthcoming 3 Fiscal Years, year by year, and for the forthcoming Fiscal Year, month by month, certified by the chief financial officer of Parent as being such officer's good faith best estimate of the financial performance of Parent and its Subsidiaries during the period covered thereby,

               (d) as soon as available, but in any event on or before July 31/st/ of each Fiscal Year, Projections supplementing and superseding Parent's Projections referred to in clause (c) above, in form and substance (including as to scope and underlying assumptions) satisfactory to Agent, in its sole discretion, for the forthcoming 2 Fiscal Years, year by year, and for the remainder of the current Fiscal Year, month by month, certified by the chief financial officer of Parent as being such officer's good faith best estimate of the financial performance of Parent and its Subsidiaries during the period covered thereby;

               (e) if and when filed by any Loan Party,

                    (i) 10-Q quarterly reports, Form 10-K annual reports, and Form 8-K current reports,

                    (ii) any other filings made by such Loan Party with the SEC,

                    (iii) upon Agent's or any Lender's request, copies of such Loan Party's federal income tax returns, and any amendments thereto, filed with the Internal Revenue Service, and

                    (iv) upon Agent's or any Lender's request, any other information that is provided by such Loan Party to its shareholders generally,

               (f) if and when filed by any Loan Party and as requested by Agent, satisfactory evidence of payment of applicable excise taxes in each jurisdictions in which (i) any Loan Party conducts business or is required to pay any such excise tax, (ii) where any Loan Party's failure to pay any such applicable excise tax would result in a Lien on the properties or assets of any Loan Party, or (iii) where any Loan Party's failure to pay any such applicable excise tax reasonably could be expected to result in a Material Adverse Change,

               (g) promptly after the commencement thereof, but in any event within 5 days after the service of process with respect thereto on any Loan Party, notice of all actions, suits or proceedings brought by or against any Loan Party before any Governmental Authority which, if determined adversely to such Loan Party, could reasonably be expected to result in a Material Adverse Change,

               (h) (i) promptly after receipt or delivery thereof, copies of any material notices that any Loan Party receives from or sends to any Person in connection with the Indenture Documents, and (ii) within 2 days of the effective date thereof, any amendments, modifications, waivers or other changes to any of the Indenture Documents,

               (i) as soon as any Loan Party has knowledge of any event or condition that constitutes a Default or an Event of Default, notice thereof and a statement of the curative action that the Loan Parties propose to take with respect thereto,

               (j) (i) promptly and in any event (A) within 10 days after any Loan Party or any ERISA Affiliate thereof knows or has reason to know that any Termination Event with respect to any Benefit Plan has occurred, or (B) within 10 days after any Loan Party or any ERISA Affiliate thereof knows or has reason to know that an accumulated funding deficiency has been incurred or an application has been made to the Secretary of the Treasury for a waiver or modification of the minimum funding standard (including installment payments) or an extension of any amortization period under Section 412 of the IRC or the equivalent provision under Canadian Employee Benefit Laws or German Employee Benefit Laws with respect to a Benefit Plan, a statement of an Authorized Person setting forth the details of such occurrence and the action, if any, which such Loan Party or such ERISA Affiliate propose to take with respect thereto, (ii) promptly and in any event within 3 days after receipt thereof by any Loan Party or any ERISA Affiliate thereof from the PBGC, copies of each notice received by any Loan Party or any ERISA Affiliate thereof of the PBGC's intention to terminate any Plan or to have a trustee appointed to administer any Plan, (iii) promptly and in any event within 10 days after the filing thereof with the Internal Revenue Service if requested by Agent, copies of each Schedule B (Actuarial Information) or the Canadian or German equivalent thereof to the annual report (Form 5500 Series) or the Canadian or German equivalent thereof with respect to each Benefit Plan and Multiemployer Plan, (iv) promptly and in any event within 10 days after any Loan Party or any ERISA Affiliate thereof knows or has reason to know that a required installment within the meaning of
Section 412 of the IRC or the equivalent provision under Canadian Employee Benefit Laws or German Employee Benefit Laws has not been made when due with respect to a Benefit Plan, (v) promptly and in any event within 3 days after receipt thereof by any Loan Party or any ERISA Affiliate thereof from a sponsor of a Multiemployer Plan or from the PBGC, a copy of each notice received by any Loan Party or any ERISA Affiliate thereof concerning the imposition or amount of withdrawal liability under Section 4202 of ERISA or the equivalent provision under Canadian Employee Benefit Laws or German Employee Benefit Laws or indicating that such Multiemployer Plan may enter reorganization status under
Section 4241 of ERISA or the equivalent provision under Canadian Employee Benefit Laws or German Employee Benefit Laws, and (vi) promptly and in any event within 10 days after any Loan Party or any ERISA Affiliate thereof send notice of a plant closing or mass layoff (as defined in the Worker Adjustment and Retraining Notification Act) to employees, copies of each such notice sent by any Loan Party or any ERISA Affiliate thereof,

               (k) upon the request of Agent or any Lender, any other report reasonably requested relating to the financial condition of Parent and its Subsidiaries.

In addition to the financial statements referred to above, Borrowers agree to deliver financial statements prepared on both a consolidated and consolidating basis and agree that no Subsidiary of the Parent, will have a fiscal year different from that of Parent. Borrowers agree that their independent certified public accountants are authorized to communicate with Agent and to release to Agent whatever financial information concerning the Parent and its Subsidiaries that Agent reasonably may request. Each Borrower waives the right to assert a confidential relationship, if any, it may have with any accounting firm or service bureau in connection with any information requested by Agent pursuant to or in accordance with this Agreement, and agree that Agent may contact directly any such accounting firm or service bureau in order to obtain such information.

          6.4 Guarantor Reports. Cause each Guarantor to deliver its annual financial statements at the time when Parent provides its audited financial statements to Agent, but only to the extent such Guarantor's financial statements are not consolidated with Parent's financial statements, and copies of all federal income tax returns as soon as the same are available and in any event no later than 30 days after the same are required to be filed by law.

          6.5 Return. Cause returns and allowances as between Loan Parties and their Account Debtors, to be on the same basis and in accordance with the usual customary practices of the Loan Parties, as they exist at the time of the execution and delivery of this Agreement. If, at a time when no Event of Default has occurred and is continuing, any Account Debtor returns any Inventory to any Loan Party, the applicable Loan Party promptly shall determine the reason for such return and, if the applicable Loan Party accepts such return, issue a credit memorandum (with a copy of each credit memorandum in an amount in excess of $20,000 to be sent to Agent) in the appropriate amount to such Account Debtor. If, at a time when an Event of Default has occurred and is continuing, any Account Debtor returns any Inventory to any Loan Party, the applicable Loan Party promptly shall determine the reason for such return and, if Agent consents (which consent shall not be unreasonably withheld), issue a credit memorandum (with a copy to be sent to Agent) in the appropriate amount to such Account Debtor.

          6.6 Maintenance of Properties. Subject to Section 7.4, maintain and preserve all of their properties which are necessary or useful in the proper conduct of their business in good working order and condition, ordinary wear and tear excepted, and comply at all times with the provisions of all leases to which it is a party as lessee, so as to prevent any loss or forfeiture thereof or thereunder.

          6.7 Taxes. Cause all assessments, remittances, source deductions, insurance premiums and taxes, whether real, personal, or otherwise (including Canadian Withholding Taxes), due or payable by, or imposed, levied, or assessed (collectively, "Tax Payments") against the Loan Parties or any of their assets to be paid in full, before delinquency or before the expiration of any extension period, except to the extent that the validity of such Tax Payment be the subject of a Permitted Protest. Loan Parties will make timely payment or deposit of all Tax Payments required of it by applicable laws, including those laws concerning F.I.C.A., F.U.T.A., state disability, and local, state, provincial and federal income taxes, and will, upon request, furnish Agent with proof satisfactory to Agent indicating that they have made such Tax Payments or deposits. Borrowers shall deliver satisfactory evidence of payment of applicable excise taxes in each jurisdictions in which any Loan Party is required to pay any such excise tax.

          6.8 Insurance.

               (a) At Borrowers' expense, maintain insurance respecting the Loan Parties' property and assets wherever located, covering loss or damage by fire, theft, explosion, and all other hazards and risks as ordinarily are insured against by other Persons engaged in the same or similar businesses. The Loan Parties also shall maintain business interruption, public liability, and product liability insurance, as well as insurance against larceny, embezzlement, and criminal misappropriation. All such policies of insurance shall be in such amounts and with such insurance companies as are reasonably satisfactory to Agent. Borrowers shall deliver copies of all such policies to Agent with a satisfactory lender's loss payable endorsement naming Agent as sole loss payee or additional insured, as appropriate. Each policy of insurance or endorsement shall contain a clause requiring the insurer to give not less than 30 days' prior written notice to Agent in the event of cancellation of the policy for any reason whatsoever.

               (b) Administrative Borrower shall give Agent prompt notice of any loss covered by such insurance. Agent shall have the exclusive right to adjust any losses payable under any such insurance policies in excess of $100,000 (or in any amount after the occurrence and during the continuance of an Event of Default), without any liability to the Loan Parties whatsoever in respect of such adjustments. Except as provided in the proviso at the end of this sentence, any monies in excess of $100,000 received as payment for any loss under any insurance policy mentioned above (other than liability insurance policies) or as payment of any award or compensation for condemnation or taking by eminent domain, shall be paid over to Agent to be applied at the option of the Required Lenders either to the prepayment of the Obligations or shall be disbursed to Administrative Borrower under staged payment terms reasonably satisfactory to the Required Lenders for application to the cost of repairs, replacements, or restorations; provided that, so long as no Default or Event of Default shall have occurred and be continuing, monies received as payment for any such loss under any insurance policy or any such condemnation or taking in an amount not exceeding $100,000 for any such occurrence may be used to replace, repair or restore Collateral if such payments are deposited in a DDA subject to a Control Agreement and used in accordance with Section 2.4(d)(iii)(B). Any such repairs, replacements, or restorations shall be effected with reasonable promptness and shall be of a value at least equal to the value of the items or property destroyed prior to such damage or destruction.

               (c) The Loan Parties shall not take out separate insurance concurrent in form or contributing in the event of loss with that required to be maintained under this Section 6.8, unless Agent is included thereon as named insured with the loss payable to Agent under a lender's loss payable endorsement or its equivalent. Administrative Borrower immediately shall notify Agent whenever such separate insurance is taken out, specifying the insurer thereunder and full particulars as to the policies evidencing the same, and copies of such policies promptly shall be provided to Agent.

               (d) At Borrowers' expense, maintain a key man life insurance policy with respect to John H. Welker in the amount of $20,000,000. Within 30 days of the Closing Date, Borrowers shall furnish Agent with an "Absolute Assignment" of such key man life insurance policy, shall record such "Absolute Assignment" with the issuer of such policy, and shall furnish proof of such issuer's acceptance of such assignment. All proceeds payable under such key man life insurance policy shall be payable to Agent to be applied on account of the Obligations in accordance with Section 2.4(c)(ix).

          6.9 Location of Inventory and Equipment. Keep the Inventory and Equipment only at, or in-transit from or to, the locations identified on
Schedule 5.5; provided, however, that Administrative Borrower may amend Schedule
5.5 so long as such amendment occurs by written notice to Agent not less than 30 days prior to the date on which the Inventory or Equipment is moved to such new location, so long as such new location is within the continental United States, and so long as, at the time of such written notification, the applicable Loan Party provides any financing statements or fixture filings necessary to perfect and continue perfected the Agent's Liens on such assets and also provides to Agent a Collateral Access Agreement.

             6.10 Compliance with Laws. Comply with the requirements of all applicable laws, rules, regulations, and orders of any Governmental Authority, including the Fair Labor Standards Act and the Americans With Disabilities Act, other than laws, rules, regulations, and orders the non-compliance with which, individually or in the aggregate, would not result in and reasonably could not be expected to result in a Material Adverse Change.

             6.11 Leases. Pay when due all rents and other amounts payable under any leases to which any Loan Party is a party or by which any Loan Party's properties and assets are bound, unless such payments are the subject of a Permitted Protest.

             6.12 Customs Brokers. Pay when due all amounts payable to customs brokers, unless such payments are the subject of a Permitted Protest.

             6.13 Brokerage Commissions. Pay any and all brokerage commission or finders fees incurred in connection with or as a result of Borrowers' obtaining financing from the Lender Group under this Agreement. Borrowers agree and acknowledge that payment of all such brokerage commissions or finders fees shall be the sole responsibility of Borrowers, and each Borrower agrees to indemnify, defend, and hold Agent and the Lender Group harmless from and against any claim of any broker or finder arising out of Borrowers' obtaining financing from the Lender Group under this Agreement.

             6.14 Existence. Subject to Section 7.3, at all times preserve and keep in full force and effect each Loan Party's valid existence and good standing and any rights and franchises material to any Loan Party's business.

             6.15   Environmental.

                    (a) Keep any property either owned or operated by any Loan Party free of any Environmental Liens or post bonds or other financial assurances sufficient to satisfy the obligations or liability evidenced by such Environmental Liens, (b) comply, in all material respects, with Environmental Laws and provide to Agent documentation of such compliance which Agent reasonably requests, (c) promptly notify Agent of any release of a Hazardous Material of any reportable quantity, from or onto property owned or operated by any Loan Party and take any Remedial Actions required to abate said release or otherwise to come into compliance with applicable Environmental Law, and (d) promptly, but in any event within 5 days of receipt thereof, provide Agent with written notice of the following: (i) notice that an Environmental Lien has been filed against any of the real or personal property of any Loan Party, (ii) notice of commencement of any Environmental Action or that an Environmental Action will be filed against any Loan Party, and (iii) notice of a violation, citation, or other administrative order with respect to an Environmental Action which reasonably could be expected to result in a Material Adverse Change.

             6.16 Commercial Tort Claims; Organizational ID Number. Immediately, but in any event within 5 days, upon obtaining any commercial tort claim, deliver an updated Schedule 5.7(d) and the other documents required under
Section 4.4. Immediately, but in any event within 5 days, upon obtaining an organizational identification number (to the extent that any Loan Party has not been issued such number on or prior to the Closing Date), notify Agent in writing and deliver an updated Schedule 5.7(c).

             6.17 Other Disclosure Updates. Promptly and in no event later than 5 Business Days after obtaining knowledge thereof, (a) notify Agent if any written information, exhibit, or report furnished to the Lender Group contained any untrue statement of a material fact or omitted to state any material fact necessary to make the statements contained therein not misleading in light of the circumstances in which made, and (b) correct any defect or error that may be discovered therein or in any Loan Document or in the execution, acknowledgement, filing, or recordation thereof.

             6.18 Formation of Subsidiaries. At the time that any Loan Party forms any direct or indirect Subsidiary organized under the laws of the United States or any state thereof or acquires any direct or indirect Subsidiary organized under the laws of the United States or any state thereof after the Closing Date, such Loan Party shall (a) cause such new Subsidiary to provide to Agent a subsidiary guaranty, subsidiary security agreement, and such other security documents (including Mortgages with respect to any Real Property of such new Subsidiary), together with appropriate UCC-1 financing statements (and with respect to all property subject to a Mortgage, fixture filings), all in form and substance satisfactory to Agent, (b) provide to Agent a pledge agreement and appropriate certificates and powers or UCC-1 financing statements, pledging all (or in the case of a Subsidiary organized outside of the United States, 65%) of the direct or beneficial ownership interest in such new Subsidiary, in form and substance satisfactory to Agent, and (c) provide to Agent all other documentation, including one or more opinions of counsel satisfactory to Agent, which in its opinion is appropriate with respect to such formation and the execution and delivery of the applicable documentation referred to above (including policies of title insurance or other documentation with respect to all property subject to a Mortgage). Any document, agreement or instrument executed or issued pursuant to this Section 6.18 shall be a "Loan Document" for purposes of this Agreement.

         7.  NEGATIVE COVENANTS.

             Each Borrower covenants and agrees that, so long as any credit hereunder shall be available and until full and final payment of the Obligations and the termination of this Agreement, Borrowers will not and will not permit any of their respective Subsidiaries to do any of the following:

             7.1 Indebtedness. Create, incur, assume, permit, guarantee, or otherwise become or remain, directly or indirectly, liable with respect to any Indebtedness, except:

                    (a) Indebtedness evidenced by this Agreement and the other Loan Documents, together with Indebtedness owed to Underlying Issuers with respect to Underlying Letters of Credit;

             (b) Indebtedness set forth on Schedule 5.20;

             (c) Permitted Purchase Money Indebtedness;

             (d) Indebtedness under the Indenture Documents;

             (e) refinancings, renewals, or extensions of Indebtedness permitted under clauses (b), (c) and (d) of this Section 7.1 (and continuance or renewal of any Permitted Liens associated therewith) so long as: (i) the terms and conditions of such refinancings, renewals, or extensions do not, in Agent's reasonable judgment, materially impair the prospects of repayment of the Obligations by the Loan Parties or materially impair the Loan Parties' creditworthiness, (ii) such refinancings, renewals, or extensions do not result in an increase in the principal amount of, or interest rate with respect to, the Indebtedness so refinanced, renewed, or extended or add one or more of the Loan Parties as liable with respect thereto, if such additional Loan Parties were not liable with respect to the original Indebtedness, (iii) such refinancings, renewals, or extensions do not result in a shortening of the average weighted maturity of the Indebtedness so refinanced, renewed, or extended, nor are they on terms or conditions that, taken as a whole, are materially more burdensome or restrictive to the applicable Loan Party, and (iv) if the Indebtedness that is refinanced, renewed, or extended was subordinated in right of payment to the Obligations, then the terms and conditions of the refinancing, renewal, or extension Indebtedness must include subordination terms and conditions that are at least as favorable to the Lender Group as those that were applicable to the refinanced, renewed, or extended Indebtedness;

             (f) Indebtedness under Hedge Agreements incurred in the ordinary course of business of Parent and its Subsidiaries consistent with prudent business practice and not for speculative purposes;

             (g) Indebtedness permitted under Section 7.6;

             (h) Indebtedness composing Permitted Investments;

             (i) Indebtedness under the promissory notes referred to in Section 7.11, provided that such Indebtedness is fully subordinated to the Obligations pursuant to a Shareholder Subordination Agreement.

       7.2 Liens. Create, incur, assume, or permit to exist, directly or indirectly, any Lien on or with respect to any of its assets, of any kind, whether now owned or hereafter acquired, or any income or profits therefrom, except for Permitted Liens (including Liens that are replacements of Permitted Liens to the extent that the original Indebtedness is refinanced, renewed, or extended under Section 7.1(e) and so long as the replacement Liens only encumber those assets that secured the refinanced, renewed, or extended Indebtedness).

       7.3 Restrictions on Fundamental Changes.

             (a) Enter into any merger, consolidation, reorganization, or recapitalization, or reclassify its Stock.

             (b) Liquidate, wind up, or dissolve itself (or suffer any liquidation or dissolution).

             (c) Convey, sell, lease, license, assign, transfer, or otherwise dispose of, in one transaction or a series of transactions, all or any substantial part of its assets.

Clauses (a), (b) and (c) of this Section 7.3 shall not apply to the merger, liquidation or consolidation of (i) a U.S. Borrower with and into another U.S. Borrower or the Parent (so long as the Parent is the surviving entity), (ii) a Guarantor with and into another Guarantor or a U.S. Borrower, or (iii) a Non-Loan Party with and into another Non-Loan Party, each of which shall be permitted hereunder.

       7.4 Disposal of Assets. Other than Permitted Dispositions, convey, sell, lease, license, assign, transfer, or otherwise dispose of any of the assets of any Loan Party.

       7.5 Change Name. Change any Loan Party's name, FEIN, organizational identification number, state of incorporation, corporate structure or identity, or add any new fictitious name; provided, however, that a Loan Party may change its name upon at least 30 days prior written notice by Administrative Borrower to Agent of such change and so long as, at the time of such written notification, such Person provides any financing statements or fixture filings necessary to perfect and continue perfected the Agent's Liens.

       7.6 Guarantee. Guarantee or otherwise become in any way liable with respect to the obligations of any third Person except (i) by endorsement of instruments or items of payment for deposit to the account of the Loan Parties or which are transmitted or turned over to Agent, (ii) for guarantees of Indebtedness permitted under Section 7.1 and guarantees set forth on Schedule 5.20, and (iii) any guarantee of Indebtedness or any other obligation permitted by the terms of this Agreement.

       7.7 Nature of Business.

             (a) Make any change in the principal nature of any Loan Party's business.

             (b) Permit German Parent to (i) have any operations or conduct any business, (ii) own any assets, or (iii) incur any liabilities, in each case, other than in the ordinary course of its business as the holding company of the shares of Stock of German Borrower and Numatics K.F.T. (Hungary).

             (c) Permit I.A.E. Incorporated to (i) have any operations or conduct any business, (ii) own any assets, or (iii) incur any liabilities.

       7.8 Payments, Prepayments and Amendments.

             (a) Except in connection with (i) a refinancing permitted by
Section 7.1(e) or (ii) a prepayment of Purchase Money Indebtedness in connection with the sale of the fixed assets acquired with the proceeds thereof, prepay, redeem, defease, purchase, or otherwise acquire any Indebtedness of any Loan Party, other than the Obligations in accordance with this Agreement; provided, however, that notwithstanding the provisions of this clause (a), Parent shall be permitted to repurchase its Subordinated Notes with the proceeds of the Term Loan C and/or the issuance and sale of the Preferred Stock so long as (A) both before and after giving effect to such repurchase, no Default or Event of Default has occurred and is continuing, (B) in the case of a repurchase of Subordinated Notes with the proceeds of the Term Loan C, both before and after giving effect to such repurchase, the Senior Debt Ratio does not exceed 3.00 to 1.00, (C) in the case of a repurchase of Subordinated Notes with the proceeds of the Term Loan C, both before and after giving effect to such repurchase, Excess Availability is not less than $5,000,000, (D) in the case of a repurchase of Subordinated Notes with the proceeds of the issuance and sale of the Preferred Stock, such repurchase is made in accordance with the terms of the Preferred Stock Purchase Agreement, (E) contemporaneously therewith, Administrative Borrower delivers to Agent a certificate of the chief executive officer or chief financial officer of Administrative Borrower certifying that such conditions have been satisfied, and (F) all Subordinated Notes so repurchased shall be endorsed and delivered to Agent in accordance with Section 4.2 (it being understood that, so long as no Default or Event of Default shall have occurred and be continuing, Parent may receive and retain any and all interest payments paid in respect of the Subordinated Notes so repurchased).

             (b) Except in connection with a refinancing permitted by Section 7.1(e), directly or indirectly, amend, modify, alter, increase, or change any of the terms or conditions of any agreement, instrument, document, indenture, or other writing evidencing or concerning Indebtedness permitted under Sections 7.1(b), (c), (d) or (i) if such amendment, modification, alteration, increase or change would shorten the final maturity or average life to maturity of, or require any payment to be made earlier than the date originally scheduled on, such Indebtedness, would increase the interest rate applicable to such Indebtedness, would change the subordination provision, if any, of such Indebtedness, or would otherwise be adverse to the Agent and the Lenders or the issuer of such Indebtedness in any respect.

             (c) (i) Amend, modify or otherwise change its Governing Documents, including by the filing or modification of any certificate of designation, or any agreement or arrangement entered into by it with respect to any of its Stock (including any shareholders' agreement), or enter into any new agreement with respect to any of its Stock, in each case, other than to the extent necessary to authorize and issue the Preferred Stock or (ii) amend, modify or otherwise change the Preferred Stock Purchase Agreement or any other Material Contract, except any such amendments, modifications or changes or any such new agreements or arrangements pursuant to this paragraph (c) that, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Change.

        7.9 Change of Control. Cause, permit, or suffer, directly or indirectly, any Change of Control.

        7.10 Consignments. Consign any Inventory or sell any Inventory on bill and hold, sale or return, sale on approval, or other conditional terms of sale.

        7.11 Distributions. Make any distribution or declare or pay any dividends (in cash or other property, other than common Stock) on, or purchase, acquire, redeem, or retire any of any Loan Party's Stock, of any class, whether now or hereafter outstanding, other than (a) distributions or declaration and payment of dividends by any Subsidiary of a Borrower to a

Borrower, (b) so long as no Default or Event of Default shall have occurred and be continuing either before or after giving effect to such redemption, redemptions by Parent of shares of its Stock pursuant to Section 2.6(a) of the Preferred Stock Purchase Agreement in an aggregate amount not to exceed $25,000, and (c) so long as no Default or Event of Default shall have occurred and be continuing either before or after giving effect to such redemption, redemptions by Parent of shares of its Stock pursuant to (i) Parent's shareholders agreements (other than the Preferred Stock Purchase Agreement) and stock option plans (in each case, as in effect on the Closing Date) and (ii) the Harvard Put, in the case of each of clauses (i) and (ii), either (A) in cash in an aggregate amount for all such redemptions not to exceed $250,000 in any Fiscal Year, provided that Borrowers have Excess Availability of not less than $3,000,000 both before and after giving effect to any such redemption or (B) in exchange for the issuance of promissory notes that are subordinated to the Obligations pursuant to a Shareholder Subordination Agreement (or in the case of the Harvard Put, pursuant to the terms thereof).

             7.12 Accounting Methods. Modify or change its method of accounting (other than as may be required to conform to GAAP) or enter into, modify, or terminate any agreement currently existing, or at any time hereafter entered into with any third party accounting firm or service bureau for the preparation or storage of the Loan Parties' accounting records without said accounting firm or service bureau agreeing to provide Agent information regarding the Collateral or the Loan Parties' financial condition.

             7.13 Investments. Except for Permitted Investments, directly or indirectly, make or acquire any Investment, or incur any liabilities (including contingent obligations) for or in connection with any Investment; provided, however, that the Loan Parties shall not have Permitted Investments (other than in the Cash Management Accounts) in deposit accounts or Securities Accounts in excess of $250,000 outstanding at any one time unless the applicable Loan Party, and the applicable securities intermediary or bank have entered into Control Agreements or similar arrangements governing such Permitted Investments, as Agent shall determine in its Permitted Discretion, to perfect (and further establish) the Agent's Liens in such Permitted Investments.

             7.14 Transactions with Affiliates. Directly or indirectly enter into or permit to exist any transaction with any Affiliate of any Loan Party except for transactions that are in the ordinary course of the Loan Parties' business, upon fair and reasonable terms, that are fully disclosed to Agent, and that are no less favorable to the Loan Parties than would be obtained in an arm's length transaction with a non-Affiliate.

             7.15 Suspension. Suspend or go out of a substantial portion of its business.

             7.16 Compensation. Increase the annual fee or per-meeting fees paid to the members of its Board of Directors during any Fiscal Year by more than 15% over the prior Fiscal Year; or pay or accrue cash compensation, during any Fiscal Year, to its officers and senior management employees in an aggregate amount in excess of 115% of that paid or accrued in the prior Fiscal Year, provided that (i) the permitted increase in the annual fee and per-meeting fees payable to the members of Parent's Board of Directors and the cash compensation payable to Parent's officers and senior management employees for the Fiscal Year ending December 31, 2003, shall be based on the annual fee or per-meeting fees paid to the members of

Parent's Board of Directors and the cash compensation paid to Parent's officers and senior management during the Fiscal Year ended December 31, 2000 and (ii) such limitations shall not apply to (x) any increase in the compensation payable to John H. Welker pursuant to the terms of the Welker Employment Agreement as in effect on the Closing Date and (y) any increase in the incentive or bonus compensation payable to Parent's officers and senior management employees pursuant to an incentive or bonus compensation plan in effect on the Closing Date that has been authorized in writing by the Board of Directors (or the applicable compensation committee appointed by such Board of Directors) of Parent.

             7.17 Use of Proceeds. Use the proceeds of the Advances and the Term Loans for any purpose other than (a) on the Closing Date, (i) to repay in full the outstanding principal, accrued interest, and accrued fees and expenses owing to Existing Lenders, and (ii) to pay transactional fees, costs, and expenses incurred in connection with this Agreement, the other Loan Documents, and the transactions contemplated hereby and thereby, and (b) thereafter, consistent with the terms and conditions hereof, for its lawful and permitted purposes, including to repurchase Parent's Subordinated Notes, provided that (i) such repurchase may be made solely with the proceeds of the Term Loan C and/or the issuance and sale of the Preferred Stock in accordance with Section 7.8(a) and (ii) the proceeds of the Term Loan C may be used solely to repurchase Parent's Subordinated Notes.

             7.18 Change in Location of Chief Executive Office; Inventory and Equipment with Bailees. Relocate its chief executive office to a new location without Administrative Borrower providing 30 days' prior written notification thereof to Agent and so long as, at the time of such written notification, the applicable Loan Party provides any financing statements or fixture filings necessary to perfect and continue perfected the Agent's Liens and, if such new location is leased by such Loan Party, provides to Agent a Collateral Access Agreement with respect to such new location. The Inventory and Equipment shall not at any time now or hereafter be stored with a bailee, warehouseman, or similar party without Agent's prior written consent unless such bailee, warehouseman or similar party has executed a Collateral Access Agreement.

             7.19 Securities Accounts. Subject to Section 7.13, establish or maintain any Securities Account unless Agent shall have received a Control Agreement in respect of such Securities Account. Borrowers agree to not transfer assets out of any Securities Account; provided, however, that, so long as no Event of Default has occurred and is continuing or would result therefrom, Borrowers may use such assets (and the proceeds thereof) to the extent not prohibited by this Agreement.

             7.20  Financial Covenants.

                   (a) Minimum EBITDA. Fail to maintain EBITDA, measured on a quarter-end basis, of not less than the required amount set forth in the following table for the applicable period set forth opposite thereto;

     ----------------------------------------------------------------------------------
       Applicable Amount                           Applicable Period
     ----------------------------------------------------------------------------------
           $4,537,000           For the 1 fiscal quarter period ending March 31, 2003
     ----------------------------------------------------------------------------------

       -------------------------------------------------------------------------------------
          $ 9,715,000           For the 2 fiscal quarter period ending June 30, 2003
       -------------------------------------------------------------------------------------
          $15,686,000           For the 3 fiscal quarter period ending September 30, 2003
       -------------------------------------------------------------------------------------
          $20,977,000           For the 4 fiscal quarter period ending December 31, 2003
       -------------------------------------------------------------------------------------
          $21,704,000           For the 4 fiscal quarter period ending March 31, 2004
       -------------------------------------------------------------------------------------
          $22,395,000           For the 4 fiscal quarter period ending June 30, 2004
       -------------------------------------------------------------------------------------
          $22,904,000           For the 4 fiscal quarter period ending September 30, 2004
       -------------------------------------------------------------------------------------
          $23,486,000           For the 4 fiscal quarter period ending December 31, 2004
       -------------------------------------------------------------------------------------
          $24,343,000           For the 4 fiscal quarter period ending March 31, 2005
       -------------------------------------------------------------------------------------
          $25,203,000           For the 4 fiscal quarter period ending June 30, 2005
       -------------------------------------------------------------------------------------
          $26,061,000           For the 4 fiscal quarter period ending September 30, 2005
       -------------------------------------------------------------------------------------
          $26,919,000           For the 4 fiscal quarter period ending December 31, 2005
       ----------------------------- -------------------------------------------------------

             (b) Fixed Charge Coverage Ratio. Fail to maintain a Fixed Charge Coverage Ratio at the end of each fiscal quarter set forth below of not less than the applicable ratio set forth below:

       ---------------------------------------------------------------------------------

                             Fiscal Quarter Ended                           Ratio

       ---------------------------------------------------------------------------------
       For each fiscal quarter ending during the period from January     0.80 to 1.00
       1, 2003 through June 30, 2003
       ---------------------------------------------------------------------------------
       For each fiscal quarter ending during the period from July 1,     0.85 to 1.00
       2003 through December 31, 2003
       ---------------------------------------------------------------------------------
       For each fiscal quarter ending during the period from January     0.90 to 1.00
       1, 2004 through June 30, 2004
       ---------------------------------------------------------------------------------
       For each fiscal quarter ending during the period from July 1,     0.95 to 1.00
       2004 through December 31, 2004
       ---------------------------------------------------------------------------------
       For each fiscal quarter ending during the period from January     1.00 to 1.00
       1, 2005 through December 31, 2005
       ---------------------------------------------------------------------------------

             (c) Senior Interest Coverage Ratio. Fail to maintain a Senior Interest Coverage Ratio at the end of each fiscal quarter set forth below of not less than the applicable ratio set forth below:

       -----------------------------------------------------------------------------------------------
                       Fiscal Quarter Ended                        Ratio                 Ratio
                                                             (prior to making    (subsequent to making
                                                              of Term Loan C)       of Term Loan C)
       -----------------------------------------------------------------------------------------------
       For the fiscal quarter ending March 31, 2003            4.50 to 1.00          4.50 to 1.00
       -----------------------------------------------------------------------------------------------
       For each fiscal quarter ending during the period        5.50 to 1.00          4.00 to 1.00
       from April 1, 2003 through September 30, 2003
       -----------------------------------------------------------------------------------------------

       ----------------------------------------------------------------------------------------------
               Fiscal Quarter Ended                                 Ratio               Ratio
                                                              (prior to making  (subsequent to making
                                                              of Term Loan (C)     of Term Loan (C)
       ----------------------------------------------------------------------------------------------
       For the fiscal quarter ending March 31, 2003             4.50 to 1.00         4.50 to 1.00
       ----------------------------------------------------------------------------------------------
       For the fiscal quarter ending December 31, 2003          5.75 to 1.00         4.50 to 1.00
       ----------------------------------------------------------------------------------------------
       For each fiscal quarter ending during the period         6.25 to 1.00         4.50 to 1.00
       from January 1, 2004 through December 31, 2004
       ----------------------------------------------------------------------------------------------
       For the fiscal quarter ending March 31, 2005             6.75 to 1.00         4.75 to 1.00
       ----------------------------------------------------------------------------------------------
       For the fiscal quarter ending June 30, 2005              7.00 to 1.00         5.00 to 1.00
       ----------------------------------------------------------------------------------------------
       For the fiscal quarter ending September 30, 2005         7.50 to 1.00         5.25 to 1.00
       ----------------------------------------------------------------------------------------------
       For the fiscal quarter ending December 31, 2005          8.00 to 1.00         5.50 to 1.00
       ----------------------------------------------------------------------------------------------

             (d) Senior Debt Ratio. Fail to maintain a Senior Debt Ratio at the end of each fiscal quarter set forth below of not more than the applicable ratio set forth below:

       ----------------------------------------------------------------------------------------------
                       Fiscal Quarter Ended                         Ratio               Ratio
                                                              (prior to making  (subsequent to making
                                                               of Term Loan C)     of Term Loan C)
       ----------------------------------------------------------------------------------------------
       For each fiscal quarter ending during the period         2.50 to 1.00         3.00 to 1.00
       from January 1, 2003 through September 30, 2003
       ----------------------------------------------------------------------------------------------
       For each fiscal quarter ending during the period         2.25 to 1.00         2.75 to 1.00
       from October 1, 2003 through September 30, 2004
       ----------------------------------------------------------------------------------------------
       For the fiscal quarter ending December 31, 2004          2.00 to 1.00         2.50 to 1.00
       ----------------------------------------------------------------------------------------------
       For each fiscal quarter ending during the period         1.75 to 1.00         2.25 to 1.00
       from January 1, 2005 through September 30, 2005
       ----------------------------------------------------------------------------------------------
       For the fiscal quarter ending December 31, 2005          1.50 to 1.00         2.00 to 1.00
       ----------------------------------------------------------------------------------------------


             (e) U.S. Senior Debt Ratio. Fail to maintain a U.S. Senior Debt Ratio at the end of each fiscal quarter set forth below of not more than the applicable ratio set forth below:

       ----------------------------------------------------------------------------------------------
                       Fiscal Quarter Ended                         Ratio               Ratio
                                                              (prior to making  (subsequent to making
                                                               of Term Loan C)     of Term Loan C)
       ----------------------------------------------------------------------------------------------
       For each fiscal quarter ending during the period         2.75 to 1.00           3.25 to 1.00
       from January 1, 2003 through September 30, 2003
       ----------------------------------------------------------------------------------------------
       For each fiscal quarter ending during the period         2.50 to 1.00           3.00 to 1.00
       from October 1, 2003 through September 30, 2004
       ---------------------------------------------------------------------------------- -----------
       For the fiscal quarter ending December 31, 2004          2.25 to 1.00           2.75 to 1.00
       ----------------------------------------------------------------------------------------------
       For each fiscal quarter ending during the period
       from January 1, 2005 through September 30, 2005          2.00 to 1.00           2.50 to 1.00
       ----------------------------------------------------------------------------------------------

       -----------------------------------------------------------------------------------------------
                       Fiscal Quarter Ended                         Ratio               Ratio
                                                               (prior to making  (subsequent to making
                                                                of Term Loan C)     of Term Loan C)
       -----------------------------------------------------------------------------------------------
       For each fiscal quarter ending during the period         2.75 to 1.00         3.25 to 1.00
       from January 1, 2003 through September 30, 2003
       -----------------------------------------------------------------------------------------------
       For each fiscal quarter ending during the period         2.00 to 1.00         2.50 to 1.00
       from January 1, 2005 through September 30, 2005
       -----------------------------------------------------------------------------------------------
       For the fiscal quarter ending December 31, 2005          1.75 to 1.00         2.25 to 1.00
       -----------------------------------------------------------------------------------------------

             (f) Capital Expenditures. Make Capital Expenditures in any Fiscal Year in excess of the amount set forth in the following table for the applicable period:

          --------------------------------------------------------------

                         Amount                         Fiscal Year

          --------------------------------------------------------------

                       $3,000,000                    Fiscal Year 2003
          --------------------------------------------------------------

                       $3,700,000                    Fiscal Year 2004
          --------------------------------------------------------------

                       $4,400,000                    Fiscal Year 2005
          --------------------------------------------------------------

    8. EVENTS OF DEFAULT.

             Any one or more of the following events shall constitute an event of default (each, an "Event of Default") under this Agreement:

             8.1 If Borrowers fail to pay when due and payable or when declared due and payable, all or any portion of the Obligations (whether of principal, interest (including any interest which, but for the provisions of the Bankruptcy Code, would have accrued on such amounts), fees, expenses and charges due the Lender Group, reimbursement of Lender Group Expenses, or other amounts constituting Obligations) and, in the case of any Obligation constituting interest, fees, expenses, charges or reimbursements only, such failure shall continue for 3 days;

             8.2 (i) If any Loan Party fails to perform, keep, or observe any term, provision, condition, covenant, or agreement contained in Sections 6.1, 6.4, 6.5, 6.7 and 6.15 of this Agreement, or comparable provisions of the other Loan Documents, and such failure continues for 15 days, (ii) if any Loan Party fails to perform, keep, or observe any term, provision, condition, covenant or agreement contained in Sections 6.2 (but only up to three times during any 12-month period), 6.3, 6.9 and 6.11 of this Agreement, or comparable provisions of the other Loan Documents, and such failure continues for 5 days, or (iii) if any Loan Party otherwise fails to perform, keep, or observe any other term, provision, condition, covenant, or agreement contained in this Agreement or in any of the other Loan Documents;

             8.3 If any material portion of any Loan Party's or any of its Subsidiaries' assets is attached, seized, subjected to a writ or distress warrant, levied upon, or comes into the possession of any third Person;

        8.4 If an Insolvency Proceeding is commenced by any Loan Party or any of its Subsidiaries;

        8.5 If an Insolvency Proceeding is commenced against any Loan Party, or any of its Subsidiaries, and any of the following events occur: (a) the applicable Loan Party or the Subsidiary consents to the institution of the Insolvency Proceeding against it, (b) the petition commencing the Insolvency Proceeding is not timely controverted, (c) the petition commencing the Insolvency Proceeding is not dismissed within 60 calendar days of the date of the filing thereof; provided, however, that, during the pendency of such period, Agent (including any successor agent) and each other member of the Lender Group shall be relieved of their obligation to extend credit hereunder, (d) an interim trustee is appointed to take possession of all or any substantial portion of the properties or assets of, or to operate all or any substantial portion of the business of, any Loan Party or any of its Subsidiaries, or (e) an order for relief shall have been entered therein;

        8.6 If any Loan Party or any of its Subsidiaries is enjoined, restrained, or in any way prevented by court order from continuing to conduct all or any material part of its business affairs;

        8.7 If a notice of Lien, levy, or assessment is filed of record with respect to any Loan Party's or any of its Subsidiaries' assets by the United States, Canada or Germany or any department, agency, or instrumentality thereof, or by any state, county, municipal, or governmental agency, or if any taxes or debts owing at any time hereafter to any one or more of such entities becomes a Lien, whether choate or otherwise, upon any Loan Party's or any of its Subsidiaries' assets to secure an aggregate amount in excess of $25,000 and the same is not paid before the payment date thereof;

        8.8 If a judgment or other claim becomes a Lien or encumbrance upon any material portion of any Loan Party's or any of its Subsidiaries' properties or assets;

        8.9 If there is a default under any Indenture Document or any Material Contract to which any Loan Party or any of its Subsidiaries is a party and such default (a) occurs at the final maturity of the obligations thereunder, or (b) results in a right by the other party thereto, irrespective of whether exercised, to accelerate the maturity of the applicable Loan Party's or its Subsidiaries' obligations thereunder, to terminate such agreement, or to refuse to renew such agreement pursuant to an automatic renewal right therein;

        8.10 If any Loan Party or any of its Subsidiaries makes any payment on account of Indebtedness that has been contractually subordinated in right of payment to the payment of the Obligations, except to the extent such payment is permitted by the terms of the subordination provisions applicable to such Indebtedness;

        8.11 If any material misstatement or material misrepresentation exists now or hereafter in any warranty, representation, statement, or Record made to the Lender Group by any Loan Party, its Subsidiaries, or any officer, employee, agent, or director of any Loan Party or any of its Subsidiaries;

        8.12 If the obligation of any Guarantor under its Guaranty is limited or terminated by operation of law or by such Guarantor thereunder;

        8.13 If this Agreement or any other Loan Document that purports to create a Lien, shall, for any reason, fail or cease to create a valid and perfected and, except to the extent permitted by the terms hereof or thereof, first priority Lien on or security interest in the Collateral covered hereby or thereby;

        8.14 If any Loan Party or any of its Subsidiaries or any of their ERISA Affiliates shall have made a complete or partial withdrawal from a Multiemployer Plan, and, as a result of such complete or partial withdrawal, such Loan Party or any of its Subsidiaries or such ERISA Affiliate incurs a withdrawal liability in an annual amount exceeding $100,000; or a Multiemployer Plan enters reorganization status under Section 4241 of ERISA, and, as a result thereof, a Loan Party's or such Subsidiary's, or such ERISA Affiliate's annual contribution requirement with respect to such Multiemployer Plan increases in an annual amount exceeding $100,000;

        8.15 Any Termination Event with respect to any Benefit Plan shall have occurred, and, 30 days thereafter, (i) such Termination Event (if correctable) shall not have been corrected, and (ii) the then current value of such Benefit Plan's vested benefits exceeds the then current value of assets allocable to such benefits in such Benefit Plan by more than $100,000 (or, in the case of a Termination Event involving liability under Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or Section 4971 or 4975 of
the Code, the liability is in excess of such amount); or

        8.16 Any provision of any Loan Document shall at any time for any reason be declared to be null and void, or the validity or enforceability thereof shall be contested by any Loan Party, or a proceeding shall be commenced by any Loan Party, or by any Governmental Authority having jurisdiction over any Loan Party, seeking to establish the invalidity or unenforceability thereof, or any Loan Party shall deny that any Loan Party has any liability or obligation purported to be created under any Loan Document; or

        8.17 If either Canadian Borrower or German Borrower shall default or deny liability under the terms and conditions of any Canadian Security Document or German Security Document, as the case may be, beyond the expiration of any grace period, if any, contained in such Canadian Security Document or German Security Document, as the case may be, or any Canadian Security Document or German Security Document is amended, modified, canceled, extended or revoked without the prior written consent of Agent.

   9. THE LENDER GROUP'S RIGHTS AND REMEDIES.

        9.1 Rights and Remedies. Upon the occurrence, and during the continuation, of an Event of Default, the Required Lenders (at their election but without notice of their election and without demand) may authorize and instruct Agent to do any one or more of the following on behalf of the Lender Group (and Agent, acting upon the instructions of the Required Lenders, shall do the same on behalf of the Lender Group), all of which are authorized by
Borrowers:

              (a) Declare all or any portion of the Obligations, whether evidenced by this Agreement, by any of the other Loan Documents, or otherwise, immediately due and payable;

              (b) Cease advancing money or extending credit to or for the benefit of Borrowers under this Agreement, under any of the Loan Documents, or under any other agreement between Borrowers and the Lender Group;

              (c) Terminate this Agreement and any of the other Loan Documents as to any future liability or obligation of the Lender Group, but without affecting any of the Agent's Liens in the Collateral and without affecting the Obligations;

              (d) Settle or adjust disputes and claims directly with Account Debtors for amounts and upon terms which Agent considers advisable, and in such cases, Agent will credit the Loan Account (or a sub-account thereof, as applicable) with only the net amounts received by Agent in payment of such disputed Accounts after deducting all Lender Group Expenses incurred or expended in connection therewith;

              (e) Cause the Loan Parties to hold all returned Inventory in trust for the Lender Group, segregate all such returned Inventory from all other assets of the Loan Parties or in the Loan Parties' possession and conspicuously label said returned Inventory as the property of the Lender Group;

              (f) Without notice to or demand upon any Loan Party, make such payments and do such acts as Agent considers necessary or reasonable to protect its security interests in the Collateral. Each Borrower agrees to assemble the Personal Property Collateral if Agent so requires, and to make the Personal Property Collateral available to Agent at a place that Agent may designate which is reasonably convenient to both parties. Each Borrower authorizes Agent to enter the premises where the Personal Property Collateral is located, to take and maintain possession of the Personal Property Collateral, or any part of it, and to pay, purchase, contest, or compromise any Lien that in Agent's determination appears to conflict with the Agent's Liens and to pay all expenses incurred in connection therewith and to charge the Loan Account (or a sub-account thereof, as applicable) therefor. With respect to any of Borrowers' owned or leased premises, each Borrower hereby grants Agent a license to enter into possession of such premises and to occupy the same, without charge, in order to exercise any of the Lender Group's rights or remedies provided herein, at law, in equity, or otherwise;

              (g) Without notice to any Loan Party (such notice being expressly waived), and without constituting a retention of any collateral in satisfaction of an obligation (within the meaning of the Code), set off and apply to the Obligations any and all (i) balances and deposits of any Loan Party held by the Lender Group (including any amounts received in the Cash Management Accounts), or (ii) Indebtedness at any time owing to or for the credit or the account of any Loan Party held by the Lender Group;

              (h) Hold, as cash collateral, any and all balances and deposits of any Loan Party held by the Lender Group, and any amounts received in the Cash Management Accounts, to secure the full and final repayment of all of the Obligations;

              (i) Ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell (in the manner provided for herein) the Personal Property Collateral. Agent is hereby granted a license or other right to use, without charge, for the benefit of the Lender Group, each Borrower's labels, patents, copyrights, trade secrets, trade names, trademarks, service marks, and advertising matter, or any property of a similar nature, as it pertains to the Personal Property Collateral, in completing production of, advertising for sale, and selling any Personal Property Collateral and each Borrower's rights under all licenses and all franchise agreements shall inure to the Lender Group's benefit;

              (j) Sell the Personal Property Collateral at either a public or private sale, or both, by way of one or more contracts or transactions, for cash or on terms, in such manner and at such places (including any Loan Party's premises) as Agent determines is commercially reasonable. It is not necessary that the Personal Property Collateral be present at any such sale;

              (k) Agent shall give notice of the disposition of the Personal Property Collateral as follows:

                  (i) Agent shall give Administrative Borrower (for the benefit of the Loan Parties) a notice in writing of the time and place of public sale, or, if the sale is a private sale or some other disposition other than a public sale is to be made of the Personal Property Collateral, the time on or after which the private sale or other disposition is to be made; and

                  (ii) The notice shall be personally delivered or mailed, postage prepaid, to Administrative Borrower as provided in Section 12, at least 10 days before the earliest time of disposition set forth in the notice; no notice needs to be given prior to the disposition of any portion of the Personal Property Collateral that is perishable or threatens to decline speedily in value or that is of a type customarily sold on a recognized market;

              (l) Agent, on behalf of the Lender Group may credit bid and purchase at any public sale;

              (m) Agent may seek the appointment of a receiver or keeper to take possession of all or any portion of the Collateral or to operate same and, to the maximum extent permitted by law, may seek the appointment of such a receiver without the requirement of prior notice or a hearing;

              (n) Agent, on behalf of the Lender Group, may foreclose any or all of the Mortgages and sell the Real Property or cause the Real Property to be sold in accordance with the provisions of the Mortgages and applicable law, and exercise any and all other rights or remedies available to Agent, on behalf of the Lender Group, under the Mortgages, any of the other Loan Documents, at law or in equity with respect to the Collateral encumbered by the Mortgages;

              (o) The Lender Group shall have all other rights and remedies available to it at law or in equity or pursuant to any other Loan Document; and

              (p) Any deficiency that exists after disposition of the Personal Property Collateral as provided above will be paid immediately by the Loan Parties. Any excess will be returned, without interest and subject to the rights of third Persons, by Agent to Administrative Borrower (for the benefit of the Loan Parties).

          9.2 Remedies Cumulative. The rights and remedies of the Lender Group under this Agreement, the other Loan Documents, and all other agreements shall be cumulative. The Lender Group shall have all other rights and remedies not inconsistent herewith as provided under the Code, by law, or in equity. No exercise by the Lender Group of one right or remedy shall be deemed an election, and no waiver by the Lender Group of any Event of Default shall be deemed a continuing waiver. No delay by the Lender Group shall constitute a waiver, election, or acquiescence by it.

     10. TAXES AND EXPENSES.

          If any Loan Party fails to pay any monies (whether taxes, assessments, remittances, source deductions, insurance premiums, or, in the case of leased properties or assets, rents or other amounts payable under such leases) due to third Persons, or fails to make any deposits or furnish any required proof of payment or deposit, all as required under the terms of this Agreement, then, Agent, in its sole discretion and without prior notice to any Loan Party, may do any or all of the following: (a) make payment of the same or any part thereof,
(b) set up such reserves in the Loan Account (or a sub-account thereof, as applicable) as Agent deems necessary to protect the Lender Group from the exposure created by such failure, or (c) in the case of the failure to comply with Section 6.8 hereof, obtain and maintain insurance policies of the type described in Section 6.8 and take any action with respect to such policies as Agent deems prudent. Any such amounts paid by Agent shall constitute Lender Group Expenses and any such payments shall not constitute an agreement by the Lender Group to make similar payments in the future or a waiver by the Lender Group of any Event of Default under this Agreement. Agent need not inquire as to, or contest the validity of, any such expense, tax, or Lien and the receipt of the usual official notice for the payment thereof shall be conclusive evidence that the same was validly due and owing.

     11. WAIVERS; INDEMNIFICATION.

          11.1 Demand; Protest; etc. Each Borrower waives demand, protest, notice of protest, notice of default or dishonor, notice of payment and nonpayment, nonpayment at maturity, release, compromise, settlement, extension, or renewal of documents, instruments, chattel paper, and guarantees at any time held by the Lender Group on which each such Borrower may in any way be liable.

          11.2 The Lender Group's Liability for Collateral. Each Borrower hereby agrees that: (a) so long as the Lender Group complies with its obligations, if any, under the Code, Agent shall not in any way or manner be liable or responsible for: (i) the safekeeping of the Collateral, (ii) any loss or damage thereto occurring or arising in any manner or fashion from any cause, (iii) any diminution in the value thereof, or (iv) any act or default of any carrier, warehouseman, bailee, forwarding agency, or other Person, and (b) all risk of loss, damage, or destruction of the Collateral shall be borne by Borrowers.

          11.3 Indemnification.

               (a) General Indemnity. Each Borrower shall pay, indemnify, defend, and hold the Agent-Related Persons, the Lender-Related Persons with respect to each Lender, each Participant, and each of their respective officers, directors, employees, agents, and attorneys-in-fact (each, an "Indemnified Person") harmless (to the fullest extent permitted by law) from and against any and all claims, demands, suits, actions, investigations, proceedings, and damages, and all reasonable attorneys fees and disbursements and other costs and expenses actually incurred in connection therewith (as and when they are incurred and irrespective of whether suit is brought), at any time asserted against, imposed upon, or incurred by any of them (a) in connection with or as a result of or related to the execution, delivery, enforcement, performance, or administration of this Agreement, any of the other Loan Documents, or the transactions contemplated hereby or thereby, and (b) with respect to any investigation, litigation, or proceeding related to this Agreement, any other Loan Document, or the use of the proceeds of the credit provided hereunder (irrespective of whether any Indemnified Person is a party thereto), or any act, omission, event, or circumstance in any manner related thereto.

               (b) Environmental Indemnity. Without limiting Section 11.3(a) hereof, each Borrower shall pay, indemnify, defend, and hold harmless each Indemnified Person against any and all Environmental Liabilities and Costs and all other claims, demands, penalties, fines, liability (including strict liability), losses, damages, costs and expenses (including reasonable legal fees and expenses, consultant fees and laboratory fees), arising out of (i) any releases or threatened releases of any Hazardous Materials (x) at any property presently or formerly owned or operated by such Borrower or any Subsidiary of such Borrower, or any predecessor in interest, or (y) generated and disposed of by such Borrower or any Subsidiary of such Borrower, or any predecessor in interest; (ii) any violations of Environmental Laws; (iii) any Environmental Action relating to such Borrower or any Subsidiary of such Borrower, or any predecessor in interest; (iv) any personal injury (including wrongful death) or property damage (real or personal) arising out of exposure to Hazardous Materials used, handled, generated, transported or disposed by such Borrower or any Subsidiary of such Borrower, or any predecessor in interest; and (v) any breach of any warranty or representation regarding environmental matters made by the Loan Parties in Section 5.14 or the breach of any covenant made by the Loan Parties in Section 6.15.

               (c) The foregoing to the contrary notwithstanding, Borrowers shall have no obligation to any Indemnified Person under this Section 11.3 with respect to any of the foregoing claims, demands, suits, actions, investigations, proceedings, and damages, and all reasonable attorneys fees and disbursements and other costs and expenses (collectively, the "Indemnified Liabilities") that a court of competent jurisdiction finally determines to have resulted from the gross negligence or willful misconduct of such Indemnified Person (or any of its officers, directors, employees, agents, or attorneys-in-fact). This provision shall survive the termination of this Agreement and the repayment of the Obligations. If any Indemnified Person makes any payment to any other Indemnified Person with respect to an Indemnified Liability as to which Borrowers were required to indemnify the Indemnified Person receiving such payment, the Indemnified Person making such payment is entitled to be indemnified and reimbursed by Borrowers with respect thereto. WITHOUT LIMITATION, THE FOREGOING INDEMNITY SHALL APPLY TO EACH INDEMNIFIED PERSON WITH RESPECT

TO INDEMNIFIED LIABILITIES WHICH IN WHOLE OR IN PART ARE CAUSED BY OR ARISE OUT OF ANY NEGLIGENT ACT OR OMISSION OF SUCH INDEMNIFIED PERSON OR OF ANY OTHER PERSON.

     12. NOTICES.

          Unless otherwise provided in this Agreement, all notices or demands by Borrowers or Agent to the other relating to this Agreement or any other Loan Document shall be in writing and (except for financial statements and other informational documents which may be sent by first-class mail, postage prepaid) shall be personally delivered or sent by registered or certified mail (postage prepaid, return receipt requested), overnight courier, electronic mail (at such email addresses as the Administrative Borrower or Agent, as applicable, may designate to each other in accordance herewith), or telefacsimile to Borrowers in care of Administrative Borrower or to Agent, as the case may be, at its address set forth below:

          If to Administrative    NUMATICS, INCORPORATED
          Borrower:               1450 Milford Road
                                  Highland, Michigan 48357
                                  Attn:   President
                                  Fax No. 704-364-8114

          with copies to:         MILLER, CANFIELD, PADDOCK AND STONE, P.L.C.
                                  150 West Jefferson Avenue, Suite 2500
                                  Detroit, Michigan 48226
                                  Attn:   Kent E. Shafer, Esq.
                                  Fax No. 313-496-8451

          If to Agent:            FOOTHILL CAPITAL CORPORATION
                                  One Boston Place
                                  Suite 1800
                                  Boston, Massachusetts 02108
                                  Attn:   Business Finance Division Manager
                                  Fax No. 617-523-1697

          with copies to:         SCHULTE ROTH & ZABEL LLP
                                  919 Third Avenue
                                  New York, New York 10022
                                  Attn:   Frederic L. Ragucci, Esq.
                                  Fax No. 212-593-5955

          Agent and Borrowers may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to the other party. All notices or demands sent in accordance with this Section 12, other than notices by Agent in connection with enforcement rights against the Collateral under the provisions of the Code, shall be deemed received on the earlier of the date of actual receipt or 3 Business Days after the deposit thereof in the mail. Each Borrower acknowledges and agrees that notices sent by the Lender Group in connection with the exercise of enforcement rights against Collateral under the provisions of the Code shall be deemed sent when deposited in the mail or personally delivered, or, where permitted by law, transmitted by telefacsimile or any other method set forth above.

     13. CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER.

               (a) THE VALIDITY OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (UNLESS EXPRESSLY PROVIDED TO THE CONTRARY IN ANOTHER LOAN DOCUMENT IN RESPECT OF SUCH OTHER LOAN DOCUMENT), THE CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT HEREOF AND THEREOF, AND THE RIGHTS OF THE PARTIES HERETO AND THERETO WITH RESPECT TO ALL MATTERS ARISING HEREUNDER OR THEREUNDER OR RELATED HERETO OR THERETO (INCLUDING ALL MATTERS RELATING TO INTEREST, LOAN CHARGES, COMMITMENT FEES AND BROKERAGE COMMISSIONS) SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, EXCEPT TO THE EXTENT THAT THE VALIDITY AND PERFECTION OR THE PERFECTION AND EFFECT OF PERFECTION OR NON-PERFECTION OF THE SECURITY INTEREST CREATED HEREBY OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR COLLATERAL, ARE GOVERNED BY THE LAW OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK.

               (b) THE PARTIES AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE TRIED AND LITIGATED ONLY IN THE STATE AND FEDERAL COURTS LOCATED IN THE COUNTY OF NEW YORK, STATE OF NEW YORK, PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT AGENT'S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE AGENT ELECTS TO BRING SUCH ACTION OR WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. BORROWERS AND THE LENDER GROUP WAIVE, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION 13(b).

          BORROWERS AND THE LENDER GROUP HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. BORROWERS AND THE LENDER GROUP REPRESENT THAT EACH HAS REVIEWED THIS WAIVER AND EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS

FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, A COPY OF THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

     14.  ASSIGNMENTS AND PARTICIPATIONS; SUCCESSORS.

          14.1 Assignments and Participations.

               (a) Any Lender may, with the written consent of Agent (provided that no written consent of Agent shall be required in connection with any assignment and delegation by a Lender to an Eligible Transferee), assign and delegate to one or more assignees (each an "Assignee") all, or any ratable part of all, of the Obligations, the Commitments and the other rights and obligations of such Lender hereunder and under the other Loan Documents, in a minimum amount of $5,000,000 (except such minimum amount shall not apply to an Eligible Transferee that is a Related Fund of a Lender or an Affiliate of a Lender); provided, however, that Borrowers and Agent may continue to deal solely and directly with such Lender in connection with the interest so assigned to an Assignee until (i) written notice of such assignment, together with payment instructions, addresses, and related information with respect to the Assignee, have been given to Administrative Borrower and Agent by such Lender and the Assignee, (ii) such Lender and its Assignee have delivered to Administrative Borrower and Agent an Assignment and Acceptance in form and substance satisfactory to Agent and (iii) the assignor Lender or Assignee has paid to Agent for Agent's separate account a processing fee in the amount of $5,000. Anything contained herein to the contrary notwithstanding, the consent of Agent shall not be required (and payment of any fees shall not be required) if (x) such assignment is in connection with any merger, consolidation, sale, transfer, or other disposition of all or any substantial portion of the business or loan portfolio of such Lender or (y) the assignee is an Eligible Transferee that is a Related Fund of a Lender or an Affiliate of a Lender.

               (b) From and after the date that Agent notifies the assignor Lender (with a copy to Administrative Borrower) that it has received an executed Assignment and Acceptance and payment (if applicable) of the above-referenced processing fee, (i) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, shall have the rights and obligations of a Lender under the Loan Documents, and (ii) the assignor Lender shall, to the extent that rights and obligations hereunder and under the other Loan Documents have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights (except with respect to Section 11.3 hereof) and be released from its obligations under this Agreement (and in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement and the other Loan Documents, such Lender shall cease to be a party hereto and thereto), and such assignment shall affect a novation between Borrowers and the Assignee.

               (c) By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the Assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (1) other than as provided in such Assignment and Acceptance, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in

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connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other Loan Document furnished pursuant hereto, (2) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of Borrowers or the performance or observance by Borrowers of any of their obligations under this Agreement or any other Loan Document furnished pursuant hereto, (3) such Assignee confirms that it has received a copy of this Agreement, together with such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance, (4) such Assignee will, independently and without reliance upon Agent, such assigning Lender or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement, (5) such Assignee appoints and authorizes Agent to take such actions and to exercise such powers under this Agreement as are delegated to Agent, by the terms hereof, together with such powers as are reasonably incidental thereto, and (6) such Assignee agrees that it will perform all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

               (d) Immediately upon each Assignee's making its processing fee payment under the Assignment and Acceptance and receipt and acknowledgment by Agent of such fully executed Assignment and Acceptance, this Agreement shall be deemed to be amended to the extent, but only to the extent, necessary to reflect the addition of the Assignee and the resulting adjustment of the Commitments arising therefrom. The Commitment allocated to each Assignee shall reduce such Commitments of the assigning Lender pro tanto.

               (e) Any Lender may at any time sell to one or more commercial banks, financial institutions, or other Persons not Affiliates of such Lender (a "Participant") participating interests in its Obligations, the Commitment, and the other rights and interests of that Lender (the "Originating Lender") hereunder and under the other Loan Documents; provided, however, that (i) the Originating Lender shall remain a "Lender" for all purposes of this Agreement and the other Loan Documents and the Participant receiving the participating interest in the Obligations, the Commitments, and the other rights and interests of the Originating Lender hereunder shall not constitute a "Lender" hereunder or under the other Loan Documents and the Originating Lender's obligations under this Agreement shall remain unchanged, (ii) the Originating Lender shall remain solely responsible for the performance of such obligations, (iii) Borrowers, Agent, and the Lenders shall continue to deal solely and directly with the Originating Lender in connection with the Originating Lender's rights and obligations under this Agreement and the other Loan Documents, (iv) no Originating Lender shall transfer or grant any participating interest under which the Participant has the right to approve any amendment to, or any consent or waiver with respect to, this Agreement or any other Loan Document, except to the extent such amendment to, or consent or waiver with respect to this Agreement or of any other Loan Document would (A) extend the final maturity date of the Obligations hereunder in which such Participant is participating, (B) reduce the interest rate applicable to the Obligations hereunder in which such Participant is participating, (C) release all or a material portion of the Collateral or guaranties (except to the extent expressly provided herein or in any of the Loan Documents) supporting the Obligations hereunder in which such Participant is participating, (D) postpone the payment of, or reduce the amount of, the interest or fees payable to such Participant, or (E) change the amount or due dates of scheduled principal repayments or

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prepayments or premiums; and (v) all amounts payable by Borrowers hereunder shall be determined as if such Lender had not sold such participation; except that, if amounts outstanding under this Agreement are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement. The rights of any Participant only shall be derivative through the Originating Lender with whom such Participant participates and no Participant shall have any rights under this Agreement or the other Loan Documents or any direct rights as to the other Lenders, Agent, Borrowers, the Collections, the Collateral, or otherwise in respect of the Obligations. No Participant shall have the right to participate directly in the making of decisions by the Lenders among themselves. The provisions of this Section 14.1(e) (other than clause (v) of this Section) are solely for the benefit of the Lender Group, and none of the Borrowers shall have any rights as a third party beneficiary of such provisions.

               (f) In connection with any such assignment or participation or proposed assignment or participation, a Lender may disclose all documents and information which it now or hereafter may have relating to Borrowers or Borrowers' business.

               (g) Any other provision in this Agreement notwithstanding, any Lender may at any time create a security interest in, or pledge, all or any portion of its rights under and interest in this Agreement in favor of any Federal Reserve Bank in accordance with Regulation A of the Federal Reserve Bank or U.S. Treasury Regulation 31 CFR ss.203.14, and such Federal Reserve Bank may enforce such pledge or security interest in any manner permitted under applicable law.

               (h) Administrative Borrower shall maintain, or cause to be maintained, a register (the "Register") on which it enters the name of a Lender as the registered owner of each Term Loan B and Term Loan C, as the case may be, held by such Lender. A Registered Loan (and the Registered Note, if any, evidencing the same) may be assigned or sold in whole or in part only by registration of such assignment or sale on the Register (and each Registered Note shall expressly so provide). Any assignment or sale of all or part of such Registered Loan (and the Registered Note, if any, evidencing the same) may be effected only by registration of such assignment or sale on the Register, together with the surrender of the Registered Note, if any, evidencing the same duly endorsed by (or accompanied by a written instrument of assignment or sale duly executed by) the holder of such Registered Note, whereupon, at the request of the designated assignee(s) or transferee(s), one or more new Registered Notes in the same aggregate principal amount shall be issued to the designated assignee(s) or transferee(s). Prior to the registration of assignment or sale of any Registered Loan (and the Registered Note, if any evidencing the same), Borrowers shall treat the Person in whose name such Term Loan (and the Registered Note, if any, evidencing the same) is registered as the owner thereof for the purpose of receiving all payments thereon and for all other purposes, notwithstanding notice to the contrary. In the case of an assignment or delegation covered by Section 14.1(a)(y), the assigning Lender shall maintain a comparable Register on behalf of Administrative Borrower.

               (i) In the event that a Lender sells participations in the Registered Loan, such Lender shall maintain a register on which it enters the name of all participants in the

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Registered Loans held by it (the "Participant Register"). A Registered Loan (and
the Registered Note, if any, evidencing the same) may be participated in whole or in part only by registration of such participation on the Participant
Register (and each Registered Note shall expressly so provide). Any participation of such Registered Loan (and the Registered Note, if any, evidencing the same) may be effected only by the registration of such participation on the Participant Register.

          14.2 Successors. This Agreement shall bind and inure to the benefit of the respective successors and assigns of each of the parties; provided, however, that Borrowers may not assign this Agreement or any rights or duties hereunder without the Lenders' prior written consent and any prohibited assignment shall be absolutely void ab initio. No consent to assignment by the Lenders shall release any Borrower from its Obligations. A Lender may assign this Agreement and the other Loan Documents and its rights and duties hereunder and thereunder pursuant to Section 14.1 hereof and, except as expressly required pursuant to
Section 14.1 hereof, no consent or approval by any Borrower is required in connection with any such assignment.

     15. AMENDMENTS; WAIVERS.

          15.1 Amendments and Waivers. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent with respect to any departure by Borrowers therefrom, shall be effective unless the same shall be in writing and signed by the Required Lenders (or by Agent at the written request of the Required Lenders) and Administrative Borrower (on behalf of all Borrowers) and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such waiver, amendment, or consent shall, unless in writing and signed by all of the Lenders affected thereby and Administrative Borrower (on behalf of all Borrowers) and acknowledged by Agent, do any of the following:

               (a) increase or extend any Commitment of any Lender,

               (b) postpone or delay any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees, or other amounts due hereunder or under any other Loan Document,

               (c) reduce the principal of, or the rate of interest on, any loan or other extension of credit hereunder, or reduce any fees or other amounts payable hereunder or under any other Loan Document,

               (d) change the percentage of the Commitments that is required to take any action hereunder,

               (e) amend, modify or waive this Section or any provision of the Agreement providing for consent or other action by all Lenders,

               (f) release Collateral other than as permitted by Section 16.12,

               (g) change the definition of "Required Lenders" or "Pro Rata Share",

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               (h) contractually subordinate any of the Agent's Liens,

               (i) release any Borrower or Guarantor from any obligation for the payment of money,

               (j) change the definitions of Dilution, Dilution Reserve, Eligible Accounts, Eligible Inventory, Maximum Revolver A Amount, Net Liquidation Percentage or Revolver A Borrowing Base, in a manner that would result in an increase in the Revolver A Borrowing Base (or in any definition contained in this Agreement used in connection with the definition of the foregoing terms that would result in an increase in the Revolver A Borrowing
Base),

               (k) change the definitions of Eligible Equipment, Eligible Real Property Collateral, Maximum Revolver B Amount, Term Loan A Amount, Term Loan B Amount, or Term Loan C Amount, in a manner that would result in an increase in the Revolver B Borrowing Base, Term Loan A Amount, the Term Loan B Amount, or the Term Loan C Amount (or in any definition contained in this Agreement used in connection with the definition of the foregoing terms that would result in an increase in the Revolver B Borrowing Base, the Term Loan A Amount, the Term Loan B Amount, or Term Loan C Amount), or

               (l) amend, modify or waive any of the provisions of Section 16 or
Section 2.1(a), Section 2.1(b), Section 2.2, Section 2.3(e), Section 2.3(i),
Section 2.4(b) or Section 2.4(c) (or change any definition of a term used in any such Section in a manner adverse to any Lender);

and, provided further, however, that no amendment, waiver or consent shall, unless in writing and signed by Agent, Issuing Lender, or Swing Lender, affect the rights or duties of Agent, Issuing Lender, or Swing Lender, as applicable, under this Agreement or any other Loan Document. The foregoing notwithstanding, any amendment, modification, waiver, consent, termination, or release of, or with respect to, any provision of this Agreement or any other Loan Document that relates only to the relationship of the Lender Group among themselves, and that does not affect the rights or obligations of Borrowers, shall not require consent by or the agreement of Borrowers.

          15.2 Replacement of Holdout Lender. If any action to be taken by the Lender Group or Agent hereunder requires the unanimous consent, authorization, or agreement of all Lenders, and a Lender ("Holdout Lender") fails to give its consent, authorization, or agreement, then Agent, upon at least 5 Business Days prior irrevocable notice to the Holdout Lender, may permanently replace the Holdout Lender with one or more substitute Lenders (each, a "Replacement Lender"), and the Holdout Lender shall have no right to refuse to be replaced hereunder. Such notice to replace the Holdout Lender shall specify an effective date for such replacement, which date shall not be later than 15 Business Days after the date such notice is given.

          Prior to the effective date of such replacement, the Holdout Lender and each Replacement Lender shall execute and deliver an Assignment and Acceptance Agreement, subject only to the Holdout Lender being repaid its share of the outstanding Obligations (including an assumption of its Pro Rata Share of the Risk Participation Liability) without any

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premium or penalty of any kind whatsoever. If the Holdout Lender shall refuse or fail to execute and deliver any such Assignment and Acceptance Agreement prior to the effective date of such replacement, the Holdout Lender shall be deemed to have executed and delivered such Assignment and Acceptance Agreement. The replacement of any Holdout Lender shall be made in accordance with the terms of
Section 14.1. Until such time as the Replacement Lenders shall have acquired all of the Obligations, the Commitments, and the other rights and obligations of the Holdout Lender hereunder and under the other Loan Documents, the Holdout Lender shall remain obligated to make the Holdout Lender's Pro Rata Share of Revolver A Advances and to purchase a participation in each Letter of Credit, in an amount equal to its Pro Rata Share of the Risk Participation Liability of such Letter of Credit.

          15.3 No Waivers; Cumulative Remedies. No failure by Agent or any Lender to exercise any right, remedy, or option under this Agreement or, any other Loan Document, or delay by Agent or any Lender in exercising the same, will operate as a waiver thereof. No waiver by Agent or any Lender will be effective unless it is in writing, and then only to the extent specifically stated. No waiver by Agent or any Lender on any occasion shall affect or diminish Agent's and each Lender's rights thereafter to require strict performance by Borrowers of any provision of this Agreement. Agent's and each Lender's rights under this Agreement and the other Loan Documents will be cumulative and not exclusive of any other right or remedy that Agent or any Lender may have.

     16. AGENT; THE LENDER GROUP.

          16.1 Appointment and Authorization of Agent.

               (a) Each Lender hereby designates and appoints Foothill as its representative under this Agreement and the other Loan Documents and each Lender hereby irrevocably authorizes Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to Agent by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Agent agrees to act as such on the express conditions contained in this Section 16. The provisions of this Section 16 are solely for the benefit of Agent, and the Lenders, and the Loan Parties shall have no rights as a third party beneficiary of any of the provisions contained herein. Any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document notwithstanding, Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall Agent have or be deemed to have any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against Agent; it being expressly understood and agreed that the use of the word "Agent" is for convenience only, that Foothill is merely the representative of the Lenders, and only has the contractual duties set forth herein. Except as expressly otherwise provided in this Agreement, Agent shall have and may use its sole discretion with respect to exercising or refraining from exercising any discretionary rights or taking or refraining from taking any actions that Agent expressly is entitled to take or assert under or pursuant to this Agreement and the other Loan Documents. Without limiting the generality of the foregoing, or of any other provision of the Loan Documents that provides rights or powers to Agent, Lenders agree that Agent shall have the right to exercise the following

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powers as long as this Agreement remains in effect: (a) maintain, in accordance with its customary business practices, ledgers and records reflecting the status of the Obligations, the Collateral, the Collections, and related matters, (b) execute or file any and all financing or similar statements or notices, amendments, renewals, supplements, documents, instruments, proofs of claim, notices and other written agreements with respect to the Loan Documents, (c) make Advances, for itself or on behalf of Lenders as provided in the Loan Documents, (d) exclusively receive, apply, and distribute the Collections as provided in the Loan Documents, (e) open and maintain such bank accounts and cash management accounts as Agent deems necessary and appropriate in accordance with the Loan Documents for the foregoing purposes with respect to the Collateral and the Collections, (f) perform, exercise, and enforce any and all other rights and remedies of the Lender Group with respect to the Loan Parties, the Obligations, the Collateral, the Collections, or otherwise related to any of same as provided in the Loan Documents, and (g) incur and pay such Lender Group Expenses as Agent may deem necessary or appropriate for the performance and fulfillment of its functions and powers pursuant to the Loan Documents.

               (b) Each Lender (for itself and on behalf of any of its Affiliates that enter into this Agreement or any Loan Document with any Loan Party) and each of the Loan Parties hereby irrevocable constitutes, designates and appoints, to the extent necessary, the Agent as the holder of an irrevocable power of attorney (fonde de pouvoir) (within the meaning of Article 2692 of the Civil Code of Quebec) in order to hold security granted by the Loan Parties in the Province of Quebec to secure the obligations of the Loan Parties under any bond or other title of Indebtedness that may be issued by the Loan Parties under any deed of hypothec that may be granted to the fonde de pouvoir from time to time. Each Person accepting an assignment of, a participation in or an arrangement in respect of, all or any part of a Lender's interest in the Obligations or this Agreement shall be deemed to have confirmed and ratified the constitution, designation and appointment of the Agent as the holder of such irrevocable power of attorney (fonde de pouvoir) by execution of an assignment (including an Assignment and Acceptance) or other agreement pursuant to which it becomes such assignee. Each Affiliate of a Lender that enters into a Loan Document shall be deemed to have confirmed and ratified the constitution, designation and appointment of the Agent as the holder of such irrevocable power of attorney (fonde de pouvoir) by the execution of such Loan Document and by the delivery of any notice thereof required pursuant to this Agreement or otherwise. Each Lender, on behalf of its Affiliates, hereby confirms that it has full authority to confirm and ratify such constitution, designation and appointment of the Agent as fonde de pouvoir by its Affiliate. Notwithstanding the provisions of Section 32 of An Act respecting the special powers of legal persons (Quebec), the Agent may acquire and be the holder of any such bonds or titles of Indebtedness.

          16.2 Delegation of Duties. Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects as long as such selection was made without gross negligence or willful misconduct.

          16.3 Liability of Agent. None of the Agent-Related Persons shall (i) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct), or (ii) be responsible in any manner to any of the

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Lenders for any recital, statement, representation or warranty made by any Loan
Party or any Subsidiary or Affiliate of any Loan Party, or any officer or director thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of any Loan Party or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the Books or properties of any Loan Party or the books or records or properties of any Loan Party's Subsidiaries or Affiliates.

          16.4 Reliance by Agent. Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent, or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to the Loan Parties or counsel to any Lender), independent accountants and other experts selected by Agent. Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless Agent shall first receive such advice or concurrence of the Lenders as it deems appropriate and until such instructions are received, Agent shall act, or refrain from acting, as it deems advisable. If Agent so requests, it shall first be indemnified to its reasonable satisfaction by Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Lenders and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Lenders.

          16.5 Notice of Default or Event of Default. Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest, fees, and expenses required to be paid to Agent for the account of the Lenders, except with respect to Defaults and Events of Default of which Agent has actual knowledge, unless Agent shall have received written notice from a Lender or Administrative Borrower referring to this Agreement, describing such Default or Event of Default, and stating that such notice is a "notice of default." Agent promptly will notify the Lenders of its receipt of any such notice or of any Event of Default of which Agent has actual knowledge. If any Lender obtains actual knowledge of any Event of Default, such Lender promptly shall notify the other Lenders and Agent of such Event of Default. Each Lender shall be solely responsible for giving any notices to its Participants, if any. Subject to
Section 16.4, Agent shall take such action with respect to such Default or Event of Default as may be requested by the Required Lenders in accordance with
Section 9; provided, however, that unless and until Agent has received any such request, Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable.

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          16.6 Credit Decision. Each Lender acknowledges that none of the
Agent-Related Persons has made any representation or warranty to it, and that no act by Agent hereinafter taken, including any review of the affairs of the Loan Parties and their Subsidiaries or Affiliates, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender. Each Lender represents to Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Loan Parties and any other Person (other than the Lender Group) party to a Loan Document, and all applicable bank regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Loan Parties. Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Loan Parties and any other Person (other than the Lender Group) party to a Loan Document. Except for notices, reports, and other documents expressly herein required to be furnished to the Lenders by Agent, Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of the Loan Parties and any other Person party to a Loan Document that may come into the possession of any of the Agent-Related Persons.

          16.7 Costs and Expenses; Indemnification. Agent may incur and pay Lender Group Expenses to the extent Agent reasonably deems necessary or appropriate for the performance and fulfillment of its functions, powers, and obligations pursuant to the Loan Documents, including court costs, reasonable attorneys fees and expenses, costs of collection by outside collection agencies and auctioneer fees and costs of security guards or insurance premiums paid to maintain the Collateral, whether or not Borrowers are obligated to reimburse Agent or Lenders for such expenses pursuant to the Loan Agreement or otherwise. Agent is authorized and directed to deduct and retain sufficient amounts from Collections received by Agent to reimburse Agent for such out-of-pocket costs and expenses prior to the distribution of any amounts to Lenders. In the event Agent is not reimbursed for such costs and expenses from Collections received by Agent, each Lender hereby agrees that it is and shall be obligated to pay to or reimburse Agent for the amount of such Lender's Pro Rata Share thereof. Whether or not the transactions contemplated hereby are consummated, the Lenders shall indemnify upon demand the Agent-Related Persons (to the extent not reimbursed by or on behalf of Borrowers and without limiting the obligation of Borrowers to do
so), according to their Pro Rata Shares, from and against any and all Indemnified Liabilities; provided, however, that no Lender shall be liable for the payment to any Agent-Related Person of any portion of such Indemnified Liabilities resulting solely from such Person's gross negligence or willful misconduct nor shall any Lender be liable for the obligations of any Defaulting Lender in failing to make an Advance or other extension of credit hereunder. Without limitation of the foregoing, each Lender shall reimburse Agent upon demand for such Lender's ratable share of any costs or out-of-pocket expenses (including attorneys fees and expenses) incurred by Agent in connection with the preparation, execution, delivery, administration, modification, amendment, or enforcement

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(whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that Agent is not reimbursed for such expenses by or on behalf of Borrowers. The undertaking in this Section shall survive the payment of all Obligations hereunder and the resignation or replacement of Agent.

          16.8 Agent in Individual Capacity. Foothill and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in, and generally engage in any kind of banking, lending, trust, financial advisory, underwriting, or other business with the Loan Parties and their Subsidiaries and Affiliates and any other Person party to any Loan Documents as though Foothill were not Agent hereunder, and, in each case, without notice to or consent of the other members of the Lender Group. The other members of the Lender Group acknowledge that, pursuant to such activities, Agent or its Affiliates may receive information regarding the Loan Parties or their Affiliates and any other Person (other than the Lender Group) party to any Loan Documents that is subject to confidentiality obligations in favor of the Loan Parties or such other Person and that prohibit the disclosure of such information to the Lenders, and the Lenders acknowledge that, in such circumstances (and in the absence of a waiver of such confidentiality obligations, which waiver Agent will use its reasonable best efforts to obtain), Agent shall not be under any obligation to provide such information to them. The terms "Lender" and "Lenders" include Foothill in its individual capacity.

          16.9 Successor Agent. Agent may resign as Agent upon 45 days' notice to the Lenders. If Agent resigns under this Agreement, the Required Lenders shall appoint a successor Agent for the Lenders. If no successor Agent is appointed prior to the effective date of the resignation of Agent, Agent may appoint, after consulting with the Lenders, a successor Agent. If Agent has materially breached or failed to perform any material provision of this Agreement or of applicable law, the Required Lenders may agree in writing to remove and replace Agent with a successor Agent from among the Lenders. In any such event, upon the acceptance of its appointment as successor Agent hereunder, such successor Agent shall succeed to all the rights, powers, and duties of the retiring Agent and the term "Agent" shall mean such successor Agent and the retiring Agent's appointment, powers, and duties as Agent shall be terminated. After any retiring Agent's resignation hereunder as Agent, the provisions of this Section 16 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement. If no successor Agent has accepted appointment as Agent by the date which is 45 days following a retiring Agent's notice of resignation, the retiring Agent's resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of Agent hereunder until such time, if any, as the Lenders appoint a successor Agent as provided for above.

          16.10 Lender in Individual Capacity. Any Lender and its respective Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with the Loan Parties and their Subsidiaries and Affiliates and any other Person (other than the Lender Group) party to any Loan Documents as though such Lender were not a Lender hereunder without notice to or consent of the other members of the Lender Group. The other members of the Lender Group acknowledge that, pursuant to such activities, such Lender

                                      -123-

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and its respective Affiliates may receive information regarding the Loan Parties or their Affiliates and any other Person (other than the Lender Group) party to any Loan Documents that is subject to confidentiality obligations in favor of the Loan Parties or such other Person and that prohibit the disclosure of such information to the Lenders, and the Lenders acknowledge that, in such circumstances (and in the absence of a waiver of such confidentiality obligations, which waiver such Lender will use its reasonable best efforts to obtain), such Lender not shall be under any obligation to provide such information to them. With respect to the Swing Loans and Agent Advances, Swing Lender shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not the sub-agent of the Agent.

          16.11 Withholding Taxes.

                (a) If any Lender is a "foreign corporation, partnership or trust" within the meaning of the IRC and such Lender claims exemption from, or a reduction of, U.S. withholding tax under Sections 1441 or 1442 of the IRC, such Lender agrees with and in favor of Agent and Borrowers, to deliver to Agent and Administrative Borrower:

                      (i) if such Lender claims an exemption from withholding tax pursuant to its portfolio interest exception, (A) a statement of the Lender, signed under penalty of perjury, that it is not a (I) a "bank" as described in Section 881(c)(3)(A) of the IRC, (II) a 10% shareholder (within the meaning of Section 881(c)(3)(B) of the IRC), or (III) a controlled foreign corporation described in Section 881(c)(3)(C) of the IRC, and (B) a properly completed IRS Form W-8BEN, before the first payment of any interest under this Agreement and at any other time reasonably requested by Agent or Administrative Borrower;

                      (ii) if such Lender claims an exemption from, or a reduction of, withholding tax under a United States tax treaty, properly completed IRS Form W-8BEN before the first payment of any interest under this Agreement and at any other time reasonably requested by Agent or Administrative Borrower;

                      (iii) if such Lender claims that interest paid under this Agreement is exempt from United States withholding tax because it is effectively connected with a United States trade or business of such Lender, two properly completed and executed copies of IRS Form W-8ECI before the first payment of any interest is due under this Agreement and at any other time reasonably requested by Agent or Administrative Borrower;

                      (iv) such other form or forms as may be required under the IRC or other laws of the United States as a condition to exemption from, or reduction of, United States withholding tax.

          Such Lender agrees promptly to notify Agent and Administrative Borrower of any change in circumstances which would modify or render invalid any claimed exemption or reduction.

                (b) If any Lender claims exemption from, or reduction of, withholding tax under a United States tax treaty by providing IRS Form W-8BEN and such Lender sells, assigns,

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

grants a participation in, or otherwise transfers all or part of the Obligations of Borrowers to such Lender, such Lender agrees to notify Agent of the percentage amount in which it is no longer the beneficial owner of Obligations of Borrowers to such Lender. To the extent of such percentage amount, Agent will treat such Lender's IRS Form W-8BEN as no longer valid.

               (c) If any Lender is entitled to a reduction in the applicable withholding tax, Agent may withhold from any interest payment to such Lender an amount equivalent to the applicable withholding tax after taking into account such reduction. If the forms or other documentation required by subsection (a) of this Section are not delivered to Agent, then Agent may withhold from any interest payment to such Lender not providing such forms or other documentation an amount equivalent to the applicable withholding tax.

               (d) If the IRS or any other Governmental Authority of the United States or other jurisdiction asserts a claim that Agent did not properly withhold tax from amounts paid to or for the account of any Lender (because the appropriate form was not delivered, was not properly executed, or because such Lender failed to notify Agent of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason) such Lender shall indemnify and hold Agent harmless for all amounts paid, directly or indirectly, by Agent as tax or otherwise, including penalties and interest, and including any taxes imposed by any jurisdiction on the amounts payable to Agent under this Section, together with all costs and expenses (including attorneys fees and expenses). The obligation of the Lenders under this subsection shall survive the payment of all Obligations and the resignation or replacement of Agent.

               (e) All payments made by Borrowers hereunder or under any note or other Loan Document will be made without setoff, counterclaim, or other defense, except as required by applicable law other than for Taxes (as defined below). All such payments will be made free and clear of, and without deduction or withholding for, any present or future taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed by any jurisdiction (other than the United States) or by any political subdivision or taxing authority thereof or therein (other than of the United States) with respect to such payments (but excluding, any tax imposed by any jurisdiction or by any political subdivision or taxing authority thereof or therein (i) measured by or based on the net income or net profits of a Lender, or (ii) to the extent that such tax results from a change in the circumstances of the Lender, including a change in the residence, place of organization, or principal place of business of the Lender, or a change in the branch or lending office of the Lender participating in the transactions set forth herein) and all interest, penalties or similar liabilities with respect thereto (all such non-excluded taxes, levies, imposts, duties, fees, assessments or other charges being referred to collectively as "Taxes"). If any Taxes are so levied or imposed, each Borrower agrees to pay the full amount of such Taxes, and such additional amounts as may be necessary so that every payment of all amounts due under this Agreement or under any note, including any amount paid pursuant to this Section 16.11(e) after withholding or deduction for or on account of any Taxes, will not be less than the amount provided for herein; provided, however, that Borrowers shall not be required to increase any such amounts payable to Agent or any Lender (i) that is not organized under the laws of the United States, if such Person fails to comply with the other requirements of this Section 16.11, or
(ii) if the increase in such amount payable results from Agent's or such Lender's own willful misconduct or gross negligence. Administrative Borrower will furnish to

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

Agent as promptly as possible after the date the payment of any Taxes is due pursuant to applicable law certified copies of tax receipts evidencing such payment by Borrowers.

          16.12 Collateral Matters.

                (a) The Lenders hereby irrevocably authorize Agent, at its option and in its sole discretion, to release any Lien on any Collateral (i) upon the termination of the Commitments and payment and satisfaction in full by Borrowers of all Obligations, (ii) constituting property being sold or disposed of if a release is required or desirable in connection therewith and if Administrative Borrower certifies to Agent that the sale or disposition is permitted under Section 7.4 of this Agreement or the other Loan Documents (and Agent may rely conclusively on any such certificate, without further inquiry),
(iii) constituting property in which no Loan Party owned any interest at the time the security interest was granted or at any time thereafter, or (iv) constituting property leased to a Loan Party under a lease that has expired or is terminated in a transaction permitted under this Agreement. Except as provided above, Agent will not execute and deliver a release of any Lien on any Collateral without the prior written authorization of (y) if the release is of all or any substantial portion of the Collateral, all of the Lenders, or (z) otherwise, the Required Lenders. Upon request by Agent or Administrative Borrower at any time, the Lenders will confirm in writing Agent's authority to release any such Liens on particular types or items of Collateral pursuant to this Section 16.12; provided, however, that (1) Agent shall not be required to execute any document necessary to evidence such release on terms that, in Agent's opinion, would expose Agent to liability or create any obligation or entail any consequence other than the release of such Lien without recourse, representation, or warranty, and (2) such release shall not in any manner discharge, affect, or impair the Obligations or any Liens (other than those expressly being released) upon (or obligations of a Loan Party in respect of) all interests retained by a Loan Party, including, the proceeds of any sale, all of which shall continue to constitute part of the Collateral.

                (b) Agent shall have no obligation whatsoever to any of the Lenders to assure that the Collateral exists or is owned by a Loan Party or is cared for, protected, or insured or has been encumbered, or that the Agent's Liens have been properly or sufficiently or lawfully created, perfected, protected, or enforced or are entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to Agent pursuant to any of the Loan Documents, it being understood and agreed that in respect of the Collateral, or any act, omission, or event related thereto, subject to the terms and conditions contained herein, Agent may act in any manner it may deem appropriate, absent Agent's gross negligence or willful misconduct in its sole discretion given Agent's own interest in the Collateral in its capacity as one of the Lenders and that Agent shall have no other duty or liability whatsoever to any Lender as to any of the foregoing, except as otherwise provided herein.

          16.13 Restrictions on Actions by Lenders; Sharing of Payments.

                (a) Each of the Lenders agrees that it shall not, without the express consent of Agent, and that it shall, to the extent it is lawfully entitled to do so, upon the request of Agent, set off against the Obligations, any amounts owing by such Lender to the Loan Parties or any deposit accounts of the Loan Parties now or hereafter maintained with such Lender. Each

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

of the Lenders further agrees that it shall not, unless specifically requested to do so by Agent, take or cause to be taken any action, including, the commencement of any legal or equitable proceedings, to foreclose any Lien on, or otherwise enforce any security interest in, any of the Collateral the purpose of which is, or could be, to give such Lender any preference or priority against the other Lenders with respect to the Collateral.

                (b) If, at any time or times any Lender shall receive (i) by payment, foreclosure, setoff, or otherwise, any proceeds of Collateral or any payments with respect to the Obligations arising under, or relating to, this Agreement or the other Loan Documents, except for any such proceeds or payments received by such Lender from Agent pursuant to the terms of this Agreement, or
(ii) payments from Agent in excess of such Lender's Pro Rata Share of all such distributions by Agent, such Lender promptly shall (1) turn the same over to Agent, in kind, and with such endorsements as may be required to negotiate the same to Agent, or in immediately available funds, as applicable, for the account of all of the Lenders and for application to the Obligations in accordance with the applicable provisions of this Agreement, or (2) purchase, without recourse or warranty, an undivided interest and participation in the Obligations owed to the other Lenders so that such excess payment received shall be applied ratably as among the Lenders in accordance with their Pro Rata Shares; provided, however, that if all or part of such excess payment received by the purchasing party is thereafter recovered from it, those purchases of participations shall be rescinded in whole or in part, as applicable, and the applicable portion of the purchase price paid therefor shall be returned to such purchasing party, but without interest except to the extent that such purchasing party is required to pay interest in connection with the recovery of the excess payment.

          16.14 Agency for Perfection. Agent hereby appoints each other Lender as its agent (and each Lender hereby accepts such appointment) for the purpose of perfecting the Agent's Liens in assets which, in accordance with Article 9 of the Code can be perfected only by possession. Should any Lender obtain possession of any such Collateral, such Lender shall notify Agent thereof, and, promptly upon Agent's request therefor shall deliver such Collateral to Agent or in accordance with Agent's instructions.

          16.15 Payments by Agent to the Lenders. All payments to be made by Agent to the Lenders shall be made by bank wire transfer or internal transfer of immediately available funds pursuant to such wire transfer instructions as each party may designate for itself by written notice to Agent. Concurrently with each such payment, Agent shall identify whether such payment (or any portion thereof) represents principal, premium, or interest of the Obligations.

          16.16 Concerning the Collateral and Related Loan Documents. Each member of the Lender Group authorizes and directs Agent to enter into this Agreement and the other Loan Documents relating to the Collateral, for the benefit of the Lender Group. Each member of the Lender Group agrees that any action taken by Agent in accordance with the terms of this Agreement or the other Loan Documents relating to the Collateral and the exercise by Agent of its powers set forth therein or herein, together with such other powers that are reasonably incidental thereto, shall be binding upon all of the Lenders.

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

          16.17 Field Audits and Examination Reports; Confidentiality; Disclaimers by Lenders; Other Reports and Information. By becoming a party to this Agreement, each Lender:

                (a) is deemed to have requested that Agent furnish such Lender, promptly after it becomes available, a copy of each field audit or examination report (each a "Report" and collectively, "Reports") prepared by or at the request of Agent, and Agent shall so furnish each Lender with such Reports,

                (b) expressly agrees and acknowledges that Agent does not (i) make any representation or warranty as to the accuracy of any Report, and (ii) shall not be liable for any information contained in any Report,

                (c) expressly agrees and acknowledges that the Reports are not comprehensive audits or examinations, that Agent or other party performing any audit or examination will inspect only specific information regarding the Loan Parties and will rely significantly upon the Books, as well as on representations of the Loan Parties' personnel,

                (d) agrees to keep all Reports and other material, non-public information regarding the Loan Parties and their Subsidiaries and their operations, assets, and existing and contemplated business plans in a confidential manner; it being understood and agreed by Borrowers that in any event such Lender may make disclosures (a) to counsel for and other advisors, accountants, and auditors to such Lender, (b) reasonably required by any bona fide potential or actual Assignee or Participant in connection with any contemplated or actual assignment or transfer by such Lender of an interest herein or any participation interest in such Lender's rights hereunder, (c) of information that has become public by disclosures made by Persons other than such Lender, its Affiliates, assignees, transferees, or Participants, or (d) as required or requested by any court, governmental or administrative agency, pursuant to any subpoena or other legal process, or by any law, statute, regulation, or court order; provided, however, that, unless prohibited by applicable law, statute, regulation, or court order, such Lender shall notify Administrative Borrower of any request by any court, governmental or administrative agency, or pursuant to any subpoena or other legal process for disclosure of any such non-public material information concurrent with, or where practicable, prior to the disclosure thereof, and

                (e) without limiting the generality of any other indemnification provision contained in this Agreement, agrees: (i) to hold Agent and any such other Lender preparing a Report harmless from any action the indemnifying Lender may take or conclusion the indemnifying Lender may reach or draw from any Report in connection with any loans or other credit accommodations that the indemnifying Lender has made or may make to Borrowers, or the indemnifying Lender's participation in, or the indemnifying Lender's purchase of, a loan or loans of Borrowers; and (ii) to pay and protect, and indemnify, defend and hold Agent, and any such other Lender preparing a Report harmless from and against, the claims, actions, proceedings, damages, costs, expenses, and other amounts (including, attorneys fees and costs) incurred by Agent and any such other Lender preparing a Report as the direct or indirect result of any third parties who might obtain all or part of any Report through the indemnifying Lender.

          In addition to the foregoing: (x) any Lender may from time to time request of Agent in writing that Agent provide to such Lender a copy of any report or document provided by a Loan Party to Agent that has not been contemporaneously provided by such Loan Party to such Lender, and, upon receipt of such request, Agent shall provide a copy of same to such Lender, (y) to the extent that Agent is entitled, under any provision of the Loan Documents, to request additional reports or information from a Loan Party, any Lender may, from time to time, reasonably request Agent to exercise such right as specified in such Lender's notice to Agent, whereupon Agent promptly shall request of such Loan Party the additional reports or information reasonably specified by such Lender, and, upon receipt thereof from such Loan Party, Agent promptly shall provide a copy of same to such Lender, and (z) any time that Agent renders to a Loan Party a statement regarding the Loan Account (or a sub-account thereof), Agent shall send a copy of such statement to each Lender.

          16.18 Several Obligations; No Liability. Notwithstanding that certain of the Loan Documents now or hereafter may have been or will be executed only by or in favor of Agent in its capacity as such, and not by or in favor of the Lenders, any and all obligations on the part of Lenders to make any credit available hereunder shall constitute the several (and not joint) obligations of the respective Lenders on a ratable basis, according to their respective Commitments, to make an amount of such credit not to exceed, in principal amount, at any one time outstanding, the amount of their respective Commitments. Nothing contained herein shall confer upon any Lender any interest in, or subject any Lender to any liability for, or in respect of, the business, assets, profits, losses, or liabilities of any other Lender. Each Lender shall be solely responsible for notifying its Participants of any matters relating to the Loan Documents to the extent any such notice may be required, and no Lender shall have any obligation, duty, or liability to any Participant of any other Lender. Except as provided in Section 16.7, no member of the Lender Group shall have any liability for the acts or any other member of the Lender Group. No Lender shall be responsible to any Loan Party or any other Person for any failure by any other Lender to fulfill its obligations to make credit available hereunder, nor to advance for it or on its behalf in connection with its Commitment, nor to take any other action on its behalf hereunder or in connection with the financing contemplated herein.

     17. GENERAL PROVISIONS.

          17.1 Effectiveness. This Agreement shall be binding and deemed effective when executed by Borrowers, Agent, and each Lender whose signature is provided for on the signature pages hereof.

          17.2 Section Headings. Headings and numbers have been set forth herein for convenience only. Unless the contrary is compelled by the context, everything contained in each Section applies equally to this entire Agreement.

          17.3 Interpretation. Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against the Lender Group or Borrowers, whether under any rule of construction or otherwise. On the contrary, this Agreement has been reviewed by all parties and shall be construed and interpreted according to the ordinary meaning of the words used so as to accomplish fairly the purposes and intentions of all parties hereto.

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

          17.4 Severability of Provisions. Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

          17.5 Amendments in Writing. This Agreement only can be amended by a writing in accordance with Section 15.1.

          17.6 Counterparts; Telefacsimile Execution. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement. Delivery of an executed counterpart of this Agreement by telefacsimile shall be equally as effective as delivery of an original executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by telefacsimile also shall deliver an original executed counterpart of this Agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement. The foregoing shall apply to each other Loan Document mutatis mutandis.

          17.7 Revival and Reinstatement of Obligations. If the incurrence or payment of the Obligations by any Loan Party or the transfer to the Lender Group of any property should for any reason subsequently be declared to be void or voidable under any state, provincial or federal law relating to creditors' rights, including provisions of the Bankruptcy Code relating to fraudulent conveyances, preferences, or other voidable or recoverable payments of money or transfers of property (collectively, a "Voidable Transfer"), and if the Lender Group is required to repay or restore, in whole or in part, any such Voidable Transfer, or elects to do so upon the reasonable advice of its counsel, then, as to any such Voidable Transfer, or the amount thereof that the Lender Group is required or elects to repay or restore, and as to all reasonable costs, expenses, and attorneys fees of the Lender Group related thereto, the liability of each Loan Party automatically shall be revived, reinstated, and restored and shall exist as though such Voidable Transfer had never been made.

          17.8 Integration. This Agreement, together with the other Loan Documents, reflects the entire understanding of the parties with respect to the transactions contemplated hereby and shall not be contradicted or qualified by any other agreement, oral or written, before the date hereof.

          17.9 Parent as Agent for Borrowers. Each Borrower hereby irrevocably appoints Parent as the borrowing agent and attorney-in-fact for all Borrowers (the "Administrative Borrower") which appointment shall remain in full force and effect unless and until Agent shall have received prior written notice signed by each Borrower that such appointment has been revoked and that another Borrower has been appointed Administrative Borrower. Each Borrower hereby irrevocably appoints and authorizes the Administrative Borrower (i) to provide Agent with all notices with respect to Advances and Letters of Credit obtained for the benefit of any Borrower and all other notices and instructions under this Agreement and (ii) to take such action as the Administrative Borrower deems appropriate on its behalf to obtain Advances and Letters of Credit and to exercise such other powers as are reasonably incidental thereto to carry out the purposes of this Agreement. It is understood that

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

the handling of the Loan Account and Collateral of Borrowers in a combined fashion, as more fully set forth herein, is done solely as an accommodation to Borrowers in order to utilize the collective borrowing powers of Borrowers in the most efficient and economical manner and at their request, and that Lender Group shall not incur liability to any Borrower as a result hereof. Each Borrower expects to derive benefit, directly or indirectly, from the handling of the Loan Account and the Collateral in a combined fashion since the successful operation of each Borrower is dependent on the continued successful performance of the integrated group. To induce the Lender Group to do so, and in consideration thereof, each Borrower hereby jointly and severally agrees to indemnify each member of the Lender Group and hold each member of the Lender Group harmless against any and all liability, expense, loss or claim of damage or injury, made against the Lender Group by any Borrower or by any third party whosoever, arising from or incurred by reason of (a) the handling of the Loan Account and Collateral of Borrowers as herein provided, (b) the Lender Group's relying on any instructions of the Administrative Borrower, or (c) any other action taken by the Lender Group hereunder or under the other Loan Documents, except that Borrowers will have no liability to the relevant Agent-Related Person or Lender-Related Person under this Section 17.9 with respect to any liability that has been finally determined by a court of competent jurisdiction to have resulted solely from the gross negligence or willful misconduct of such Agent-Related Person or Lender-Related Person, as the case may be.

                          [Signature pages to follow.]

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date first above written.

                                       BORROWERS:

                                       NUMATICS, INCORPORATED
                                       a Michigan corporation

                                       By: /s/ John H. Welker
                                           Name:  John H. Welker
                                           Title: Chairman, Chief Executive
                                                  Officer, and President

                                       MICRO-FILTRATION, INC.
                                       a Michigan corporation

                                       By: /s/ John H. Welker
                                           Name:  John H. Welker
                                           Title: Chairman and Chief Executive
                                                  Officer

                                       NUMATION, INC.
                                       a Michigan corporation

                                       By: /s/ John H. Welker
                                           Name:  John H. Welker
                                           Title: Chairman and Chief Executive
                                                  Officer

                                       NUMATECH, INC.
                                       a Michigan corporation

                                       By: /s/ John H. Welker
                                           Name:  John H. Welker
                                           Title: Chairman and Chief Executive
                                                  Officer

                                       ULTRA AIR PRODUCTS, INC.
                                       a Michigan corporation

                                       By: /s/ John H. Welker
                                           Name:  John H. Welker
                                           Title: Chairman and Chief Executive
                                                  Officer

                                       MICROSMITH, INC.
                                       an Arizona corporation

                                       By: /s/ John H. Welker
                                           Name:  John H. Welker
                                           Title: Chairman and Chief Executive
                                                  Officer

                                       EMPIRE AUTOMATION SYSTEMS, INC.
                                       a New York corporation

                                       By: /s/ John H. Welker
                                           Name:  John H. Welker
                                           Title: Authorized Signatory

                                       NUMATICS LTD.
                                       a Canadian corporation

                                       By: /s/ John H. Welker
                                           Name:  John H. Welker
                                           Title: Vice President

                                       NUMATICS GMBH
                                       a German corporation

                                       By: /s/ John H. Welker
                                           Name:  John H. Welker
                                           Title: Managing Director

                                       AGENT AND LENDER:

                                       FOOTHILL CAPITAL CORPORATION
                                       a California corporation, as Agent and as Lender

                                       By: /s/ Erik R. Sawyer
                                           Name:  Erik R. Sawyer
                                           Title: Vice President

                                       LENDERS:

                                       ABLECO FINANCE LLC
                                       a Delaware limited liability company, as a Lender

                                       By: /s/ Kevin Genda
                                           Name:  Kevin Genda
                                           Title: Senior Vice President

                                       HIGHBRIDGE/ZWIRN SPECIAL OPPORTUNITIES
                                       FUND, L.P.
                                       a Delaware limited partnership, as a
                                       Lender

                                       By: Highbridge/Zwirn Capital Management,
                                           LLC, its General Partner

                                       By: /s/ Daniel Bzwirn
                                           Name:  Daniel Bzwirn
                                           Title: